As filed with the Securities and Exchange Commission on April 23, 2026

File No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A

REGULATION A OFFERING CIRCULAR

UNDER THE SECURITIES ACT OF 1933

MASTERWORKS Vault 17, LLC

(Exact name of issuer as specified in its charter)

Delaware

(State of other jurisdiction of incorporation or organization)

1 World Trade Center, 57th Floor

New York, New York 10007

Phone: (203) 518-5172

(Address, including zip code, and telephone number,

including area code of issuer’s principal executive office)

Joshua B. Goldstein

General Counsel and Secretary

Masterworks Vault 17, LLC

1 World Trade Center, 57th Floor

New York, New York 10007

Phone: (203) 518-5172

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

7380	33-2092545
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this preliminary offering circular is subject to completion or amendment. To the extent not already qualified under Regulation A, these securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Securities and Exchange Commission is qualified. This preliminary offering circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a final offering circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the final offering circular or the offering statement in which such final offering circular was filed may be obtained.

MASTERWORKS Vault 17, LLC

Preliminary Offering Circular

April 23, 2026

Subject to Completion

Offering of Series Class A ordinary shares

Representing Series Class A Limited Liability Company Interests

Masterworks Vault 17, LLC, which we refer to as “we,” “us,” “our,” “Masterworks Vault 17” or the “Company,” is a Delaware series limited liability company that has been formed to facilitate a series of restructuring transactions (“Restructuring Transactions”) relating to affiliated Delaware limited liability company issuers (collectively, “Target Issuers” and each, a “Target Issuer”) that have conducted an offering pursuant to Regulation A to facilitate an investment in a single work of art (each, an “Artwork”). We are offering Class A shares representing Class A limited liability company interests of each of the series of the Company (the “Offering”), which shall be issued for the Merger Consideration (as defined below) and in accordance with and pursuant to the Restructuring Transactions, in each case, as described within this offering circular.

Historically, all Masterworks offerings pursuant to Regulation A have been conducted by distinct Delaware limited liability company issuers and have involved investment in a singular Artwork. In May 2023, Masterworks began using Delaware series limited liability companies to conduct offerings more efficiently through the creation of separate series as opposed to separate legal entities for each Artwork. The purpose of the Restructuring Transactions is to transition the Target Issuers to this more efficient structure through a series of transactions, including a business combination, whereby each Target Issuer will be “rolled up” into a newly formed separate series of the Company. Each new series will have the same capitalization and share ownership as the applicable Target Issuer and will beneficially own the same Artwork, with no other material assets or liabilities and substantially the same contractual rights and obligations, tax attributes and governance as the applicable Target Issuer. As a result of the Offering and the Restructuring Transactions, existing members of each Target Issuer will receive one Class A share in a newly formed series of the Company in respect of each Class A share they hold in any Target Issuer with substantially the same voting and other rights as the Class A share held in the applicable Target Issuer. The Target Issuers will be identified and described in an amendment to this offering circular prior to the qualification of the offering statement of which this offering circular forms an integral part.

We do not intend to list the Class A shares of any series for trading on a national securities exchange, but shares of other Masterworks issuers, including the Target Issuers, are currently listed for trading on an alternative trading system operated by North Capital Private Securities Corporation (“NCPS”), referred to as the “ATS”. We intend to facilitate secondary sales of the Class A shares of each series by listing each series on the ATS, which is expected to occur promptly after the completion of this Offering. The ATS may provide a liquidity option for certain U.S. investors and investors in certain non U.S. jurisdictions. No assurance can be given that the ATS will provide an effective means of selling your Class A shares of a series or that the price at which any Class A shares of a series are sold through the ATS is reflective of the fair value of the Class A shares of that series or the Artwork of that series.

Our affiliate Masterworks, LLC owns an online investment platform located at https://www.masterworks.com/ (the “Masterworks Platform”) that allows investors to acquire ownership of an interest in special purpose companies controlled by Masterworks that invest in distinct Artworks or a collection of Artworks. Once an investor establishes a user profile on the Masterworks Platform, they can browse and screen potential artwork investments, view details of an investment and sign contractual documents online.

No person will earn any fees in connection with the Offering, and no broker-dealer is involved in the Offering. Neither the Company, the series or the Target Issuers will incur any cost in connection with this Offering.

We reserve the right to terminate this Offering for any reason at any time prior to the closing. We will close the entire Offering at one time. This Offering will commence within 48 hours of qualification by the SEC. There is no minimum number of interests or dollar amount that needs to be sold as a condition of the closing of this Offering. We have not engaged an escrow agent for this Offering.

Series	Number of Class A Shares(1)	Price to Public(2)	Underwriter Discounts and Commissions(3)	Proceeds, Before Expenses, to Issuer(4)
Series 136
Per Class A share	1	$16.99	$0.00	$16.99
Total	111,050	$1,886,739.50	0.00	$1,886,739.50

Series 142
Per Class A share	1	$10.83	$0.00	$10.83
Total	92,600	$1,002,858	0.00	$1,002,858

Series 144
Per Class A share	1	$11.79	$0.00	$11.79
Total	31,100	$366,669	0.00	$366,669

Series 145
Per Class A share	1	$11.84	$0.00	$11.84
Total	31,100	$368,224	0.00	$368,224

Series 146
Per Class A share	1	$17.66	$0.00	$17.66
Total	80,500	$1,421,630	0.00	$1,421,630

Series 147
Per Class A share	1	$12.88	$0.00	$12.88
Total	94,350	$1,215,228	0.00	$1,215,228

Series 149
Per Class A share	1	$20.52	$0.00	$20.52
Total	416,250	$8,541,450	0.00	$8,541,450

Series 150
Per Class A share	1	$15.95	$0.00	$15.95
Total	58,850	$938,657.50	0.00	$938,657.50

Series 152
Per Class A share	1	$16.97	$0.00	$16.97
Total	36,100	$612,617	0.00	$612,617

Series 153
Per Class A share	1	$22.29	$0.00	$22.29
Total	66,600	$1,484,514	0.00	$1,484,514

Series 154
Per Class A share	1	$8.45	$0.00	$8.45
Total	84,650	$715,292.50	0.00	$715,292.50

Series 155
Per Class A share	1	$17.01	$0.00	$17.01
Total	61,050	$1,038,460.50	0.00	$1,038,460.50

Series 156
Per Class A share	1	$19.21	$0.00	$19.21
Total	183,150	$3,518,311.50	0.00	$3,518,311.50

Series 157
Per Class A share	1	$14.38	$0.00	$14.38
Total	55,500	$798,090	0.00	$798,090

Series 158
Per Class A share	1	$19.01	$0.00	$19.01
Total	34,950	$664,399.50	0.00	$664,399.50

Series	Number of Class A Shares(1)	Price to Public(2)	Underwriter Discounts and Commissions(3)	Proceeds, Before Expenses, to Issuer(4)

Series 159
Per Class A share	1	$21.03	$0.00	$21.03
Total	89,400	$1,880,082	0.00	$1,880,082

Series 160
Per Class A share	1	$12.36	$0.00	$12.36
Total	63,850	$789,186	0.00	$789,186

Series 161
Per Class A share	1	$20.35	$0.00	$20.35
Total	582,800	$11,859,980	0.00	$11,859,980

Series 162
Per Class A share	1	$8.05	$0.00	$8.05
Total	55,500	$446,775	0.00	$446,775

Series 163
Per Class A share	1	$16.99	$0.00	$16.99
Total	30,550	$519,044.50	0.00	$519,044.50

Series 164
Per Class A share	1	$12.01	$0.00	$12.01
Total	138,750	$1,666,387.50	0.00	$1,666,387.50

Series 165
Per Class A share	1	$16.98	$0.00	$16.98
Total	49,950	$848,151	0.00	$848,151

Series 166
Per Class A share	1	$15.08	$0.00	$15.08
Total	105,450	$1,590,186	0.00	$1,590,186

Series 167
Per Class A share	1	$17.89	$0.00	$17.89
Total	149,400	$2,672,766	0.00	$2,672,766

Series 168
Per Class A share	1	$18.51	$0.00	$18.51
Total	38,450	$711,709.50	0.00	$711,709.50

Series 169
Per Class A share	1	$13.84	$0.00	$13.84

Total	47,200	$653,248	0.00	$653,248
Series 170
Per Class A share	1	$17.04	$0.00	$17.04
Total	77,700	$1,324,008	0.00	$1,324,008

Series 171
Per Class A share	1	$12.38	$0.00	$12.38
Total	44,900	$555,862	0.00	$555,862

Series 172
Per Class A share	1	$18.30	$0.00	$18.30
Total	77,700	$1,421,910	0.00	$1,421,910

Series	Number of Class A Shares(1)	Price to Public(2)	Underwriter Discounts and Commissions(3)	Proceeds, Before Expenses, to Issuer(4)

Series 173
Per Class A share	1	$21.66	$0.00	$21.66
Total	77,700	$1,682,982	0.00	$1,682,982

Series 174
Per Class A share	1	$10.40	$0.00	$10.40
Total	24,200	$251,680	0.00	$251,680

Series 175
Per Class A share	1	$13.76	$0.00	$13.76
Total	40,800	$561,408	0.00	$561,408

Series 176
Per Class A share	1	$17.04	$0.00	$17.04
Total	78,250	$1,333,380	0.00	$1,333,380

Series 177
Per Class A share	1	$15.16	$0.00	$15.16
Total	77,700	$1,177,932	0.00	$1,177,932

Series 178
Per Class A share	1	$18.02	$0.00	$18.02
Total	116,550	$2,100,231	0.00	$2,100,231

Series 179
Per Class A share	1	$15.97	$0.00	$15.97
Total	94,350	$1,506,769.50	0.00	$1,506,769.50

Series 180
Per Class A share	1	$12.59	$0.00	$12.59
Total	44,400	$558,996	0.00	$558,996

Series 182
Per Class A share	1	$14.61	$0.00	$14.61
Total	30,550	$446,335.50	0.00	$446,335.50

Series 183
Per Class A share	1	$14.62	$0.00	$14.62
Total	30,550	$446,641	0.00	$446,641

Series 185
Per Class A share	1	$21.48	$0.00	$21.48
Total	61,150	$1,313,502	0.00	$1,313,502

Series 187
Per Class A share	1	$14.49	$0.00	$14.49
Total	38,850	$562,936.50	0.00	$562,936.50

Series 188
Per Class A share	1	$19.69	$0.00	$19.69
Total	61,050	$1,202,074.50	0.00	$1,202,074.50

Series 189
Per Class A share	1	$18.68	$0.00	$18.68
Total	69,400	$1,296,392	0.00	$1,296,392

Series 194
Per Class A share	1	$16.94	$0.00	$16.94
Total	27,950	$473,473	0.00	$473,473

Series 286
Per Class A share	1	$16.83	$0.00	$16.83
Total	237,800	$4,002,174	0.00	$4,002,174

(1)	Reflects the number of Class A shares issuable as Merger Consideration to holders of Class A shares originally issued in a Tier 2 Regulation A offering of the applicable Target Issuer. Following the Offering and the Restructuring Transactions, all existing members of a Target Issuer will hold the same number of Class A shares in a series that they did in the applicable Target Issuer.

(2)	Reflects the net asset value, or “NAV” per Class A share as of the most recent practicable date. NAV per Class A share equals the most recent appraised value of the relevant artwork as determined by Masterworks, reduced by the applicable liquidation preference attributable to Management Fee Shares, if applicable, and further reduced by the aggregate profit share, if any, attributable to the Class B shares, divided by the fully diluted number of Class A shares outstanding (including all outstanding Management Fee Shares).

(3)	The Company has not engaged underwriters in connection with the Offering. Neither Masterworks, LLC nor any other affiliated entity involved in the offer and sale of the Class A shares of a series is currently a member firm of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and no person associated with us will be deemed to be a broker solely by reason of his or her participation in the sale of the Class A shares of a series.

(4)	These amounts equal the aggregate value of Class A interests offered in-kind in this Offering as Merger Consideration to holders of Class A shares originally issued in a Tier 2 Regulation A offering of the applicable Target Issuer. See “The Restructuring Transactions” below for additional information. The Company will receive no cash consideration from the sale of interests. These amounts do not include offering expenses, all of which will be paid by Masterworks rather than from the net proceeds of this offering.

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or your net worth. Different rules apply to accredited investors and non-natural persons. For general information on investing, we encourage you to refer to www.investor.gov. We retain complete discretion to determine that investors are “qualified purchasers” (as defined in Regulation A under the Securities Act) in reliance on the information and representations provided to us regarding their financial situation.

An investment in the Class A shares of a series is subject to certain risks and should be made only by persons or entities able to bear the risk of and to withstand the total loss of their investment. Prospective investors should carefully consider and review the information under the heading “Risk Factors” beginning on page 9.

The SEC does not pass upon the merits of or give its approval to any securities offered or the terms of any offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”); however, the SEC has not made an independent determination that the securities offered are exempt from registration.

Periodically, we will provide an amendment or supplement to the offering circular that may add, update or change information contained in this offering circular. Any statement that we make in this offering circular will be modified or superseded by any inconsistent statement made by us in a subsequent amendment or supplement to the offering circular. The offering statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this offering circular. You should read this offering circular and the related exhibits filed with the SEC and any amendment or supplement to the offering circular, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “Where You Can Find More Information” below for more details.

Our principal office is located at 1 World Trade Center, 57th Floor, New York, New York 10007 and our phone number is (203) 518-5172. Our corporate website address is located at www.masterworks.com. Information contained on, or accessible through, the website is not a part of, and is not incorporated by reference into, this offering circular.

This offering circular is following the offering circular format described in Part II (a)(1)(i) of Form 1-A.

The date of this offering circular is ______, 2026.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this offering circular prepared by us or to which we have referred you. We do not take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This offering circular is an offer to sell only the Class A shares of each series offered hereby but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this offering circular is current only as of its date, regardless of the time of delivery of this offering circular or any sale of Class A shares of a series.

For investors outside the United States: We have not done anything that would permit the Offering or possession or distribution of this offering circular in any jurisdiction where action for that purpose is required, other than the United States. You are required to inform yourselves about and to observe any restrictions relating to the Offering and the distribution of this offering circular.

i

THIRD PARTY DATA

Certain data included in this offering circular is derived from information provided by third-parties that we believe to be reliable. The discussions contained in this offering circular relating to the Artwork, the artist, the art market and the art industry are taken from third-party sources that the Company believes to be reliable and reasonable, and that the factual information is fair and accurate. Certain data is also based on our good faith estimates which are derived from management’s knowledge of the industry and independent sources. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of included information. We have not independently verified such third-party information, nor have we ascertained the underlying economic assumptions relied upon therein. The statistical data relating to the art market is difficult to obtain, may be incomplete, out-of-date, or inconsistent and you should not place undue reliance on any statistical or general information related to the art market included in this offering circular. The art market data used in this offering circular involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such data. While we are not aware of any material misstatements regarding any market, industry or similar data presented herein, such data was derived from third party sources and reliance on such data involves risks and uncertainties.

TRADEMARKS AND COPYRIGHTS

We own or have applied for rights to trademarks or trade names that we use in connection with the operation of our business, including our corporate names, logos and website names. In addition, we own or have the rights to copyrights, trade secrets and other proprietary rights that protect our business. We do not own the copyright to the Artwork, as such term is defined below, acquired by a series. This offering circular may also contain trademarks, service marks and trade names of other companies, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this offering circular is not intended to, and should not be read to, imply a relationship with or endorsement or sponsorship of us. Solely for convenience, some of the copyrights, trade names and trademarks referred to in this offering circular are listed without their ©, ® and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights to our copyrights, trade names and trademarks. All other trademarks are the property of their respective owners.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This offering circular contains certain forward-looking statements that are subject to various risks and uncertainties. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “plan,” “intend,” “expect,” “outlook,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, or state other forward-looking information. Our ability to predict future events, actions, plans or strategies is inherently uncertain. Although we believe that the expectations reflected in our forward-looking statements are based on reasonable assumptions, actual outcomes could differ materially from those set forth or anticipated in our forward-looking statements. Factors that could cause our forward-looking statements to differ from actual outcomes include, but are not limited to, those described under the heading “Risk Factors.” Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our views as of the date of this offering circular. Furthermore, except as required by law, we are under no duty to, and do not intend to, update any of our forward-looking statements after the date of this offering circular, whether as a result of new information, future events or otherwise.

ii

STATE LAW EXEMPTION AND PURCHASE RESTRICTIONS

The Class A shares of each series are being offered only to “qualified purchasers” (as defined in Regulation A under the Securities Act). As a Tier 2 offering pursuant to Regulation A under the Securities Act, the Offering is exempt from state law “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that the Class A shares of each series offered hereby are offered and sold only to “qualified purchasers”. “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in any of the interests of the Company (in connection with any series offered under Regulation A) does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

To determine whether a potential investor is an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who:

1.	has a net worth, or joint net worth with the person’s spouse or spousal equivalent, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person; or

2.	had earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse or spousal equivalent exceeding $300,000 for those years and has a reasonable expectation of reaching the same income level in the current year; or

3.	is holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the SEC has designated as qualifying an individual for accredited investor status; or

4.	is a “family client,” as defined by the Investment Advisers Act of 1940, of a family office meeting the requirements in Rule 501(a) of Regulation D and whose prospective investment in the issuer is directed by such family office pursuant to Rule 501(a) of Regulation D.

For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

The Offering will only be available to existing shareholders of the Target Issuers. As a result of the Restructuring Transactions, each series of the Company has been assigned Target Issuer shareholder representations contained in subscription agreements and secondary transaction agreements that the members of the Target Issuers are each a “qualified purchaser” (as defined in Regulation A under the Securities Act).

USE OF CERTAIN TERMS AND DEFINITIONS

In this offering circular, certain capitalized terms are used in the context of a particular series and the same capitalized terms may be used in another context to refer generically to all series. Accordingly, it is important to consider the context in which such capitalized terms are used. Unless the context indicates otherwise, the following terms have the following meaning:

●	“Administrator” refers to Masterworks Administrative Services, LLC, a wholly owned subsidiary of Masterworks, LLC, that operates the Masterworks Platform and performs administrative and management services for the Target Issuers, and following the Restructuring Transactions, each series of the Company.

●	“Artwork” or “Artworks” refers to any painting, sculpture or other artistic object owned by a series or generically to all such artistic objects owned by the Company following the Restructuring Transactions.

●	“Asset Transfers” refers to a step of the Restructuring Transactions whereby all of the assets of each Target Issuer are transferred to a Merger Series of the Company in exchange for 100% of the shares of such Merger Series.

●	“Board of Managers” refers to the board of managers of the Company.

●	“Class A ordinary share” or “Class A ordinary shares” refers to a Class A ordinary share or Class A ordinary shares collectively, representing membership interests of one or all series in the Company. As the context requires, such term may also refer to Class A ordinary share(s) of Target Issuer(s).

●	“Class A preferred share” or “Class A preferred shares” refers to a Class A preferred share or Class A preferred shares, representing preferred membership interests in one or all series in the Company. As the context requires, such term may also refer to Class A preferred share(s) of Target Issuer(s). Class A preferred shares will only be issued by series for which the applicable Target Issuer had authorized Class A preferred shares at the time of the Target Issuer’s initial offering.

●	“Class A share” or “Class A shares” refers generically to a Class A ordinary share or Class A preferred share or Class A ordinary shares and Class A preferred shares collectively or any combination thereof, respectively, representing membership interests in one or all series in the Company. As the context requires, such term may also refer to Class A share(s) of Target Issuer(s).

●	“Class B share” or “Class B shares” refers to a Class B ordinary share or Class B ordinary shares collectively, representing profits interests in one or all series of the Company. As the context requires, such term may also refer to Class B ordinary share(s) of Target Issuer(s).

●	“Class C share” refers to a Class C ordinary share, representing a special class of membership interests of one or all series in the Company, which have no economic rights or obligations and have no voting rights, but solely represents so-called “kick-out” rights, which means that the holder of a Class C share has the right to reconstitute, remove and or replace the Board of Managers of the Company pursuant to the Company’s operating agreement. As the context requires, such term may also refer to Class C ordinary share(s) of Target Issuer(s).

iii

●	“Company” refers to Masterworks Vault 17, LLC, a Delaware series limited liability company and, as the context requires, a Texas series limited liability company.

●	“Distribution” or “Distributions” refers to a step of the Restructuring Transactions whereby each Target Issuer distributes one share of the applicable Merger Series to each member of the Target Issuer of the same class of Target Issuer share they hold.

●	“Management Fee Shares” refers generically to all equity interests in any series of the Company and or any segregated portfolio of Masterworks Cayman in the form of Class A shares or SPC shares, which were or will be issued to the Administrator in respect of administrative services and administrative costs and expenses performed and paid on behalf of the Target Issuers, the Company and Masterworks Cayman (including Class A shares originally issued to the Administrator which have been sold or transferred prior to the Restructuring Transactions).

●	“Masterworks” refers to Masterworks, LLC, and or its wholly owned subsidiaries, but does not include Masterworks Vault 17, LLC or Masterworks Advisers, LLC (“Masterworks Advisers”).

●	“Masterworks Cayman” refers to a Cayman Islands segregated portfolio company that holds title to the Artwork in segregated portfolios.

●	“Masterworks Platform” refers to the first online art investment platform located at https://www.masterworks.com/. The Masterworks Platform gives eligible investors the ability to:

○	Browse art investment offerings;
○	Transact entirely online, including review and execution of legal documentation, funds transfer and ownership recordation;
○	Execute trades in shares issued by Masterworks issuers via the ATS; and
○	Manage and track investments easily through an online portfolio management tool.

●	“Merger” refers to a step of the Restructuring Transactions whereby each Merger Series merges with and into a surviving series of the Company.

●	“Merger Consideration” refers to the shares issued by each surviving series to the shareholders of the applicable Target Issuer, or, as the context requires, all of such shares being issued by all surviving series collectively to the shareholders of all the Target Issuers collectively.

●	“Merger Series” are series of the Company that will be merged with and into the series in the Restructuring Transactions and cease to exist following the Restructuring Transactions.

●	“Offering” refers to the offering of Class A shares of the series of the Company.

●	“series” or “surviving series” refers generically to the series of the Company, individually and collectively, excluding the Merger Series.

●	“Shares” refers generically to the Class A shares and Class B shares of a series or all series collectively, of the Company.

●	“SPC ordinary share” or “SPC ordinary shares” refers to an ordinary share or ordinary shares collectively, representing ordinary equity interests in each segregated portfolio of Masterworks Cayman. “SPC ordinary shares” refers to, as the context requires, (i) SPC ordinary shares held by the applicable surviving series (or its successor) or (ii) SPC ordinary shares held by any person other than the applicable surviving series (or its successor), both of which have substantially identical share rights, provided that the SPC ordinary shares referenced in (ii) may be exchanged on a one-for-one basis, by such holder for Class A shares of the applicable series and will automatically be exchanged on a one-for-one basis for Class A shares of the applicable series prior to any distribution of proceeds from a sale of Artwork.

●	“SPC preferred share” or “SPC preferred shares” refers to a preferred share or preferred shares collectively, representing preferred equity interests in each segregated portfolio of Masterworks Cayman, which may be issued to the Administrator following the Offering as Management Fee Shares, but only to the extent the applicable surviving series has succeeded to a Target Issuer that was obligated to issue Class A preferred shares to the Administrator prior to the Restructuring Transactions. SPC preferred shares are non-participating, have a $20.00 per share liquidation preference over SPC ordinary shares and are exchangeable on a one-for-one basis for Class A ordinary shares of the applicable surviving series.

●	“SPC shares” refers generically to SPC ordinary shares and SPC preferred shares, collectively.

●	“Target Issuer” refers to a Delaware limited liability company that previously conducted a Masterworks-sponsored Regulation A offering and will participate in the Restructuring Transactions described herein. References to an “applicable” Target Issuer refer to the predecessor Target Issuer that will be succeeded by the particular surviving series of the Company.

●	“Target Issuer Agreements” refers to the agreements that the Target Issuer is a party to, including subscription agreements, the administrative services agreement (or management services agreement, as the case may be), the intercompany agreement and all other agreements between the Target Issuer (or Masterworks as agent for the Target Issuer) and third parties.

●	“we,” “our,” “ours,” or “us,” refer to Masterworks Vault 17, LLC, a Delaware series limited liability company (and, as the context requires, a Texas series limited liability company), all series of the Company and the segregated portfolios of Masterworks Cayman that will hold title to the Artwork of each series, individually or collectively, as the context requires.

iv

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We hereby incorporate by reference into this offering circular all of the information contained in the following filings by the Target Issuers with the Securities and Exchange Commission noted below, to the extent not otherwise modified or replaced by a subsequent filing or limited by the footnotes herein:

Predecessor Issuer(1)	Offering Circular Filed Pursuant to Rule 253(g)(2)(2)	Offering Circular Supplement Filed Pursuant to Rule 253(g)(2)	Annual Report on Form 1-K(3)	Semiannual Reports on Form 1-SA(4)	Current Report on Form 1-U(5)
Masterworks 136, LLC	Offering Circular Filed September 23, 2022	N/A	1-K Filed April 30, 2025	1-SA Filed September 26, 2025	1-U Filed October 7, 2024; 1-U Filed January 4, 2024
Masterworks 142, LLC	Offering Circular Filed September 9, 2022	N/A	1-K Filed April 30, 2025	1-SA Filed September 26, 2025	1-U Filed October 7, 2024; 1-U Filed January 4, 2024
Masterworks 144, LLC	Offering Circular Filed August 25, 2022	N/A	1-K Filed April 30, 2025	1-SA Filed September 26, 2025	1-U Filed October 7, 2024; 1-U Filed January 4, 2024
Masterworks 145, LLC	Offering Circular Filed August 30, 2022	N/A	1-K Filed April 30, 2025	1-SA Filed September 26, 2025	1-U Filed October 7, 2024; 1-U Filed January 4, 2024
Masterworks 146, LLC	Offering Circular Filed October 17, 2022	Supplement No. 1 Filed December 30, 2022	1-K Filed April 30, 2025	1-SA Filed September 26, 2025	1-U Filed October 7, 2024; 1-U Filed January 4, 2024; 1-U Filed December 30, 2022
Masterworks 147, LLC	Offering Circular Filed October 4, 2022	Supplement No. 1 Filed December 30, 2022	1-K Filed April 30, 2025	1-SA Filed September 26, 2025	1-U Filed October 7, 2024; 1-U Filed January 4, 2024; 1-U Filed December 30, 2022
Masterworks 149, LLC	Offering Circular Filed October 20, 2022	Supplement No. 1 Filed December 30, 2022	1-K Filed April 30, 2025	1-SA Filed September 26, 2025	1-U Filed October 7, 2024; 1-U Filed January 4, 2024; 1-U Filed December 30, 2022
Masterworks 150, LLC	Offering Circular Filed September 1, 2022	N/A	1-K Filed April 30, 2025	1-SA Filed September 26, 2025	1-U Filed October 7, 2024; 1-U Filed January 4, 2024
Masterworks 152, LLC	Offering Circular Filed September 14, 2022	N/A	1-K Filed April 30, 2025	1-SA Filed September 26, 2025	1-U Filed October 7, 2024; 1-U Filed January 4, 2024
Masterworks 153, LLC	Offering Circular Filed October 19, 2022	N/A	1-K Filed April 30, 2025	1-SA Filed September 26, 2025	1-U Filed October 7, 2024; 1-U Filed January 4, 2024
Masterworks 154, LLC	Offering Circular Filed October 4, 2022	N/A	1-K Filed April 30, 2025	1-SA Filed September 26, 2025	1-U Filed October 7, 2024; 1-U Filed January 4, 2024
Masterworks 155, LLC	Offering Circular Filed October 26, 2022	N/A	1-K Filed April 30, 2025	1-SA Filed September 26, 2025	1-U Filed October 7, 2024; 1-U Filed January 4, 2024
Masterworks 156, LLC	Offering Circular Filed November 18, 2022	Supplement No. 1 Filed December 30, 2022	1-K Filed April 30, 2025	1-SA Filed September 26, 2025	1-U Filed October 7, 2024; 1-U Filed January 4, 2024; 1-U Filed December 30, 2022
Masterworks 157, LLC	Offering Circular Filed November 23, 2022	Supplement No. 1 Filed December 30, 2022	1-K Filed April 30, 2025	1-SA Filed September 26, 2025	1-U Filed October 7, 2024; 1-U Filed January 4, 2024; 1-U Filed December 30, 2022
Masterworks 158, LLC	Offering Circular Filed October 20, 2022	Supplement No. 1 Filed December 30, 2022	1-K Filed April 30, 2025	1-SA Filed September 26, 2025	1-U Filed October 7, 2024; 1-U Filed January 4, 2024; 1-U Filed December 30, 2022

v

Predecessor Issuer(1)	Offering Circular Filed Pursuant to Rule 253(g)(2)(2)	Offering Circular Supplement Filed Pursuant to Rule 253(g)(2)	Annual Report on Form 1-K(3)	Semiannual Reports on Form 1-SA(4)	Current Report on Form 1-U(5)
Masterworks 159, LLC	Offering Circular Filed October 26, 2022	Supplement No. 1 Filed November 22, 2022	1-K Filed April 30, 2025	1-SA Filed September 26, 2025	1-U Filed October 7, 2024; 1-U Filed January 4, 2024
Masterworks 160, LLC	Offering Circular Filed October 27, 2022	N/A	1-K Filed April 30, 2025	1-SA Filed September 26, 2025	1-U Filed October 7, 2024; 1-U Filed January 4, 2024
Masterworks 161, LLC	Offering Circular Filed September 23, 2022	Supplement No. 1 Filed December 30, 2022	1-K Filed April 30, 2025	1-SA Filed September 26, 2025	1-U Filed October 7, 2024; 1-U Filed January 4, 2024; 1-U Filed December 30, 2022
Masterworks 162, LLC	Offering Circular Filed November 10, 2022	Supplement No. 1 Filed December 30, 2022	1-K Filed April 30, 2025	1-SA Filed September 26, 2025	1-U Filed October 7, 2024; 1-U Filed January 4, 2024; 1-U Filed December 30, 2022
Masterworks 163, LLC	Offering Circular Filed October 27, 2022	N/A	1-K Filed April 30, 2025	1-SA Filed September 26, 2025	1-U Filed October 7, 2024; 1-U Filed January 4, 2024
Masterworks 164, LLC	Offering Circular Filed November 8, 2022	Supplement No. 1 Filed December 30, 2022	1-K Filed April 30, 2025	1-SA Filed September 26, 2025	1-U Filed October 7, 2024; 1-U Filed January 4, 2024; 1-U Filed December 30, 2022
Masterworks 165, LLC	Offering Circular Filed September 1, 2022	N/A	1-K Filed April 30, 2025	1-SA Filed September 26, 2025	1-U Filed October 7, 2024; 1-U Filed January 4, 2024
Masterworks 166, LLC	Offering Circular Filed September 9, 2022	N/A	1-K Filed April 30, 2025	1-SA Filed September 26, 2025	1-U Filed October 7, 2024; 1-U Filed January 4, 2024
Masterworks 167, LLC	Offering Circular Filed November 21, 2022	Supplement No. 1 Filed December 30, 2022	1-K Filed April 30, 2025	1-SA Filed September 26, 2025	1-U Filed October 7, 2024; 1-U Filed January 4, 2024; 1-U Filed December 30, 2022
Masterworks 168, LLC	Offering Circular Filed November 8, 2022	N/A	1-K Filed April 30, 2025	1-SA Filed September 26, 2025	1-U Filed October 7, 2024; 1-U Filed January 4, 2024
Masterworks 169, LLC	Offering Circular Filed November 15, 2022	N/A	1-K Filed April 30, 2025	1-SA Filed September 26, 2025	1-U Filed October 7, 2024; 1-U Filed January 4, 2024
Masterworks 170, LLC	Offering Circular Filed November 8, 2022	Supplement No. 1 Filed December 30, 2022	1-K Filed April 30, 2025	1-SA Filed September 26, 2025	1-U Filed October 7, 2024; 1-U Filed January 4, 2024; 1-U Filed December 30, 2022
Masterworks 171, LLC	Offering Circular Filed November 8, 2022	Supplement No. 1 Filed December 30, 2022	1-K Filed April 30, 2025	1-SA Filed September 26, 2025	1-U Filed October 7, 2024; 1-U Filed January 4, 2024; 1-U Filed December 30, 2022
Masterworks 172, LLC	Offering Circular Filed October 25, 2022	N/A	1-K Filed April 30, 2025	1-SA Filed September 26, 2025	1-U Filed October 7, 2024; 1-U Filed January 4, 2024
Masterworks 173, LLC	Offering Circular Filed November 23, 2022	Supplement No. 1 Filed December 30, 2022	1-K Filed April 30, 2025	1-SA Filed September 26, 2025	1-U Filed October 7, 2024; 1-U Filed January 4, 2024; 1-U Filed December 30, 2022
Masterworks 174, LLC	Offering Circular Filed November 22, 2022	Supplement No. 1 Filed December 30, 2022	1-K Filed April 30, 2025	1-SA Filed September 26, 2025	1-U Filed October 7, 2024; 1-U Filed January 4, 2024; 1-U Filed December 30, 2022
Masterworks 175, LLC	Offering Circular Filed December 9, 2022	Supplement No. 1 Filed December 30, 2022	1-K Filed April 30, 2025	1-SA Filed September 26, 2025	1-U Filed October 7, 2024; 1-U Filed January 4, 2024; 1-U Filed December 30, 2022

vi

Predecessor Issuer(1)	Offering Circular Filed Pursuant to Rule 253(g)(2)(2)	Offering Circular Supplement Filed Pursuant to Rule 253(g)(2)	Annual Report on Form 1-K(3)	Semiannual Reports on Form 1-SA(4)	Current Report on Form 1-U(5)
Masterworks 176, LLC	Offering Circular Filed December 5, 2022	Supplement No. 1 Filed December 30, 2022	1-K Filed April 30, 2025	1-SA Filed September 26, 2025	1-U Filed October 7, 2024; 1-U Filed January 4, 2024; 1-U Filed December 30, 2022
Masterworks 177, LLC	Offering Circular Filed November 15, 2022	Supplement No. 1 Filed December 30, 2022	1-K Filed April 30, 2025	1-SA Filed September 26, 2025	1-U Filed October 7, 2024; 1-U Filed January 4, 2024; 1-U Filed December 30, 2022
Masterworks 178, LLC	Offering Circular Filed December 22, 2022	Supplement No. 1 Filed December 30, 2022	1-K Filed April 30, 2025	1-SA Filed September 26, 2025	1-U Filed October 7, 2024; 1-U Filed January 4, 2024; 1-U Filed December 30, 2022
Masterworks 179, LLC	Offering Circular Filed November 16, 2022	Supplement No. 1 Filed December 30, 2022	1-K Filed April 30, 2025	1-SA Filed September 26, 2025	1-U Filed October 7, 2024; 1-U Filed January 4, 2024; 1-U Filed December 30, 2022
Masterworks 180, LLC	Offering Circular Filed November 22, 2022	Supplement No. 1 Filed December 30, 2022	1-K Filed April 30, 2025	1-SA Filed September 26, 2025	1-U Filed October 7, 2024; 1-U Filed January 4, 2024; 1-U Filed December 30, 2022
Masterworks 182, LLC	Offering Circular Filed December 12, 2022	Supplement No. 1 Filed December 30, 2022	1-K Filed April 30, 2025	1-SA Filed September 26, 2025	1-U Filed October 7, 2024; 1-U Filed January 4, 2024; 1-U Filed December 30, 2022
Masterworks 183, LLC	Offering Circular Filed December 28, 2022	Supplement No. 1 Filed December 30, 2022	1-K Filed April 30, 2025	1-SA Filed September 26, 2025	1-U Filed October 7, 2024; 1-U Filed January 4, 2024; 1-U Filed December 30, 2022
Masterworks 185, LLC	Offering Circular Filed December 7, 2022	Supplement No. 1 Filed December 30, 2022	1-K Filed April 30, 2025	1-SA Filed September 26, 2025	1-U Filed October 7, 2024; 1-U Filed January 4, 2024; 1-U Filed December 30, 2022
Masterworks 187, LLC	Offering Circular Filed December 20, 2022	Supplement No. 1 Filed December 30, 2022	1-K Filed April 30, 2025	1-SA Filed September 26, 2025	1-U Filed October 7, 2024; 1-U Filed January 4, 2024; 1-U Filed December 30, 2022
Masterworks 188, LLC	Offering Circular Filed January 24, 2023	N/A	1-K Filed April 30, 2025	1-SA Filed September 26, 2025	1-U Filed October 7, 2024; 1-U Filed January 4, 2024
Masterworks 189, LLC	Offering Circular Filed December 29, 2022	Supplement No. 1 December 30, 2022	1-K Filed April 30, 2025	1-SA Filed September 26, 2025	1-U Filed October 7, 2024; 1-U Filed January 4, 2024; 1-U Filed June 26, 2023; 1-U Filed December 30, 2022
Masterworks 194, LLC	Offering Circular Filed December 20, 2022	Supplement No. 1 Filed December 30, 2022	1-K Filed April 30, 2025	1-SA Filed September 26, 2025	1-U Filed October 7, 2024; 1-U Filed January 4, 2024; 1-U Filed December 30, 2022
Masterworks 286, LLC	Offering Circular Filed June 15, 2023	Supplement No. 4 Filed August 20, 2024; Supplement No. 3 Filed February 9, 2024; Supplement No. 2 Filed January 4, 2024; Supplement No. 1 Filed September 5, 2023.	1-K Filed April 30, 2025	1-SA Filed September 26, 2025	1-U Filed February 9, 2024; 1-U Filed September 5, 2023; 1-U Filed June 26, 2023.

(1)	The Target Issuers each previously conducted an offering pursuant to Regulation A.

vii

(2)	Only with respect to the following sections:

●	Risk Factors
●	Dilution
●	Description of Business
●	Management’s Discussion and Analysis of Financial Condition and Results of Operations
●	Management Compensation
●	Description of Shares

(3)	Only with respect to the following sections:

●	Management’s Discussion and Analysis of Financial Condition and Results of Operations
●	Financial Statements and Accompanying Notes for the Fiscal Years ended December 31, 2024 and December 31, 2023

(4)	Only with respect to the following sections:

●	Management’s Discussion and Analysis of Financial Condition and Results of Operations
●	Consolidated Financial Statements

(5)	Includes Current Reports on Form 1-U that relate to the Target Issuer Agreements or otherwise materially update the information previously filed by the Target Issuer and incorporated by reference herein.

(6)	Includes Offering Circular Supplements and Current Reports on Form 1-U that substantively modify a Target Issuer’s Offering Circular. The date of such modification and a description of such modification is included in each such Offering Circular Supplement or Form 1-U, as applicable.

To the extent any financial statements are incorporated by reference, we will provide an electronic copy of such financial statements to any holder of securities, including any beneficial owner, upon written or oral request to support@masterworks.com or (203) 518-5172 at no cost. Additionally, such financial statements will be found at masterworks.com/about/disclosure.

viii

QUESTIONS AND ANSWERS ABOUT THIS OFFERING

The following questions and answers about this Offering highlight material information regarding us and this offering that is not otherwise addressed in the “Offering Summary” section of this offering circular. You should read this entire offering circular, including the section entitled “Risk Factors.”

Q:	What is the purpose of this Offering?

A: Masterworks has determined that it is more efficient to operate the investment entities it manages in a Delaware series limited liability company structure than in a structure involving a separate limited liability company for each artwork. The purpose of the Offering is to transfer all of the assets, rights and obligations of each Target Issuer identified in this offering circular into a separate “series” of the Company.

Q:	What is the impact of the Offering and Restructuring Transactions on a current shareholder of a Target Issuer?

A: We do not believe the Offering and the Restructuring Transactions described in this offering circular will have any material impact on current Target Issuer shareholder rights or the terms or value of their investment.

Instead of owning shares in a Target Issuer, shareholders will own shares in a newly formed series of the Company with the same assets, obligations, board of managers, capitalization and share ownership as those of the Target Issuer.

Q:	What securities will Target Issuer shareholders own following the Offering?

A: For each Target Issuer identified in this offering circular, shareholders of such Target Issuer will receive the same number of shares in a series of the Company with the same identifying number. For example, if a Target Issuer shareholder hypothetically currently owns 50 Class A shares of Masterworks 500, LLC, assuming for purposes of this example only that Masterworks 500, LLC is a Target Issuer, following the completion of the Offering such shareholder would own 50 Class A shares of “Series 500” of the Company.

Q:	What if a Target Issuer shareholder owns shares of other Masterworks issuers that are not identified in this offering circular?

A: Masterworks intends to execute substantially identical restructuring transactions for all investment entities it manages that own a single artwork, though the timing of such transactions may vary. Masterworks intends to restructure all Masterworks issuers that own a single Artwork through a series of similar transactions. Multiple transactions are necessary since the value of securities offered in a Regulation A offering cannot exceed $75 million. Accordingly, if a Target Issuer shareholder owns securities of one or more Masterworks issuers that are not identified in this offering circular, following this Offering and these other restructuring transactions, such shareholder will own Class A shares in one or more series of the Company and, if applicable, one or more other series of one or more other Delaware series limited liability companies.

Q:	Who is paying all of the costs and expenses of this Offering and the Restructuring Transactions?

A: Masterworks.

Q:	When will these transactions occur?

A: The transactions described in this offering circular will not occur until the SEC has qualified the offering statement of which this offering circular forms an integral part.

ix

Q:	Will these transactions affect the secondary trading market?

A: We do not anticipate any material impact on the secondary trading market. The Offering and the Restructuring Transactions contemplated by this offering circular will be executed electronically after trading hours and we do not currently expect these transactions will materially interfere with trading. We do anticipate a suspension of trading for one or two trading days following the effective date of the Restructuring Transactions to update share ownership and account records.

Q:	How did you determine the Offering size?

A: SEC rules require that we value the Offering based on the value of the consideration given up by investors, which would equal the aggregate value of the Class A shares of the Target Issuers immediately prior to the Restructuring Transactions, excluding the Management Fee Shares. For such purposes, we use the net asset value, or “NAV” per Class A share as of the most recent practicable date and intend to update such amount prior to the qualification of the Offering. NAV per Class A share equals the most recent appraised value of the relevant artwork as determined by Masterworks, reduced by the applicable liquidation preference attributable to Management Fee Shares, if applicable, and further reduced by the aggregate profit share, if any, attributable to the Class B shares, divided by the fully diluted number of Class A shares outstanding (including all Management Fee Shares). We elected not to use the prices at which Class A shares transacted on the ATS to value the consideration due to the low trading volume and episodic nature of trading in Class A shares.

Q:	Will this Offering and the Restructuring Transactions have a tax impact on U.S. investors?

A: No, we do not believe these transactions will have any tax impact on U.S. investors. For a discussion of the rationale underlying this determination, see “Material U.S. Federal Tax Considerations - Taxation of the Restructuring Transactions.”

Q:	Why do the Restructuring Transactions Contemplate Converting to a Texas Series Limited Liability Company and then back again to a Delaware Series Limited Liability Company?

A:

Texas law is more flexible than Delaware law when it comes to mergers involving series limited liability companies which makes it more efficient and less costly to execute the Restructuring Transactions in this fashion. Both Texas and Delaware law provide for two types of series limited liability companies, “protected” and “registered”. Registered series limited liability companies are more formalistic and require public filings with the State of formation to make changes to the authorized capital structure similar to corporations and to pay associated fees and taxes, while protected series limited liability companies do not require such filings or the payment of such fees and taxes associated with changes to the capital structure, similar to partnerships and traditional limited liability companies (such as the Target Issuers). Texas law allows for the merger of both protected and registered series, but Delaware law only permits the merger of registered series of registered series limited liability companies. For this reason, migrating the Company to Texas to effectuate the merger step of the Restructuring Transactions is more cost effective than converting the Company to a registered series limited liability company as would be required under Delaware law.

Although as a technical matter shareholders will briefly hold shares in a Texas series limited liability company during the Restructuring Transactions, our intention is to have all Restructuring steps occur as contemporaneously as is possible and these transaction steps should have no effect or consequences on shareholders.

Q:	How will existing shareholders of Target Issuers know about these transactions?

A: Each Target Issuer will file a Form 1-U with the SEC when it is identified in this offering circular and upon consummation of the transactions contemplated by this offering circular. In addition, the Administrator intends to notify all existing shareholders of these transactions prior to the consummation of this Offering by electronic communications or via the Masterworks Platform at www.masterworks.com.

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SERIES OFFERING TABLE

The table below shows key information related to the Offering and each relevant series as of the date of this offering circular. Following the Restructuring Transactions, each surviving series will beneficially own the same Artwork as its applicable Target Issuer, as summarized below.

Surviving Series	Target Issuer(1)	Artist	Artwork	Offering Size(2)	Class A Shares offered in this Offering(3)	Management Fee Shares (Issuer)(4)	Management Fee Shares (Cayman)(5)	Surviving Series Total Class A Shares Outstanding(6)
Series 136	Masterworks 136, LLC	Richard Prince	Are You Kidding?	$1,886,739.50	111,050	3,656	3,408	118,114
Series 142	Masterworks 142, LLC	Gunther Uecker	Feld 83/84	$1,002,858	92,600	3,209	2,856	98,665
Series 144	Masterworks 144, LLC	Yayoi Kusama	Pumpkin	$366,669	31,100	614	960	32,674
Series 145	Masterworks 145, LLC	Yayoi Kusama	Red Pumpkin	$368,224	31,100	536	960	32,596
Series 146	Masterworks 146, LLC	Edward Ruscha	Seafood Stock	$1,421,630	80,500	1,837	2,472	84,809
Series 147	Masterworks 147, LLC	Carl Andre	Magnesium-Lead Plain	$1,215,228	94,350	1,844	2,880	99,074
Series 149	Masterworks 149, LLC	Jean-Michel Basquiat	Job Analisis	$8,541,450	416,250	13,082	12,744	442,076
Series 150	Masterworks 150, LLC	Yayoi Kusama	Infinity Nets (QEYOHX)	$938,657.50	58,850	1,752	1,812	62,414
Series 152	Masterworks 152, LLC	Andy Warhol	Dollar Sign	$612,617	36,100	618	1,116	37,834
Series 153	Masterworks 153, LLC	Helen Frankenthaler	Tethys	$1,484,514	66,600	1,646	2,052	70,298
Series 154	Masterworks 154, LLC	KAWS	CHUM (KCB1)	$715,292.50	84,650	2,333	2,592	89,575
Series 155	Masterworks 155, LLC	Shara Hughes	Getting Out From Under	$1,038,460.50	61,050	1,694	1,884	64,628
Series 156	Masterworks 156, LLC	Keith Haring	Untitled No. 10	$3,518,311.50	183,150	6,478	5,616	195,244
Series 157	Masterworks 157, LLC	George Condo	Rodrigo and his Mistress	$798,090	55,500	734	1,692	57,926
Series 158	Masterworks 158, LLC	Julie Mehretu	Untitled	$664,399.50	34,950	572	1,068	36,590
Series 159	Masterworks 159, LLC	Yayoi Kusama	Pumpkin (O.KE)	$1,880,082	89,400	2,240	2,748	94,388
Series 160	Masterworks 160, LLC	Pierre Soulages	Peinture 92 x 73 cm, 25 octobre 1987	$789,186	63,850	1,755	1,956	67,561
Series 161	Masterworks 161, LLC	Jean-Michel Basquiat	Early Moses	$11,859,980	582,800	20,578	17,880	621,258
Series 162	Masterworks 162, LLC	Rashid Johnson	Untitled (Escape Collage)	$446,775	55,500	808	1,692	58,000
Series 163	Masterworks 163, LLC	Alex Katz	Kym	$519,044.50	30,550	494	936	31,980
Series 164	Masterworks 164, LLC	Yayoi Kusama	Infinity-Nets (DKKN)	$1,666,387.50	138,750	4,748	4,260	147,758
Series 165	Masterworks 165, LLC	Donald Judd	Untitled	$848,151	49,950	864	1,536	52,350
Series 166	Masterworks 166, LLC	KAWS	KURFS (LAUGHING)	$1,590,186	105,450	3,655	3,240	112,345
Series 167	Masterworks 167, LLC	Bridget Riley	Delos	$2,672,766	149,400	3,387	4,429	157,216
Series 168	Masterworks 168, LLC	Laura Owens	Untitled (Wild Berries)	$711,709.50	38,450	581	1,188	40,219
Series 169	Masterworks 169, LLC	Stanley Whitney	Morning Bird	$653,248	47,200	708	1,452	49,360

1

Surviving Series	Target Issuer(1)	Artist	Artwork	Offering Size(2)	Class A Shares offered in this Offering(3)	Management Fee Shares (Issuer)(4)	Management Fee Shares (Cayman)(5)	Surviving Series Total Class A Shares Outstanding(6)
Series 170	Masterworks 170, LLC	Dana Schutz	God 2	$1,324,008	77,700	2,709	2,388	82,797
Series 171	Masterworks 171, LLC	Stanley Whitney	Memory Garden	$555,862	44,900	657	1,380	46,937
Series 172	Masterworks 172, LLC	Yoshitomo Nara	Kaputt Pup King	$1,421,910	77,700	1,942	2,388	82,030
Series 173	Masterworks 173, LLC	Lynette Yiadom-Boakye	Oyster	$1,682,982	77,700	1,960	2,388	82,048
Series 174	Masterworks 174, LLC	Nina Chanel Abney	Anytime, Anyplace	$251,680	24,200	352	744	25,296
Series 175	Masterworks 175, LLC	Stanley Whitney	Venus and Adonis	$561,408	40,800	542	1,248	42,590
Series 176	Masterworks 176, LLC	KAWS	UNTITLED (KURF)	$1,333,380	78,250	1,320	2,327	81,897
Series 177	Masterworks 177, LLC	Alex Katz	Pink Kimono, Isaac Mizrahi Series	$1,177,932	77,700	1,617	2,376	81,693
Series 178	Masterworks 178, LLC	Helen Frankenthaler	Bride’s Door	$2,100,231	116,550	2,717	3,462	122,729
Series 179	Masterworks 179, LLC	Zao Wou-Ki	17.02.71-12.05.76	$1,506,769.50	94,350	2,234	2,904	99,488
Series 180	Masterworks 180, LLC	Stanley Whitney	I Sing Red and Blue	$558,996	44,400	625	1,356	46,381
Series 182	Masterworks 182, LLC	Yayoi Kusama	Pumpkin	$446,335.50	30,550	414	936	31,900
Series 183	Masterworks 183, LLC	Yayoi Kusama	Pumpkin (H.T.O.)	$446,641	30,550	377	936	31,863
Series 185	Masterworks 185, LLC	Yoshitomo Nara	Shallow Puddles	$1,313,502	61,150	1,497	1,872	64,519
Series 187	Masterworks 187, LLC	Stanley Whitney	NYC Nights	$562,936.50	38,850	534	1,188	40,572
Series 188	Masterworks 188, LLC	Keith Haring	Untitled (Knokke #3)	$1,202,074.50	61,050	840	1,860	63,750
Series 189	Masterworks 189, LLC	Alex Katz	Jean with Horse	$1,296,392	69,400	905	2,100	72,405
Series 194	Masterworks 194, LLC	Helen Frankenthaler	Brown Bird	$473,473	27,950	372	852	29,174
Series 286	Masterworks 286, LLC	Mark Bradford	Sea Monster	$4,002,174	237,800	1,181	3,523	242,504

(1)	The Target Issuers, including information referenced above relating to the Target Issuer, will be included in a pre-qualification amendment to the offering statement of which this offering circular forms an integral part.

(2)	The Offering size equals the aggregate value of the Class A shares of the applicable Target Issuer immediately prior to the Restructuring Transactions, which equals the number of shares initially sold in the Target Issuer’s Regulation A transaction multiplied by the Net Asset Value of such shares as of the most recent practicable date. Such amount excludes the Class A shares and other securities originally issued to Masterworks by the applicable Target Issuer in private transactions. For more information on how this is calculated, see “Determination of Offering Price.” The total Offering size will not exceed $75,000,000.

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(3)	Reflects the number of Class A shares issued by the applicable series in this Offering for the Merger Consideration to holders of Class A shares originally issued in a Tier 2 Regulation A offering of the applicable Target Issuer. Such amount excludes Class A shares and other securities issuable to Masterworks privately as Merger Consideration in respect of Management Fee Shares.

(4)	Reflects the number of Class A shares issued by the applicable series privately in connection with the Restructuring Transactions in respect of Management Fee Shares, including Class A shares originally issued to the Administrator which have been sold or transferred prior to the Restructuring Transactions. For information about the beneficial ownership of Masterworks and each series after the Restructuring Transactions, see “The Restructuring Transactions - Capital Structure Following the Offering.”

(5)	Reflects the number of SPC ordinary shares issued by the applicable segregated portfolio of Masterworks Cayman in respect of Management Fee Shares as of the date hereof, including, as applicable, SPC ordinary shares originally issued to the Administrator which have been exchanged for Class A shares and sold or transferred to third parties prior to the Restructuring Transactions. For information about the beneficial ownership of Masterworks and each series after the Restructuring Transactions, see “The Restructuring Transactions - Capital Structure Following the Offering.” Such SPC shares are exchangeable for Class A shares of a Target Issuer and will be exchangeable for Class A shares of the surviving series after the Restructuring Transactions.

(6)	The total Class A shares outstanding of each surviving series equals the number of Class A shares of the applicable Target Issuer issued, including Class A shares issuable upon exchange of issued and outstanding SPC shares immediately following the consummation of the Restructuring Transactions. The total Class A shares outstanding does not include additional Class A shares which may be issuable upon conversion of Class B shares.

SUMMARY

This summary highlights selected information contained elsewhere in this offering circular. This summary does not contain all of the information you should consider before investing in the Class A shares of a series. You should read this entire offering circular carefully, especially the risks of investing in the Class A shares of a series discussed under “Risk Factors,” before making an investment decision.

Overview

We were formed as a Delaware series limited liability company on November 18, 2024 to facilitate the Restructuring Transactions. Following the Offering, we will not conduct any business activities except for activities relating to maintenance, promotion and the eventual sale of the Artworks. Our strategy will be to hold Artworks for capital appreciation. We may display and promote the Artworks to enhance their value and broaden their exposure to the art-viewing public.

We do not expect to generate any material amount of revenues or cash flow from the Artwork held by any series unless and until the Artwork of such series is sold and no profits will be realized by investors unless they are able to sell their Class A shares of the series or the Artwork of the series is sold. Pursuant to the Target Issuer Agreements (as described below), we will be totally reliant on Masterworks for administrative and asset management services and the payment of all ordinary and routine operating costs, including those relating to each series, our Company as a whole and the Artwork of each series.

Our Series LLC Structure

Following the Restructuring Transactions, each Artwork will be beneficially owned by a separate series of the Company. Each series will hold title to the specific Artwork that it acquires in a segregated portfolio of Masterworks Cayman SPC, or “Masterworks Cayman”, a Cayman Islands segregated portfolio company. We expect that each series will be regarded as a separate partnership for U.S. federal income tax purposes and each segregated portfolio will be treated as a consolidated subsidiary for accounting purposes.

As a series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series of the Company are segregated and enforceable only against the assets of such series under applicable law. Similarly, as a Cayman Islands segregated portfolio company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing of a particular segregated portfolio of Masterworks Cayman are segregated and enforceable only against the assets of such segregated portfolio under Cayman Islands law. This means that a creditor of the Company or Masterworks Cayman would only be entitled to recover against assets attributed and credited to the specific series of the Company or segregated portfolio of Masterworks Cayman, as applicable, to which the obligation is attributed.

The Class A shares represent an investment solely in a particular series and, thus, indirectly in the Artwork beneficially owned by that series. The Class A shares do not represent a general investment in our Company or in Masterworks. Immediately following the completion of the Offering and the Restructuring Transactions, no series of the Company nor any segregated portfolio of Masterworks Cayman will beneficially own any material assets other than the single Artwork associated with such series or have any indebtedness or commercial obligations, other than those assumed under the Target Issuer Agreements.

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The Restructuring Transactions

The purpose of the Offering and the Restructuring Transactions is to increase the efficiency of Masterworks operations by reducing the number of Masterworks issuer entities through a series of transactions, including a business combination, whereby each Target Issuer will be “rolled up” into a newly formed separate series of the Company. Each new series will have the same capitalization and share ownership as the applicable Target Issuer and will beneficially own the same Artwork, with no other material assets or liabilities and substantially the same contractual rights and obligations, tax attributes and governance as the applicable Target Issuer. As a result of the Offering and the Restructuring Transactions, existing members of each Target Issuer will receive one Class A share in a newly formed series of the Company in respect of each Class A share they hold in each Target Issuer with substantially the same voting and other rights as the Class A share held in the applicable Target Issuer.

Prior to the qualification of this offering circular, the Company will convert to a Texas series limited liability company pursuant to Section 10 of the Texas Business Organizations Code (“TBOC”) and will form two protected series in Texas in respect of each Target Issuer.

The Restructuring Transactions will comprise the following transactions which are expected to occur substantially concurrently following the qualification of the offering statement of which this offering circular forms an integral part:

●	Asset Transfers and Assignments. All of the assets of each Target Issuer will be transferred to a newly formed series of the Company (each, a “Merger Series”) in exchange for 100% of the shares of such Merger Series (the “Asset Transfer”). At the same time, each Target Issuer will assign to the applicable Merger Series all agreements to which it is a party and all of its rights to agreements to which the Administrator is a party acting on its behalf (collectively, the “Target Issuer Agreements”) pursuant to assignment and assumption agreements, the form of which is filed as Exhibit 6.3 to the offering statement of which this offering circular forms an integral part. In addition, each series will assume pre-existing obligations of the applicable Target Issuer to exchange Management Fee Shares that are SPC shares for Class A ordinary shares in such series on a one-for-one basis.

●	Distributions. Immediately following the Asset Transfer, each Target Issuer will distribute one share of the applicable Merger Series to each shareholder of such Target Issuer for each share of the same class of Target Issuer they hold, such that following the share distribution, each Merger Series shall have the exact same capitalization and share ownership as the applicable Target Issuer and each shareholder of such Target Issuer (including Masterworks) will hold the same number of shares of the same class(es) in Merger Series as they hold in Target Issuer (the “Distribution”). The Board of Managers of each Target Issuer will declare a record date and effective time prior to the Distribution and the transfer agent for each Target Issuer and the Company will update its books and records to reflect the Distribution once completed.

●	Merger. Immediately following the Distribution, each Merger Series will merge with and into (collectively, the “Merger”) a newly created series of the Company (“series” or “surviving series”) pursuant to a merger agreement, the form of which is filed as Exhibit 6.4 to the offering statement of which this offering circular forms an integral part, and each outstanding share of Merger Series will be converted into the Merger Consideration which consists of one share of the surviving series of the same class as the Merger Series share. The surviving series will succeed to all rights and obligations of Target Issuers under Target Issuer Agreements as a result of the aforementioned assignment and Merger. Following the Merger, the Company will convert back into a Delaware series limited liability company.

●	Dissolution. Under each Target Issuer’s operating agreement, the Target Issuer shall commence its winding up and dissolution without the need for shareholder approval upon the Target Issuer’s insolvency and/or upon a sale of all or substantially all of its assets (which expressly includes a sale of 100% of the equity interests of any subsidiary of the Target Issuer which owns the underlying artwork). Immediately following the Distributions, the Company believes the Target Issuer will be insolvent under Delaware law since it will have no assets and no ability to pay its debts. In addition, the Company believes the distribution itself constitutes a sale of all the assets of the Target Issuer for purposes of the operating agreement, since the intent of the provision is to permit dissolution when there would be no purpose or benefit to maintain the existence of the Target Issuer. Accordingly, each Target Issuer will be dissolved (the “Dissolution”) after the Merger and any outstanding membership interests in such Target Issuer will be concurrently extinguished.

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Economic and Voting Rights

The following table further describes the economic and voting rights of each share class of a series following the completion of the Offering and the Restructuring Transactions:

Share Class	Summary of Economic and Voting Rights

Class A shares	The Class A shares of each series being offered in each series offering will represent in the aggregate 100% of our members’ capital accounts of each such series and an 80% interest in the profits we recognize upon any sale of the Artwork of such series, after deduction of all management fees and other expenses. The Class A shares of each series have no voting rights other than to vote together as a single class on certain matters that disproportionately and adversely affect such series in relation to any other series and to vote together as a single class and together with holders of all voting Class A shares outstanding of all series together as a single class to remove and replace the Administrator, to remove a member of the Board of Managers for “cause” and to approve certain acts as described in our operating agreement.

Class B shares	The Class B shares of each series initially held by Masterworks are profits interests that will represent 0% of our members’ capital accounts in such series and a 20% interest in the profits we recognize upon any sale of the Artwork of such series, after deduction of all management fees and other expenses. The Class B shares of each series have no voting rights.

Class C share	The Class C share of each series represents a special class of membership interests, which has no economic rights or obligations. The holder of the Class C share of each series has no voting rights, but does have the right to remove and or replace all or any members of the Board of Managers and reconstitute the Board without “cause” for any reason.

Masterworks Management Fee Shares and Compensation Arrangements

Masterworks compensation arrangements will not change as a result of the Restructuring Transactions and existing compensation arrangements for each Target Issuer will be assumed by each surviving series. Masterworks compensation for all Target Issuers and for each surviving series consists of a 20% share of profits in the form of Class B shares and a 1.5% per annum issuance of Management Fee Shares for administrative services performed by the Administrator and as reimbursement for ordinary and necessary administrative costs and expenses paid by the Administrator on behalf of the Target Issuer and Masterworks Cayman. In addition, at the time of the Target Issuer’s initial Regulation A offering, Masterworks received a one-time payment from each Target Issuer equal to 10% of the offering amount as an expense allocation, or “true up”. No additional expense allocation will be paid in connection with the Restructuring Transactions or this Offering. Management Fee Shares are not part of this Offering and therefore will remain “restricted securities” following this Offering.

Company Information

We are a manager-managed series limited liability company, managed by the Board of Managers. Our principal office is located at 1 World Trade Center, 57th Floor, New York, New York 10007 and our phone number is (203) 518-5172. Our corporate website address is the website address of Masterworks at www.masterworks.com. Information contained on, or accessible through, the website is not a part of, and is not incorporated by reference into, this offering circular.

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THE OFFERING

Securities being Offered

We are offering the number of Class A ordinary shares of each series referenced in the “Series Offering Table”.

Each series is intended to be a separate series of the Company for purposes of accounting for assets and liabilities and tax reporting. See “Description of Shares” for further details. The Class A shares of each series will be non-voting except with respect to certain matters set forth in our operating agreement. The ownership of Class A shares in a particular series is an investment only in that series and not an investment in the Company as a whole or Masterworks.

Number of Shares Outstanding Before the Offering	Prior to giving effect to the Offering, 100% of the membership interests of each series are held by Masterworks in the form of 1,000 Class B shares of such series.

Second Amended and Restated Operating Agreement	Our second amended and restated operating agreement, referred to herein as the “operating agreement,” created up to four classes of membership interests for each series in the form of Class A ordinary shares of a series, Class A preferred shares of a series, Class B shares of a series, as well as a Class C share of a series. The operating agreement also provides that each series that is a successor in interest to a Target Issuer shall only be authorized to issue the classes of shares and the number of shares of each class as was authorized by the Target Issuer prior to the Restructuring Transactions, unless such series obtains the requisite consent of holders of voting shares to authorize the issuance of additional share classes or shares. By virtue of the Offering and the Restructuring Transactions, investors will become party to the operating agreement.

Number of Shares Outstanding After the Offering

The number of Class A shares of each series is set forth in the “Series Offering Table” section in the forepart of this offering circular, which excludes Management Fee Shares. No additional Class A shares will be outstanding immediately after the closing of the Offering, but Masterworks will continue to earn Management Fee Shares in each segregated portfolio at the rate of 1.5% per annum in respect of management and administrative services and administrative costs and expenses, pursuant to and in accordance with the terms of the Target Issuer Agreements which shall apply to the surviving series to the same extent as they applied to the Target Issuers prior to the Restructuring Transactions.

1,000 Class B shares of each series (100% held by Masterworks) that will entitle Masterworks to a 20% profits interest upon a sale of the Artwork of each series and will be convertible into Class A shares of each respective series based on a formula that would result in the issuance of a number of Class A shares of each series to Masterworks equal to the quotient of (a) 20% of the aggregate increase in value of the issued and outstanding Class A and Class B shares of each series over the $20.00 initial offering price, divided by (b) the value of the Class A shares of each series at the time of conversion.

Each series will have an authorized Class C share. A Class C share of a series has no economic rights or obligations and has no voting rights, but has so-called “kick-out” rights, which represents the right to remove and or replace all or any members of the Board of Managers of the Company and reconstitute the Board without “cause” for any reason. The Class C shares can only be issued to, transferred to, or, held by, a Masterworks affiliate and there can only be one holder of Class C shares of all series of the Company at any point in time.

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The Restructuring Transactions	The Restructuring Transactions contemplate an Asset Transfer, Distribution, Merger and Dissolution. See the section entitled “The Restructuring Transactions” for further information. As a result of the Offering and the Restructuring Transactions, each shareholder of each Target Issuer will receive one share of the applicable series for each share they hold in the Target Issuer with substantially the same economic and voting rights in the series as they currently hold in the Target Issuer.

Investment Amount Restrictions	To invest in the Offering, the aggregate purchase price you pay for your investment cannot be more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. For general information on investing, you are encouraged to refer to www.investor.gov. As a result of the Restructuring Transactions, the series have received representations that all persons that are eligible to participate in this Offering are “qualified purchasers” (as defined in Regulation A under the Securities Act).

Voting Rights

The Class A shares of each series have no voting rights other than to vote together as a single class on certain matters that disproportionately and adversely affect such series in relation to any other series and to vote together as a single class and together with holders of all voting Class A shares outstanding of all series together as a single class to remove and replace the Administrator, to remove a member of the Board of Managers for “cause” and to approve certain acts as described in our operating agreement, including certain proposed amendments to the operating agreement.

The Class B shares of each series have no voting rights.

The Class C share of each series, which can only be held by or transferred to a Masterworks affiliate, will have the right to remove and or replace all or any members of the Board of Managers and reconstitute the Board without “cause” for any reason.

Any member that beneficially owns 5% or more of the Class A shares of a series (excluding shares beneficially owned by Masterworks) may irrevocably limit or eliminate its voting rights pursuant to our operating agreement. Class A shares held by Masterworks, if any, are non-voting. Any member of a Target Issuer who limited or eliminated its voting rights pursuant to the applicable operating agreement or subscription agreement shall be automatically subject to the same voting limit with respect to the applicable surviving series.

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Risk Factors	Investing in the Class A shares of any series involves risks. See the section entitled “Risk Factors” for a discussion of factors you should carefully consider.

Use of Proceeds	We expect to receive gross in-kind proceeds in connection with the Offering and the Restructuring Transactions as set forth in the “Use of Proceeds to Issuer” section of this offering circular. Masterworks will pay all expenses of the Offering and the Restructuring Transactions, including fees and expenses associated with qualification of the Offering under Regulation A. Therefore, the gross proceeds received in connection with the Offering and Restructuring Transactions will equal the net proceeds received in connection with the Offering and the Restructuring Transactions.

Closing	The Company will close the entire Offering at one time. Each Target Issuer will file a Form 1-U with the SEC when it is identified in this offering circular and upon consummation of the transactions contemplated by this offering circular. In addition, the Administrator intends to notify all existing shareholders of these transactions prior to the consummation of this Offering by electronic communications or via the Masterworks Platform at www.masterworks.com.

Termination of the Offering	We reserve the right to terminate the Offering for any reason at any time prior to the closing.

Transfer Restrictions	The Class A shares of a series may only be transferred by operation of law or with the consent of the Company:

●	To an immediate family member or an affiliate of the owner of the Class A shares of a series,
●	To a trust or other entity for estate or tax planning purposes,
●	As a charitable gift,
●	On a trading platform approved by Masterworks, such as the ATS, or
●	In a transaction otherwise approved by Masterworks.

Transfer Agent and Registrar	The transfer agent and registrar for the Class A shares of any series is Equity Stock Transfer, LLC. The transfer agent’s address is 237 West 37th Street, Suite 602, New York, New York 10018. The transfer agent’s telephone number is (212) 575-5757.

Distributions	None, unless and until there is a sale of the Artwork of a series, at which point we plan to pay a distribution to the shareholders of such series. There can be no assurance as to the timing of a distribution or that we will pay a distribution at all.

DETERMINATION OF OFFERING PRICE

The Offering size equals the aggregate value of the Class A shares of the Target Issuers immediately prior to the Restructuring Transactions, excluding the Management Fee Shares. For such purposes, we use the net asset value, or “NAV” per Class A share as of the most recent practicable date. NAV per Class A share equals the most recent appraised value of the relevant artwork as determined by Masterworks, reduced by the applicable liquidation preference attributable to Management Fee Shares, if applicable, and further reduced by the aggregate profit share, if any, attributable to the Class B shares, divided by the fully diluted number of Class A shares outstanding (including all Management Fee Shares).

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SERIES DISTRIBUTION POLICY

No series has made distributions on the Class A shares of such series since our formation and we do not anticipate making distributions in the foreseeable future on any Class A shares, unless and until the Artwork held by such series is sold, at which point we will pay any expenses for which we are responsible and make a distribution to the holders of the Class A shares of such series in accordance with our operating agreement. There can be no assurance as to the timing of a distribution or that we will pay a distribution at all. There are no contractual restrictions on the ability of a series to make distributions.

RISK FACTORS

In general, we do not believe that there are any significant risk factors associated with this Offering or the Restructuring Transactions. However, investors should carefully consider the following specific risk factors, in addition to the other information set forth in this offering circular, to understand the risks associated with the Company and an investment in the Class A shares of any series of the Company.

Investors should also read the section entitled “Risk Factors” in the offering circular of each Target Issuer, which is incorporated by reference herein and shall apply in whole to each relevant series after giving effect to the Restructuring Transactions. See “Incorporation of Certain Information by Reference.”

Risks Related to our Business Model

Following the Offering, owning Class A shares in a series of the Company constitutes only an investment in that series and not in our Company or directly in any Artwork.

An investor will acquire an ownership interest in a series following the Offering and the Restructuring Transactions and not, for the avoidance of doubt, in (i) our Company, (ii) any other series (unless applicable), (iii) Masterworks, or (iv) directly in an Artwork associated with the series or any Artwork owned by any other series. This results in limited voting rights of the investor, including rights solely related to a particular series, and are further limited by the operating agreement, described further herein. Investors will have voting rights only with respect to certain matters, primarily relating to amendments to the operating agreement that would adversely change the rights of the interest holders and removal of a member of the Board of Managers of the Company for “cause.” Masterworks thus retains significant control over the management of the Company, each series and the Artworks. Furthermore, because the interests in a series do not constitute an investment in the Company as a whole, holders of the interests in a series are not expected to receive any economic benefit from the assets of any other series. In addition, the economic interest of a holder of Class A shares in a series reflects an investment in an Artwork, but also an interest in our corporate and governance structure and our management arrangement with Masterworks. Accordingly, ownership of Class A shares is not identical to owning a direct undivided interest in an Artwork.

Risks Related to our Reliance on Masterworks

The Board of Managers will have complete authority to administer our business consistent with the terms and conditions of our operating agreement, with limited exceptions.

The Board of Managers will have sole voting power over all matters, including: mergers, consolidations, acquisitions, winding up and dissolution; except, the Board of Managers shall not have the authority to do any of the following without first obtaining the prior approval or consent of the holders of a majority of the voting shares of any series affected, except as otherwise set forth therein:

●	Amend, waive or fail to comply with any material provision of the operating agreement that disproportionately and adversely affects the Class A shareholders of such series;
●	Acquire additional material assets other than the Artwork of each series, incur debt for borrowed money or engage in business activities that are unrelated to the ownership, maintenance, promotion and sale of the Artwork of a series; or
●	Issue additional shares other than pursuant to the agreements and instruments described herein.

Additionally, we, in our sole and absolute discretion, may decide to sell the Artwork of a series at any time and in any manner.

This concentration of control in the Board of Managers may delay, deter or prevent acts that would be favored by holders of the Class A shares of a series. The interests of the Board of Managers or the Administrator may not always coincide with our interests or the interests of the holders of the Class A shares of a series. As a result, the market price of the Class A shares of a series could decline, or holders of the Class A shares of a series might not receive a premium over the then-current market price of the Class A shares of a series upon a change in control.

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Holders of the Class A shares of a series do not elect or vote on the Board of Managers and have limited ability to influence decisions regarding our business.

Our operating agreement provides that our assets, affairs and business will be managed under the direction of the Board of Managers. Holders of the Class A shares of a series do not elect or vote on the Board of Managers and, except for kick-out rights granted to Masterworks, members of the Board of Managers can only be removed by (i) a majority of the existing Board of Managers, or (ii) by the affirmative vote of holders of two-thirds (2/3) of the voting Class A shares outstanding of each series voting separately as a class and of all series together voting as a single class and only for “cause”, as defined in the operating agreement. Accordingly, unlike the holders of common stock in a corporation, holders of Class A shares of a series have only limited voting rights on matters affecting our business, and therefore limited ability to influence decisions regarding our business.

Risks Relating to Potential Conflicts of Interest

Although Masterworks will own 1,000 Class B shares of each series representing a 20% profits interest in such series, and will beneficially own Class A shares of each series following this Offering, Masterworks may eventually forfeit, sell or transfer its shares.

The alignment that will exist upon the final closing of this Offering between Masterworks and the shareholders of each series in this Offering may not exist in the future. Masterworks earns the vast majority of its management fees and obtains profits interests in the form of equity interests in issuers sponsored on the Masterworks Platform and periodically sells these equity interests for cash consideration. In addition, Masterworks entered into a revolving secured promissory note with the Lynn Family Trust 001 pursuant to which it pledged substantially all of its assets, including any and all equity interests it owns in the Company, as collateral for borrowings thereunder. If Masterworks were to default under the revolving promissory note, such default could result in a forfeiture of its interests in the Company. If Masterworks were to forfeit, sell or transfer a significant portion of its shares in the Company or Masterworks Cayman, the interests of Masterworks may differ significantly from those of investors in this Offering and subsequent holders of the Class A shares. As a result, we cannot assure investors that the alignment between Masterworks and investors will exist in the future or that Masterworks will execute a discretionary sale of the Artwork of a series at a time that is in the best interests of holders of the Class A shares of such series.

As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements, including the requirements for a board of directors or independent board committees.

We do not intend to list the Class A shares of any series on a national securities exchange. As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements that an issuer listing on a national stock exchange would be. The Board of Managers is made up of Nigel Glenday, Joshua B. Goldstein, and Eli D. Broverman. One of the members of the Board of Managers, Eli D. Broverman, serves as the Independent Manager on the Board of Managers (the “Independent Manager”). The Independent Manager serves to protect the interests of the holders of the Class A shares of all series and is tasked with reviewing and approving all related party transactions of our Company with our affiliates and address all conflicts of interest that may arise between us and the holders of the Class A shares of any series and our affiliates. If the Independent Manager resigns from such position on the Board of Managers at any time, the remaining members of the Board of Managers shall appoint a replacement that meets the standards of an independent director pursuant to the standards set forth in NASDAQ Marketplace Rule 4200(a)(15). Accordingly, we do not have, nor are we required to have (i) a board of directors of which a majority consists of “independent” directors under the listing standards of a national stock exchange, (ii) an audit committee composed entirely of independent directors and a written audit committee charter meeting a national stock exchange’s requirements, (iii) a nominating/corporate governance committee composed entirely of independent directors and a written nominating/corporate governance committee charter meeting a national stock exchange’s requirements, (iv) a compensation committee composed entirely of independent directors and a written compensation committee charter meeting the requirements of a national stock exchange and (v) independent audits of our internal controls. Accordingly, you may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of a company listed on a national stock exchange.

We are party to agreements that exculpate the Board of Managers, the Administrator and its affiliates, and certain other persons engaged on behalf of the Administrator from liabilities with respect to certain actions taken, even if such actions are negligent, which also reduces the remedies available to investors for certain acts by such persons.

Our operating agreement limits the liability of the Board of Managers, any of our members, any person who is an officer of ours and any person who serves at the request of the Board of Managers on behalf of us as an officer, director, members of the Board of Managers, Independent Manager, partner, member, stockholder or employee of such person. The Target Issuer Agreements limit the liability of the Administrator, its affiliates, managers, officers and members. None of the foregoing persons shall be liable to us or the Administrator or any other member of us for any action taken or omitted to be taken by it or by other person with respect to us, including any negligent act or failure to act, except in the case of a liability resulting from any of the foregoing person’s own actual fraud, gross negligence, willful misconduct, bad faith, breach of fiduciary duties that have not been waived, reckless disregard of duty or any intentional and material breach of the operating agreement or conduct that is subject of a criminal proceeding (where such person has reasonable cause to believe that such conduct was unlawful). With the prior consent of the Board of Managers, any of the foregoing persons may consult with legal counsel and accountants with respect to our affairs (including interpretations of the operating agreement) and shall be fully protected and justified in any action or inaction which is taken or omitted in good faith, in reliance upon and in accordance with the opinion or advice of such counsel or accountants. In determining whether any of the foregoing persons acted with the requisite degree of care, such person shall be entitled to rely on written or oral reports, opinions, certificates and other statements of the members of the Board of Managers, officers, employees, consultants, attorneys, accountants and professional advisors of us selected with reasonable care; provided, that no such person may rely upon such statements if it believed that such statements were materially false. The foregoing limitations on liability reduce the remedies available to the holders of the Class A shares of any series for actions taken which may negatively affect us.

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Our appraisal of the fair market value of an Artwork may differ from the appraisal that would be issued by an independent third-party and you are cautioned not to place undue reliance on any appraisal issued by Masterworks.

Appraisals are performed by employees of the Administrator and, therefore, Masterworks has conflicts of interest in performing appraisals. Masterworks performs appraisals of artwork in conformity with the 2024-2025 Uniform Standards of Professional Appraisal Practice (USPAP) developed by the Appraisal Standards Board of the Appraisal Foundation, although conflicts of interest may call into question standards related to appraiser independence. Accordingly, our appraisal of the fair market value of an Artwork may differ from the appraisal that would be issued by an independent third party and you are cautioned not to place undue reliance on any appraisal issued by Masterworks.

Risks Relating to Ownership of the Class A shares of a series and the Offering

Our operating agreement designates the federal district courts of the United States of America as the exclusive forum for disputes between us and our shareholders involving claims under the Securities Act, which, if enforced by the courts, will restrict our shareholders’ ability to choose the judicial forum for Securities Act disputes.

Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all Securities Act actions. Accordingly, both state and federal courts have jurisdiction to entertain such claims. To prevent having to litigate claims in multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, our operating agreement provides that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. There is uncertainty as to whether a court would enforce such provision, and the enforceability of similar choice of forum provisions in other companies’ constitutive documents has been challenged in legal proceedings. While the Delaware courts have determined that such choice of forum provisions are facially valid, a shareholder may nevertheless seek to bring a claim in a venue other than those designated in the exclusive forum provisions. In such instance, we would expect to vigorously assert the validity and enforceability of the exclusive forum provisions of our operating agreement. This may require significant additional costs associated with resolving such action in other jurisdictions and there can be no assurance that the provisions will be enforced by a court in those other jurisdictions.

This choice of forum provision may limit a shareholder’s ability to bring a Securities Act claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, or other employees. If a court were to find the exclusive-forum provision in our operating agreement to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving the dispute in other jurisdictions, which could seriously harm our financial condition.

The Class A shareholders of a series will have very limited voting rights and we will have the ability to sell the Artwork of a series without shareholder approval.

Our operating agreement provides that the assets, affairs and business of our Company will be managed under the direction of our Board of Managers. Our Board of Managers, in their sole and absolute discretion, will have the ability to sell the Artwork of a series at any time and in any manner. Our shareholders do not elect or vote on our Board of Managers. The Class A shares of each series have no voting rights other than to vote together a single class on certain matters that disproportionately and adversely affect such series in relation to any other series and to vote together as a single class and together with holders of all voting Class A shares outstanding of all series together as a single class to remove and replace the Administrator, to remove a member of the Board of Managers for “cause” and to approve certain acts as described in our operating agreement, including certain proposed amendments to the operating agreement.

Each outstanding Class A share of a series entitles the holder to one vote on all matters submitted to a vote of shareholders of such series, provided, that Class A shares of a series beneficially owned by Masterworks, if any, and shares of a series held by certain shareholders of such series that irrevocably elect to limit or eliminate their voting rights, if any, shall not vote. Generally, matters to be voted on by our shareholders must be approved by a majority of the votes cast by all Class A shares of an affected series or of all the series of our Company as one group, as applicable, present in person or represented by proxy, although the vote to remove a member of the Board of Managers for “cause” or to remove and replace the Administrator requires a two-thirds (2/3) vote of the voting shares of each series voting separately as a class and all of the series then existing voting as a single class. If any vote occurs, you will be bound by the majority or supermajority vote, as applicable, even if you did not vote with the majority or supermajority.

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We will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. Therefore, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies,” and our investors could receive less information than they might expect to receive from exchange traded public companies.

We will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for “emerging growth companies” under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of the issuer’s fiscal year. Therefore, our investors could receive less information than they might expect to receive from exchange traded public companies.

Because we do not have an audit committee, holders of the Class A shares of a series will have to rely on our Board of Managers and the Independent Manager to perform these functions.

We do not have an audit committee. The Board of Managers, made up of Nigel Glenday, Joshua B. Goldstein and Eli D. Broverman will perform the duties normally performed by an audit committee for an entity such as ours. One of the members of the Board of Managers, Eli D. Broverman, serves as the Independent Manager on the Board of Managers. The Independent Manager serves to protect the interests of the holders of the Class A shares of each series and is tasked with reviewing and approving all related party transactions between us and our affiliates and address all conflicts of interest that may arise between us and the holders of the Class A shares of each series and our affiliates. If the Independent Manager resigns from such position on the Board of Managers at any time, the remaining members of the Board of Managers shall appoint a replacement that meets the standards of an independent director pursuant to the standards set forth on NASDAQ pursuant to NASDAQ Marketplace Rule 4200(a)(15).

Provisions of our Certificate of Formation and our Operating Agreement may delay or prevent a take-over which may not be in the best interests of holders of the Class A shares of a series.

Provisions of our Certificate of Formation and the operating agreement may be deemed to have anti-takeover effects, which include, among others, the Board of Managers having sole and exclusive control of the operations of us with the exclusion of the holders of the Class A shares of a series being able to vote upon certain limited circumstances, and may delay, defer or prevent a takeover attempt.

If certain Masterworks advertisements are considered offers, we may not meet traditional offering circulars delivery requirements.

The rules adopted by the SEC related to Regulation A offerings under the Securities Act require that any written offer be accompanied with or preceded by an offering circular. Section 2(a)(3) of the Securities Act defines the term “offer” expansively to include “every attempt or offer to dispose of, or solicitation of an offer to buy, a security or interest in a security, for value” and the Company understands that the SEC has consistently taken a very broad view of what may constitute an offer. Masterworks has previously produced advertisements on mediums such as television that may be deemed to be “offers” under the Securities Act.

In the future, Masterworks may disseminate advertisements on mediums, such as television, radio, or direct mail, that may not satisfy traditional offering circular delivery requirements under the Securities Act and may relate to advisory services or financial products sold pursuant to exemptions that do not require delivery of an offering circular. However, if any such advertisements are deemed to be “offers” of securities in this Regulation A offering, such communications could violate the securities laws and could result in fines, penalties and or other remedial actions. This could adversely affect our business and results of operations, and we may be forced to terminate series offerings or sell the Artwork of each affected series. In addition, Masterworks may need to discontinue or suspend certain types of advertisements, which would likely be harmful to its business and may have a material adverse effect on the Company and Class A shareholders.

There is a risk that persons who receive Class A shares offered hereby are not “qualified purchasers” as defined in Regulation A under the Securities Act, which may have adverse effects on the Company’s ability to effectuate the Offering and the Restructuring Transactions as contemplated.

To complete the Offering in accordance with Regulation A the Company has an affirmative obligation to comply with the conditions of Regulation A, including the requirement that the Class A shares of each series be offered and sold only to “qualified purchasers.”

The Company does not intend to obtain new representations from investors in each Target Issuer that they are an “accredited investor” or “qualified purchaser”, but rather, intends to rely on “qualified purchaser” representations previously made by all persons to whom the Offering is directed which will be assigned to the Company and information already in its possession, including information collected directly from investors in Target Issuers. Further, there is no cash consideration involved in the Offering and the Offering, viewed in conjunction with the Restructuring Transactions, involves no change in economic value with respect to any shareholder’s existing investment. Such approach has not been endorsed by the SEC or other regulatory or judicial authority and there is a risk they would disagree with the Company’s position.

There is a risk that not all participants in the Offering are “qualified purchasers”. The Company’s failure to address this risk could result in a determination that the exemption from the registration requirements of the Securities Act of 1933 afforded by Regulation A is inapplicable to the Offering, which could result in a violation of applicable securities laws. In such event, the Company may be unable to consummate the Offering, may seek to consummate the offering through an alternative transaction structure and or may be required to take remedial action, which may include abandoning, reversing or rescinding the transactions contemplated by this offering statement.

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DILUTION

No dilution will occur as a result of the Restructuring Transactions or the Offering. However, Masterworks will receive securities exchangeable for Class A shares following the completion of the Offering in accordance with the Target Issuer Agreements. Such dilution is described in each offering circular of the Target Issuers, which is incorporated by reference herein. See “Incorporation of Certain Information by Reference.”

PLAN OF DISTRIBUTION

The Class A shares of each series are being offered in respect of the Merger Consideration in connection with the Restructuring Transactions, such that all of the assets, rights and obligations of each Target Issuer are transferred into a separate series of the Company. The Offering will only be available to existing members of the Target Issuers and no action is required on the part of the existing members of the Target Issuers in connection with this Offering.

Masterworks, and not the Company or any series, will pay all of the expenses incurred in connection with the Offering and the Restructuring Transactions and neither the Company nor any series will receive any cash consideration from the Offering. The Offering is not being conducted through underwriters and neither Masterworks, LLC nor any other affiliated entity involved in the Offering is currently a member firm of FINRA.

Following the consummation of the Offering, the Class A shares will be distributed to members of the Target Issuers automatically through the Masterworks Platform and all records will be updated by the Target Issuers, the Company and the transfer agent as promptly as possible. The Administrator intends to notify all existing members of the Target Issuers of the Restructuring Transactions prior to the consummation of this Offering by electronic communications or via the Masterworks Platform.

Transfer Agent and Registrar

The transfer agent and registrar for the Class A shares of each series is Equity Stock Transfer, LLC. The transfer agent’s address is 237 West 37th Street, Suite 602, New York, New York 10018. The transfer agent’s telephone number is 212-575-5757. We intend to avoid registration of the Class A shares of each series under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and may avail ourselves of the conditional limitation on shares “held of record” contained in Rule 12g5-1(a)(7) of the Exchange Act. In connection with any shareholder distributions upon a sale of an Artwork of a series, we may also engage Equity Stock Transfer, LLP as paying agent in accordance with the terms of our operating agreement.

Book-Entry Records of Class A shares

Following the Offering and the Restructuring Transactions, share registers will be updated by the transfer agent to reflect the membership of each series, which shall be identical to the share registry of each Target Issuer prior to giving effect to the Offering and the Restructuring Transactions. Ownership of the Class A shares will be represented in “book-entry” only form directly in the name of the respective owner of the Class A shares and shall be recorded by the Company and no physical certificates shall be issued, nor received, by the Company or any other person. The Company or Masterworks shall send out email confirmations of positions and notifications of changes “from” us upon each and every event affecting any person’s ownership interest.

Investment Amount Limitations

As a result of the Restructuring Transactions, each series of the Company has been assigned Target Issuer shareholder representations contained in subscription agreements and secondary transaction agreements that the shareholders of the Target Issuers are each a “qualified purchaser” (as defined in Regulation A under the Securities Act).

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As a Tier 2, Regulation A offering, investors must either comply with the 10% limitation on investment or be an “Accredited Investor,” as defined under Rule 501 of Regulation D. If you meet one of the following tests you should qualify as an Accredited Investor:

(i)	You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse or spousal equivalent in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)	You are a natural person and your individual net worth, or joint net worth with your spouse or spousal equivalent, exceeds $1,000,000 at the time you purchase Class A shares (please see below on how to calculate your net worth);

(iii)	You are a director, executive officer or general partner of the issuer or a director, executive officer, or general partner of the general partner of the issuer;

(iv)	You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, or limited liability company, not formed for the specific purpose of acquiring the Class A shares, with total assets in excess of $5,000,000;

(v)	You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an investment advisor registered pursuant to the Investment Advisers Act of 1940 or registered pursuant to the laws of a state, an investment advisor relying on the exemption of registering with the SEC under the Investment Advisers Act of 1940, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940, or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958, or a Rural Business Investment Company as defined in the Consolidated Farm and Rural Development Act, or a private business development company as defined in the Investment Advisers Act of 1940;

(vi)	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(vii)	You are a trust with total assets in excess of $5,000,000, your purchase of Class A shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Class A shares; or

(viii)	You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(ix)	You are an entity, of a type not listed in the above paragraphs (iv), (v), (vi), (vii), or (viii), not formed for the specific purpose of acquiring the Class A shares, owning investments in excess of $5,000,000;

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(x)	You are a natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the SEC has designated as qualifying an individual for accredited investor status;

(xi)	You are a “family office,” as defined by the Investment Advisers Act of 1940, with assets under management in excess of $5,000,000, and is not formed for the specific purpose of acquiring the Class A shares, and your prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment;

(xii)	You are a “family client,” as defined under the Investment Advisers Act of 1940, of a family office meeting the requirements in the above paragraph (xi), and your prospective investment in the issuer is directed by such family office pursuant to the above paragraph (xi).

Offering Period and Expiration Date

We reserve the right to terminate this Offering for any reason at any time prior to the closing. We will close the entire Offering at one time. This Offering will commence and conclude within 48 hours of qualification by the SEC.

Masterworks Platform

We plan to use the Masterworks Platform website at https://www.masterworks.com/ to provide notification about the Offering and the Restructuring Transactions. This offering circular as well as amendments to this offering circular after it has been publicly filed and prior to qualification by the SEC will be furnished to prospective investors for their review on the website as well.

USE OF PROCEEDS TO ISSUER

We expect to receive gross in-kind proceeds in connection with this Offering and the Restructuring Transactions valued at $70,429,343.50. Masterworks will pay all expenses of this offering, including fees and expenses associated with qualification of this Offering under Regulation A and all expenses of the Restructuring Transactions. Therefore, the gross proceeds received in connection with this Offering and the Restructuring Transactions will equal the net proceeds received in connection with this offering and the Restructuring Transactions. At the time of the closing of the Offering and the Restructuring Transactions, the same number and types of interests in each series as those in each Target Issuer will be issued and outstanding, each series will beneficially own its respective Artwork and the Company will have no indebtedness. See “Series Offering Table” for additional details on each series.

THE RESTRUCTURING TRANSACTIONS

The following is a description of the Restructuring Transactions, which you should read carefully along with the rest of this offering circular.

Overview

The purpose of the Restructuring Transactions is to reduce the number of Masterworks issuer entities through a series of transactions, including a business combination, whereby each Target Issuer will be “rolled up” into a newly formed separate series of the Company. The new series will have the same capitalization and share ownership as the Target Issuer and will beneficially own the same Artwork, with no other material assets or liabilities and substantially the same contractual rights and obligations, tax attributes and governance as the Target Issuer. As a result of the Restructuring Transactions, existing members of each Target Issuer will receive one Class A share in the new series in respect of each Class A share they hold in the Target Issuer with substantially the same voting and other rights as the Class A shares in the Target Issuer.

Prior to the qualification of this offering circular, the Company will convert to a Texas series limited liability company pursuant to Section 10 of the TBOC and will form two protected series in Texas in respect of each Target Issuer.

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The Restructuring Transactions will comprise the following transactions which are expected to occur substantially concurrently following the qualification of the offering statement of which this offering circular forms an integral part:

●	Asset Transfers and Assignments. All of the assets of each Target Issuer will be transferred to a newly formed series of the Company (each, a “Merger Series”) in exchange for 100% of the shares of such Merger Series (the “Asset Transfer”). At the same time, each Target Issuer will assign to the applicable Merger Series all agreements to which it is a party and all of its rights to agreements to which the Administrator is a party acting on its behalf (collectively, the “Target Issuer Agreements”). In addition, each series will assume pre-existing obligations of the applicable Target Issuer to exchange Management Fee Shares that are SPC shares for Class A ordinary shares in such series on a one-for-one basis.

●	Distributions. Immediately following the Asset Transfer, each Target Issuer will distribute one share of the applicable Merger Series to each shareholder of such Target Issuer for each share of the same class of such Target Issuer they hold, such that following the Share Distribution, each Merger Series shall have the exact same capitalization and share ownership as the applicable Target Issuer and each shareholder of such Target Issuer (including Masterworks) will hold the same number of shares of the same class(es) in Merger Series as they hold in Target Issuer (the “ Distribution”). The Board of Managers of each Target Issuer will declare a record date and effective time prior to the Distribution and the transfer agent for each Target Issuer and the Company will update its books and records to reflect the Distribution once completed.

●	Merger. Immediately following the Distribution, each Merger Series will merge with and into (collectively, the “Merger”) a newly created series of the Company (“series” or “surviving series”) pursuant to a merger agreement, the form of which is filed as Exhibit 6.4 to the offering statement of which this offering circular forms an integral part, and each outstanding share of Merger Series will be converted into the Merger Consideration which consists of one share of the surviving series of the same class as the Merger Series share. The surviving series will succeed to all rights and obligations of Target Issuers under Target Issuer Agreements as a result of the aforementioned assignment and Merger. Promptly after the effective time of the Merger, the Issuer will convert back to Delaware.

●	Dissolution. Under each Target Issuer’s operating agreement, when the Target Issuer is insolvent and/or upon the sale of all or substantially all of its assets (which expressly includes a sale of 100% of the equity interests of any subsidiary of the Target Issuer which owns the underlying artwork), the Target Issuer shall commence its winding up and dissolution without the need for shareholder approval. Immediately following the Merger, the Target Issuer will no longer be able to pay its debts when they become due and since the Company believes the distribution constitutes a sale of all the assets of the Target Issuer for purposes of interpreting its operating agreement, each Target Issuer will be dissolved and any outstanding membership interests in such Target Issuer will be concurrently extinguished.

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Detailed Restructuring Steps

Series Formation. To execute the Restructuring Transactions, prior to the qualification of this Offering Statement the Company will convert to a Texas series limited liability company pursuant to Section 10 of the TBOC and will form two protected series (the “Merger Series” and the “surviving series”) in respect of each Target Issuer, or 90 series in the aggregate. Upon formation, Masterworks will be the sole member of each Merger Series and each surviving series in respect of a $100 capital contribution to each such series, provided that such membership and membership contribution shall be redeemed automatically in connection with the Restructuring Transactions for the full amount of such capital contributions, such that following the Restructuring Transactions each series will have the same amount of cash as the applicable Target Issuer had immediately prior to the Restructuring Transactions and Masterworks will have the same ownership interest of each series as it had in each Target Issuer immediately prior to the Restructuring Transactions. The following table lists the name of each Target Issuer and each series of the Company prior to giving effect to the Restructuring Transactions, the number of Class A ordinary shares offered in the Offering, which is equal to the number of Class A ordinary shares sold by the applicable Target Issuer in its initial Regulation A Offering, and the number of Class A shares of the Target Issuer issued in respect of Management Fee Shares (including Class A shares originally issued to the Administrator which have been sold or transferred prior to the Restructuring Transactions), which will be issued by the applicable series privately in connection with the Restructuring Transactions.

Target Issuer	Merger Series	Surviving Series	Class A Shares Offered	Management Fee Shares (Issuer)	Type of Management Fee Shares(1)
Masterworks 136, LLC	Series 136-A	Series 136	111,050	3,656	Ordinary
Masterworks 142, LLC	Series 142-A	Series 142	92,600	3,209	Ordinary
Masterworks 144, LLC	Series 144-A	Series 144	31,100	614	Ordinary
Masterworks 145, LLC	Series 145-A	Series 145	31,100	536	Ordinary
Masterworks 146, LLC	Series 146-A	Series 146	80,500	1,837	Ordinary
Masterworks 147, LLC	Series 147-A	Series 147	94,350	1,844	Ordinary
Masterworks 149, LLC	Series 149-A	Series 149	416,250	13,082	Ordinary
Masterworks 150, LLC	Series 150-A	Series 150	58,850	1,752	Ordinary
Masterworks 152, LLC	Series 152-A	Series 152	36,100	618	Ordinary
Masterworks 153, LLC	Series 153-A	Series 153	66,600	1,646	Ordinary
Masterworks 154, LLC	Series 154-A	Series 154	84,650	2,333	Ordinary
Masterworks 155, LLC	Series 155-A	Series 155	61,050	1,694	Ordinary
Masterworks 156, LLC	Series 156-A	Series 156	183,150	6,478	Ordinary
Masterworks 157, LLC	Series 157-A	Series 157	55,500	734	Ordinary
Masterworks 158, LLC	Series 158-A	Series 158	34,950	572	Ordinary
Masterworks 159, LLC	Series 159-A	Series 159	89,400	2,240	Ordinary
Masterworks 160, LLC	Series 160-A	Series 160	63,850	1,755	Ordinary
Masterworks 161, LLC	Series 161-A	Series 161	582,800	20,578	Ordinary
Masterworks 162, LLC	Series 162-A	Series 162	55,500	808	Ordinary
Masterworks 163, LLC	Series 163-A	Series 163	30,550	494	Ordinary
Masterworks 164, LLC	Series 164-A	Series 164	138,750	4,748	Ordinary
Masterworks 165, LLC	Series 165-A	Series 165	49,950	864	Ordinary
Masterworks 166, LLC	Series 166-A	Series 166	105,450	3,655	Ordinary
Masterworks 167, LLC	Series 167-A	Series 167	149,400	3,387	Ordinary
Masterworks 168, LLC	Series 168-A	Series 168	38,450	581	Ordinary
Masterworks 169, LLC	Series 169-A	Series 169	47,200	708	Ordinary
Masterworks 170, LLC	Series 170-A	Series 170	77,700	2,709	Ordinary
Masterworks 171, LLC	Series 171-A	Series 171	44,900	657	Ordinary
Masterworks 172, LLC	Series 172-A	Series 172	77,700	1,942	Ordinary
Masterworks 173, LLC	Series 173-A	Series 173	77,700	1,960	Ordinary
Masterworks 174, LLC	Series 174-A	Series 174	24,200	352	Ordinary
Masterworks 175, LLC	Series 175-A	Series 175	40,800	542	Ordinary
Masterworks 176, LLC	Series 176-A	Series 176	78,250	1,320	Ordinary
Masterworks 177, LLC	Series 177-A	Series 177	77,700	1,617	Ordinary
Masterworks 178, LLC	Series 178-A	Series 178	116,550	2,717	Ordinary
Masterworks 179, LLC	Series 179-A	Series 179	94,350	2,234	Ordinary
Masterworks 180, LLC	Series 180-A	Series 180	44,400	625	Ordinary
Masterworks 182, LLC	Series 182-A	Series 182	30,550	414	Ordinary
Masterworks 183, LLC	Series 183-A	Series 183	30,550	377	Ordinary
Masterworks 185, LLC	Series 185-A	Series 185	61,150	1,497	Ordinary
Masterworks 187, LLC	Series 187-A	Series 187	38,850	534	Ordinary
Masterworks 188, LLC	Series 188-A	Series 188	61,050	840	Ordinary
Masterworks 189, LLC	Series 189-A	Series 189	69,400	905	Ordinary
Masterworks 194, LLC	Series 194-A	Series 194	27,950	372	Ordinary
Masterworks 286, LLC	Series 286-A	Series 286	237,800	1,181	Ordinary

(1)	“Ordinary” means that the Administrator earned or earns Management Fee Shares in the form of Class A ordinary shares and SPC ordinary shares, as applicable, for that particular Target Issuer and “Preferred” means that the Administrator earned or earns Management Fee Shares in the form of Class A preferred shares and SPC preferred shares, as applicable, for that particular Target Issuer.

Asset Transfers and Assignments. All of the assets of each Target Issuer, consisting of cash and 100% of the issued and outstanding shares of the segregated portfolio of Cayman SPC that owns title to the artwork beneficially owned by such Target Issuer (excluding any SPC Management Fee Shares), will be transferred to a newly formed series of the Company (each, a “Merger Series”) in exchange for 100% of the shares of Merger Series. In connection with the Asset Transfers each Target Issuer and each merger series will enter assignment and assumption agreements, the form of which is filed as Exhibit 6.3 to the offering statement of which this offering circular forms an integral part, whereby upon completion of the Restructuring Transactions, Masterworks Vault 17, LLC and each series shall become parties thereto in substitution of each Target Issuer.

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The table below reflects the capitalization of each segregated Portfolio of Masterworks Cayman:

Segregated Portfolio	Number of SPC Shares Held by Target Issuer	Percentage of total SPC shares	Number of SPC Management Fee Shares held by Masterworks(1)	Percentage of total SPC shares
SPC 136	111,050	97.02%	3,408	2.98%
SPC 142	92,600	97.01%	2,856	2.99%
SPC 144	31,100	97.01%	960	2.99%
SPC 145	31,100	97.01%	960	2.99%
SPC 146	80,500	97.02%	2,472	2.98%
SPC 147	94,350	97.04%	2,880	2.96%
SPC 149	416,250	97.03%	12,744	2.97%
SPC 150	58,850	97.01%	1,812	2.99%
SPC 152	36,100	97.00%	1,116	3.00%
SPC 153	66,600	97.01%	2,052	2.99%
SPC 154	84,650	97.03%	2,592	2.97%
SPC 155	61,050	97.01%	1,884	2.99%
SPC 156	183,150	97.02%	5,616	2.98%
SPC 157	55,500	97.04%	1,692	2.96%
SPC 158	34,950	97.03%	1,068	2.97%
SPC 159	89,400	97.02%	2,748	2.98%
SPC 160	63,850	97.03%	1,956	2.97%
SPC 161	582,800	97.02%	17,880	2.98%
SPC 162	55,500	97.04%	1,692	2.96%
SPC 163	30,550	97.03%	936	2.97%
SPC 164	138,750	97.02%	4,260	2.98%
SPC 165	49,950	97.02%	1,536	2.98%
SPC 166	105,450	97.02%	3,240	2.98%
SPC 167	149,400	97.12%	4,429	2.88%
SPC 168	38,450	97.00%	1,188	3.00%
SPC 169	47,200	97.02%	1,452	2.98%
SPC 170	77,700	97.02%	2,388	2.98%
SPC 171	44,900	97.02%	1,380	2.98%
SPC 172	77,700	97.02%	2,388	2.98%
SPC 173	77,700	97.02%	2,388	2.98%
SPC 174	24,200	97.02%	744	2.98%
SPC 175	40,800	97.03%	1,248	2.97%
SPC 176	78,250	97.11%	2,327	2.89%
SPC 177	77,700	97.03%	2,376	2.97%
SPC 178	116,550	97.12%	3,462	2.88%
SPC 179	94,350	97.01%	2,904	2.99%
SPC 180	44,400	97.04%	1,356	2.96%
SPC 182	30,550	97.03%	936	2.97%
SPC 183	30,550	97.03%	936	2.97%
SPC 185	61,150	97.03%	1,872	2.97%
SPC 187	38,850	97.03%	1,188	2.97%
SPC 188	61,050	97.04%	1,860	2.96%
SPC 189	69,400	97.06%	2,100	2.94%
SPC 194	27,950	97.04%	852	2.96%
SPC 286	237,800	98.54%	3,523	1.46%

(1)	No SPC shares originally issued to the Administrator as Management Fee Shares have been exchanged for Class A shares and sold or transferred to third parties prior to the Restructuring Transactions.

The diagrams below illustrate the organizational structure that would exist before and after the Asset Transfers in respect of each Target Issuer:

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The share capital issued by Merger Series to Target Issuer in the Asset Transfers shall mirror exactly the share capital of Target Issuer held by its members. For example, if immediately preceding the execution of the Asset Transfers a Target Issuer had 100,000 Class A shares outstanding issued to Regulation A offering investors, 1,500 Class A shares issued to the Administrator as Management Fee Shares, 1,000 Class B shares outstanding and one Class C share outstanding, the same securities would be issued by Merger Series to Target Issuer with the same rights, preferences and terms as illustrated in the diagram below.

In connection with the Asset Transfers, each Target Issuer will assign all of its rights under Target Issuer Agreements to the applicable Merger Series and the Merger Series will assume all obligations of the Target Issuer under Target Issuer Agreements. Target Issuer Agreements include subscription agreements, the administrative services agreement (or management services agreement, as the case may be), the intercompany agreement and any agreements between the Target Issuer (or Masterworks as agent for the Target Issuer) and third parties.

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Immediately following the Asset Transfers, each Target Issuer, the Administrator, and the Company, on behalf of itself and each series, will approve a merger whereby each Merger Series will merge with and into a newly created series of the Company in exchange for the Merger Consideration, with each series surviving the Merger as described below.

Distributions. Following the Asset Transfers and merger approvals, the Target Issuer will distribute one share of the applicable Merger Series to each shareholder of Target Issuer for each share of Target Issuer they hold and the class of Merger Series share distributed shall match the class of shares held in Target Issuer, such that following the Share Distribution, each Merger Series shall have the exact same capitalization and share ownership as the applicable Target Issuer such that each shareholder of Target Issuer (including Masterworks) will hold the same number of shares of the same class(es) in Merger Series as they hold in Target Issuer. The Board of Managers of each Target Issuer will declare a record date and effective time prior to the Distribution. At the effective time of the Distribution, the transfer agent for the Company will update the Company’s share register such that all shareholders who purchased securities originally sold in Regulation A offerings will receive the same number of shares in the applicable series of the Company. The effective time of the Distribution shall be at 12:00 a.m. midnight on the record date after all trades occurring on or prior to the record date have settled. At such time trading in Class A shares of the Target Issuers shall cease and no transfers of Class A shares of the Target Issuers shall be approved by the Target Issuers prior to the dissolution of the Target Issuers and any purported transfer shall be null and void. Promptly following the record date, trading in Class A shares of each series of the Company shall commence. The diagrams below illustrate the organizational structure before and after the Distributions with respect to each Target Issuer:

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Merger. Immediately following the Distributions, each Merger Series will merge with and into the applicable surviving series pursuant to a merger agreement, the form of which is filed as Exhibit 6.4 to the offering statement of which this offering circular forms an integral part, and each outstanding share of Merger Series will be converted into the Merger Consideration which consists of one share of a surviving series of the same class as the Merger Series share. The purpose of the Merger is to ensure that Class A shareholders in Target Issuer that hold shares initially issued in Regulation A offerings that are “freely transferable” under Federal securities laws will receive shares in a series of the Company as a result of the Restructuring Transactions that have the same character from a Federal securities law perspective. As a result of the transactions described previously and the Merger, each series will effectively become a successor in interest to the rights and obligations of the applicable Target Issuer under all Target Issuer Agreements. Following the Merger, the Company will convert back into a Delaware series limited liability company.

The diagrams below illustrate the organizational structure before and after the Merger for each Merger Series and surviving series:

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Dissolutions. Under each Target Issuer’s operating agreement, the Target Issuer shall commence its winding up and dissolution without the need for shareholder approval upon the Target Issuer’s insolvency and/or upon a sale of all or substantially all of its assets (which expressly includes a sale of 100% of the equity interests of any subsidiary of the Target Issuer which owns the underlying artwork). Promptly following the Distribution, the Company believes each Target Issuer will be insolvent under Delaware law since it will have no assets and no ability to pay its debts. In addition, the Company believes the distribution itself constitutes a sale of all the assets of such Target Issuer for purposes of the operating agreement, since the intent of the provision is to permit dissolution when there would be no purpose or benefit to maintain the existence of the Target Issuer. Accordingly, each Target Issuer will be dissolved (the “Dissolution”) after the Merger and any outstanding membership interests in such Target Issuer will be concurrently extinguished.

Capital Structure Following the Offering

The table below shows the capitalization of each series of the Company following the Offering and the Restructuring Transactions.

Series	Target Issuer	Class A Shares(1)	Class B Shares	Class C Shares
Series 136	Masterworks 136, LLC	118,114	1,000	1
Series 142	Masterworks 142, LLC	98,665	1,000	1
Series 144	Masterworks 144, LLC	32,674	1,000	1
Series 145	Masterworks 145, LLC	32,596	1,000	1
Series 146	Masterworks 146, LLC	84,809	1,000	1
Series 147	Masterworks 147, LLC	99,074	1,000	1
Series 149	Masterworks 149, LLC	442,076	1,000	1
Series 150	Masterworks 150, LLC	62,414	1,000	1
Series 152	Masterworks 152, LLC	37,834	1,000	1
Series 153	Masterworks 153, LLC	70,298	1,000	1
Series 154	Masterworks 154, LLC	89,575	1,000	1
Series 155	Masterworks 155, LLC	64,628	1,000	1
Series 156	Masterworks 156, LLC	195,244	1,000	1
Series 157	Masterworks 157, LLC	57,926	1,000	1
Series 158	Masterworks 158, LLC	36,590	1,000	1
Series 159	Masterworks 159, LLC	94,388	1,000	1
Series 160	Masterworks 160, LLC	67,561	1,000	1
Series 161	Masterworks 161, LLC	621,258	1,000	1
Series 162	Masterworks 162, LLC	58,000	1,000	1
Series 163	Masterworks 163, LLC	31,980	1,000	1
Series 164	Masterworks 164, LLC	147,758	1,000	1
Series 165	Masterworks 165, LLC	52,350	1,000	1
Series 166	Masterworks 166, LLC	112,345	1,000	1
Series 167	Masterworks 167, LLC	157,216	1,000	1
Series 168	Masterworks 168, LLC	40,219	1,000	1
Series 169	Masterworks 169, LLC	49,360	1,000	1
Series 170	Masterworks 170, LLC	82,797	1,000	1
Series 171	Masterworks 171, LLC	46,937	1,000	1
Series 172	Masterworks 172, LLC	82,030	1,000	1
Series 173	Masterworks 173, LLC	82,048	1,000	1
Series 174	Masterworks 174, LLC	25,296	1,000	1
Series 175	Masterworks 175, LLC	42,590	1,000	1
Series 176	Masterworks 176, LLC	81,897	1,000	1
Series 177	Masterworks 177, LLC	81,693	1,000	1
Series 178	Masterworks 178, LLC	122,729	1,000	1
Series 179	Masterworks 179, LLC	99,488	1,000	1
Series 180	Masterworks 180, LLC	46,381	1,000	1
Series 182	Masterworks 182, LLC	31,900	1,000	1
Series 183	Masterworks 183, LLC	31,863	1,000	1
Series 185	Masterworks 185, LLC	64,519	1,000	1
Series 187	Masterworks 187, LLC	40,572	1,000	1
Series 188	Masterworks 188, LLC	63,750	1,000	1
Series 189	Masterworks 189, LLC	72,405	1,000	1
Series 194	Masterworks 194, LLC	29,174	1,000	1
Series 286	Masterworks 286, LLC	242,504	1,000	1

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Series	Number of Class A shares issued to Non-Affiliates of Masterworks in the Offering	Percentage of total Class A shares	Number of Class A shares held by Masterworks(2)	Percentage of total Class A shares	Number of Management Fee Shares held by Third Parties(3)	Percentage of total Class A shares	Percentage of total Class B shares(4)
Series 136	111,050	94.02%	5,857	4.96%	1,207	1.02%	100%
Series 142	92,600	93.85%	5,027	5.10%	1,038	1.05%	100%
Series 144	31,100	95.18%	1,574	4.82%	0	0.00%	100%
Series 145	31,100	95.41%	1,155	3.54%	341	1.05%	100%
Series 146	80,500	94.92%	3,486	4.11%	823	0.97%	100%
Series 147	94,350	95.23%	3,827	3.86%	897	0.91%	100%
Series 149	416,250	94.16%	25,826	5.84%	0	0.00%	100%
Series 150	58,850	94.29%	3,564	5.71%	0	0.00%	100%
Series 152	36,100	95.42%	1,340	3.54%	394	1.04%	100%
Series 153	66,600	94.74%	2,988	4.25%	710	1.01%	100%
Series 154	84,650	94.50%	4,032	4.50%	893	1.00%	100%
Series 155	61,050	94.46%	3,578	5.54%	0	0.00%	100%
Series 156	183,150	93.81%	12,094	6.19%	0	0.00%	100%
Series 157	55,500	95.81%	1,877	3.24%	549	0.95%	100%
Series 158	34,950	95.52%	1,267	3.46%	373	1.02%	100%
Series 159	89,400	94.72%	4,030	4.27%	958	1.01%	100%
Series 160	63,850	94.51%	3,172	4.70%	539	0.80%	100%
Series 161	582,800	93.81%	38,458	6.19%	0	0.00%	100%
Series 162	55,500	95.69%	1,933	3.33%	567	0.98%	100%
Series 163	30,550	95.53%	1,104	3.45%	326	1.02%	100%
Series 164	138,750	93.90%	9,008	6.10%	0	0.00%	100%
Series 165	49,950	95.42%	1,854	3.54%	546	1.04%	100%
Series 166	105,450	93.86%	5,712	5.08%	1,183	1.05%	100%
Series 167	149,400	95.03%	6,500	4.13%	1,316	0.84%	100%
Series 168	38,450	95.60%	1,368	3.40%	401	100.00%	100%
Series 169	47,200	95.62%	1,670	3.38%	490	0.99%	100%
Series 170	77,700	93.84%	5,097	6.16%	0	0.00%	100%
Series 171	44,900	95.66%	1,575	3.36%	462	0.98%	100%
Series 172	77,700	94.72%	3,498	4.26%	832	1.01%	100%
Series 173	77,700	94.70%	3,987	4.86%	361	0.44%	100%
Series 174	24,200	95.67%	1,096	4.33%	0	0.00%	100%
Series 175	40,800	95.80%	1,790	4.20%	0	0.00%	100%
Series 176	78,250	95.55%	2,959	3.61%	688	0.84%	100%
Series 177	77,700	95.11%	3,233	3.96%	760	0.93%	100%
Series 178	116,550	94.97%	5,155	4.20%	1,024	0.83%	100%
Series 179	94,350	94.84%	4,157	4.18%	981	0.99%	100%
Series 180	44,400	95.73%	1,532	3.30%	449	0.97%	100%
Series 182	30,550	95.77%	1,044	3.27%	306	0.96%	100%
Series 183	30,550	95.88%	1,313	4.12%	0	0.00%	100%
Series 185	61,150	94.78%	3,369	5.22%	0	0.00%	100%
Series 187	38,850	95.76%	1,722	4.24%	0	0.00%	100%
Series 188	61,050	95.76%	2,700	4.24%	0	0.00%	100%
Series 189	69,400	95.85%	3,005	4.15%	0	0.00%	100%
Series 194	27,950	95.80%	1,224	4.20%	0	0.00%	100%
Series 286	237,800	98.06%	4,126	1.70%	578	0.24%	100%

(1)	The Class A shares each series equals the number of Class A shares of the applicable Target Issuer issued, including Class A shares issuable upon exchange of issued and outstanding SPC shares immediately following the consummation of the Restructuring Transactions. The total Class A shares outstanding reflects all issued and outstanding Management Fee Shares (including Class A shares originally issued to the Administrator which have been sold or transferred prior to the Restructuring Transactions) and Class A shares issuable upon exchange of outstanding Management Fee Shares as of the date of this Offering Circular, but does not include additional Class A shares which may be issuable upon conversion of Class B shares.

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(2)	Includes all Class A shares beneficially owned by Masterworks, including all issued and outstanding Management Fee Shares held by Masterworks, Class A shares issuable upon exchange of outstanding Management Fee Shares as of the date of this Offering Circular and Management Fee Shares sold or transferred to Masterworks affiliates, but does not include additional Class A shares which may be issuable upon conversion of Class B shares.
(3)	Includes Class A shares originally issued to the Administrator which have been sold or transferred to non-affiliates of Masterworks prior to the Restructuring Transactions.
(4)	Masterworks owns 100% of the Class B shares of each surviving series representing a 20% profits interest in each series.

The table below shows the capitalization of each segregated portfolio of Masterworks Cayman following the Offering and the Restructuring Transactions.

Segregated Portfolio	Number of SPC Shares Held by Surviving Series	Percentage of total SPC shares	Number of SPC Management Fee Shares held by Masterworks(1)	Percentage of total SPC shares
SPC 136	111,050	97.02%	3,408	2.98%
SPC 142	92,600	97.01%	2,856	2.99%
SPC 144	31,100	97.01%	960	2.99%
SPC 145	31,100	97.01%	960	2.99%
SPC 146	80,500	97.02%	2,472	2.98%
SPC 147	94,350	97.04%	2,880	2.96%
SPC 149	416,250	97.03%	12,744	2.97%
SPC 150	58,850	97.01%	1,812	2.99%
SPC 152	36,100	97.00%	1,116	3.00%
SPC 153	66,600	97.01%	2,052	2.99%
SPC 154	84,650	97.03%	2,592	2.97%
SPC 155	61,050	97.01%	1,884	2.99%
SPC 156	183,150	97.02%	5,616	2.98%
SPC 157	55,500	97.04%	1,692	2.96%
SPC 158	34,950	97.03%	1,068	2.97%
SPC 159	89,400	97.02%	2,748	2.98%
SPC 160	63,850	97.03%	1,956	2.97%
SPC 161	582,800	97.02%	17,880	2.98%
SPC 162	55,500	97.04%	1,692	2.96%
SPC 163	30,550	97.03%	936	2.97%
SPC 164	138,750	97.02%	4,260	2.98%
SPC 165	49,950	97.02%	1,536	2.98%
SPC 166	105,450	97.02%	3,240	2.98%
SPC 167	149,400	97.12%	4,429	2.88%
SPC 168	38,450	97.00%	1,188	3.00%
SPC 169	47,200	97.02%	1,452	2.98%
SPC 170	77,700	97.02%	2,388	2.98%
SPC 171	44,900	97.02%	1,380	2.98%
SPC 172	77,700	97.02%	2,388	2.98%
SPC 173	77,700	97.02%	2,388	2.98%
SPC 174	24,200	97.02%	744	2.98%
SPC 175	40,800	97.03%	1,248	2.97%
SPC 176	78,250	97.11%	2,327	2.89%
SPC 177	77,700	97.03%	2,376	2.97%
SPC 178	116,550	97.12%	3,462	2.88%
SPC 179	94,350	97.01%	2,904	2.99%
SPC 180	44,400	97.04%	1,356	2.96%
SPC 182	30,550	97.03%	936	2.97%
SPC 183	30,550	97.03%	936	2.97%
SPC 185	61,150	97.03%	1,872	2.97%
SPC 187	38,850	97.03%	1,188	2.97%
SPC 188	61,050	97.04%	1,860	2.96%
SPC 189	69,400	97.06%	2,100	2.94%
SPC 194	27,950	97.04%	852	2.96%
SPC 286	237,800	98.54%	3,523	1.46%

(1)	No SPC shares originally issued to the Administrator as Management Fee Shares have been exchanged for Class A shares and sold or transferred to third parties prior to the Restructuring Transactions.

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DESCRIPTION OF BUSINESS

The discussions contained in this offering circular, including those incorporated by reference, relating to the artist applicable to each series, the Artwork of each series and the art industry are taken from third-party sources that the Company believes to be reliable and the Company believes that the information from such sources contained herein regarding the artist applicable to each series, the Artwork of each series and the art industry is reasonable, and that the factual information therein is fair and accurate.

Overview

We were formed as a Delaware series limited liability company on November 18, 2024 by Masterworks to facilitate a series of Restructuring Transactions. The purpose of the Restructuring Transactions is to increase efficiency by reducing the number of Masterworks issuer entities through a series of transactions, including a business combination, whereby each Target Issuer will be “rolled up” into a newly formed separate series of the Company. Each new series will have the same capitalization and share ownership as the applicable Target Issuer and will beneficially own the same Artwork, with no other material assets or liabilities and substantially the same contractual rights and obligations, tax attributes and governance as the applicable Target Issuer. As a result of the Offering and the Restructuring Transactions, existing members of each Target Issuer will receive one Class A share in a newly formed series of the Company in respect of each Class A share they hold in any Target Issuer with substantially the same voting and other rights as the Class A share held in the applicable Target Issuer. The Target Issuers will be identified and described in an amendment to this offering circular prior to the qualification of the offering statement of which this offering circular forms an integral part.

Our Series LLC and Offering Structure

Following the Restructuring Transactions, each Artwork will be beneficially owned by a separate series of the Company. Each series will hold title to the specific Artwork that it acquires in a segregated portfolio of Masterworks Cayman SPC, a Cayman Islands segregated portfolio company. We expect that the Company and each series will be regarded for income tax purposes as separate partnerships and each segregated portfolio will be treated as a consolidated subsidiary for accounting purposes.

As a series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series of the Company are segregated and enforceable only against the assets of such series under applicable law. Similarly, as a Cayman Islands segregated portfolio company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing of a particular segregated portfolio of Masterworks Cayman are segregated and enforceable only against the assets of such segregated portfolio under Cayman Islands law. This means that a creditor of the Company or Masterworks Cayman would only be entitled to recover against assets attributed and credited to the specific series of the Company or segregated portfolio of Masterworks Cayman, as applicable, to which the obligation is attributed.

The Class A shares represent an investment solely in a particular series and, thus, indirectly in the Artwork beneficially owned by that series. The Class A shares do not represent a general investment in our Company or in Masterworks. Immediately following the completion of the Offering and the Restructuring Transactions, no series of the Company nor any segregated portfolio of Masterworks Cayman will beneficially own any material assets other than the single Artwork associated with such series or have any indebtedness or commercial obligations, other than those assumed through the Target Issuer Agreements.

We will close the entire Offering at one time. The Offering is being conducted pursuant to Regulation A of Section 3(6) of the Securities Act for Tier 2 offerings. Masterworks is not registered as a broker-dealer.

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Art Appraisals

General

Appraisals of the artworks managed by Masterworks are performed by employees of the Administrator quarterly (subject to certain conditions and exceptions) and are subject to an independent qualified third party review on an annual basis. Artwork appraisals are performed by Masterworks in conformity with the 2024-2025 Uniform Standards of Professional Appraisal Practice developed by the Appraisal Standards Board of the Appraisal Foundation using a sales comparison approach.

Appraisals are intended to estimate the “fair market value” of the relevant artwork (target object), which is defined as “the price at which the property would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell, and both having reasonable knowledge of the relevant facts” (see, IRS Publication 561). Fair market value includes estimated transaction commissions, and for works purchased at public auction, the expected buyer’s premium.

Masterworks assesses quantitative and qualitative factors that could impact fair market value. Fair market value is measured principally on the “Sales Comparison Approach,” a relative value comparison basis to sales transactions involving similar objects (also referred to as comparable sales), which have sold within the market that is most common for each object. Comparable (similar) objects are selected based on similar characteristics to the target object, which may include, but are not limited to: artist, size, date of creation, medium, series, imagery, execution, style or technique, colors, condition, provenance and/or exhibition history, and prior sale history (if any). Comparable sales may have taken place at public auction or in private sale, if such private sale information is verifiable. Comparable characteristics for each artwork are determined on a case-by-case basis based on the appraiser’s knowledge of the respective artist’s market.

Appraised Value

The values expressed in the appraisals are based on the best judgment and opinion of the individual appraiser(s) and the Administrator. These values are not a representation or warranty that the items will realize those values if offered for sale in an appropriate market. The values expressed are based on current information as of the indicated effective date of the appraisal. No opinion is expressed as to any past value, nor, unless otherwise expressly stated, as to any future value.

Conflicts of Interest

Appraisals are performed by employees of the Administrator. The Administrator receives equity-based compensation for the administration of the artwork and its affiliates have economic interests in the Masterworks business, as well as profits interests in our Company. Although the amount of equity-based compensation earned by the Administrator is not directly or indirectly tied to appraised values, if the Administrator were to sell Management Fee Shares or other Class A shares it owns, any such secondary sale price may be influenced by appraisals. The compensation of employees of the Administrator is not directly contingent upon the performance of any appraisal, including reporting of a predetermined value or direction in value that favors the cause of Masterworks, the appraised fair market value, the attainment of a stipulated result, or the occurrence of a subsequent event directly related to the intended use of any appraisal. Although the Administrator has inherent conflicts of interest, the Administrator has taken steps it deems reasonable in seeking to ensure that employees and others involved in performing appraisals can act independently of Masterworks and free from bias; no assurance can be given that a truly independent appraisal would not produce a different outcome.

The Artworks

Following the Restructuring Transactions, each series will beneficially own an Artwork. For information regarding each Artwork, please refer to the offering circular of the applicable Target Issuer. See “Incorporation of Certain Information by Reference” herein.

The Target Issuer Offerings

Each Target Issuer Regulation A offering occurred and was completed at least six months prior to the Restructuring Transactions. For additional information on each Target Issuer offering, see “Incorporation by Reference.”

Government Regulation

Art Market Regulation

Art as tangible personal property is subject to regulation under different city, state and federal statutory schemes. Generally, domestic art transactions that are conducted within the United States are subject to state Uniform Commercial Code statutes, which govern the sale of goods. Some states have additionally enacted art specific legislation, such as New York’s Arts and Cultural Affairs Law and California’s Resale Royalty Act. In addition, federal statutes such as the Holocaust Expropriated Art Recovery Act and the National Stolen Property Act can apply to title disputes in the art market context. International art transactions involving the import and export of art into and out of the United States will subject us to the rules and regulations established by the United States Customs and Border Protection. Further, we and Masterworks will be subject to the requirements of the federal Cultural Property Implementation Act which is the United States’ accession legislation for the 1970 United Nations Educational, Scientific, and Cultural Organization (UNESCO) Convention which protects countries’ cultural property, including artwork. New York City, as a major art auction center, has enacted legislation governing the activities of auctioneers in the New York City Administrative Code and Masterworks may be subject to these regulations through its transactions and financing arrangements with auctioneers.

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Patriot Act

The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Patriot Act) is intended to strengthen the ability of U.S. law enforcement agencies and intelligence communities to work together to combat terrorism on a variety of fronts. The Patriot Act, to which we are subject, has significant implications for depository institutions, brokers, dealers and other businesses involved in the transfer of money. The Patriot Act required us to implement policies and procedures relating to anti-money laundering, compliance, suspicious activities, and currency transaction reporting and due diligence on customers. The Patriot Act also requires federal banking regulators to evaluate the effectiveness of an applicant in combating money laundering in determining whether to approve a proposed bank acquisition.

ORGANIZATION

We were formed as a Delaware series limited liability company on November 18, 2024 by the Administrator in order to facilitate investment in specific Artworks. We are a manager-managed limited liability company managed by a Board of Managers. The Class A shares of a series to be offered herein have very limited approval and voting rights in connection with the sale of the Artwork of a series and on certain amendments to our operating agreement, and other certain rights pursuant to our operating agreement, as further described in this offering circular.

The Board of Managers will have sole voting power over all matters, including: mergers, consolidations, acquisitions, winding up and dissolution; except, the Board of Managers shall not have the authority to amend, waive or fail to comply with any material provision of our operating agreement that disproportionately and adversely affects the Class A shareholders as a whole or an affected series except as provided therein, without the prior written consent of the holders of a majority of the voting shares of the Company or such series, as applicable.

EMPLOYEES

As of the date of this offering circular, we had no full-time employees and no part-time employees, other than our Officers, all of whom are compensated by Masterworks. All of our day-to-day operations are managed by our Administrator.

LEGAL PROCEEDINGS

There are no legal proceedings currently pending against us (including any series) which would have a material effect on our business, financial position or results of operations and, to the best of our knowledge, there are no such legal proceedings contemplated or threatened. It is possible that we will find ourselves involved in litigation, in which case we will be wholly reliant on the Administrator to address such litigation as necessary. If the Administrator settles a case or receives an adverse judgment, the Administrator would then be reimbursed upon a sale of the Artwork of a series pursuant to the terms of the Target Issuer Agreements.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We were formed as a Delaware series limited liability company on November 18, 2024 by Masterworks to facilitate the Restructuring Transactions. We have not conducted any operations prior to the date of this offering circular and will not conduct any business activities except for activities relating to the ownership, maintenance, promotion and the eventual sale of the Artwork of each series.

Our strategy will be identical to the strategy of the Target Issuers, namely, to display and promote the Artwork of each series in a manner designed to enhance its provenance and increase its exposure and its value. We are not aware of any trends, uncertainties, demands, commitments or events that will materially affect our operations or the liquidity or capital resources of the Administrator.

Audited Financial Statements

The Target Issuers

The audited financials of the Target Issuers for fiscal year 2024 is incorporated by reference herein. Following the Restructuring Transactions, the financial statements for each individual series will be identical to the financial statements for each applicable Target Issuer prior to giving effect to the Restructuring Transactions. No costs or expenses of the Offering are borne by the Target Issuers, the Company or any series.

The Company

The Company has conducted no operations and has no material assets or liabilities as of the date of this offering circular and will not conduct any operations, acquire any material assets or incur any liabilities prior to the execution of the Restructuring Transactions. Accordingly, we have not presented audited financial statements in this offering circular, other than incorporation of audited financial statements of each of the Target Issuers. We have described below certain critical accounting policies that we intend to adopt following the Offering, which, for each series of the Company, are the same as those previously used for the Target Issuers. The Company intends to include an audited balance sheet on the date on which the Company’s special report on Form 1-K is due pursuant to Rule 257(b)(2)(i)(A) of Regulation A. The Company’s financial statements in its annual and semiannual reports, which will consist of balance sheets, statements of operations, statements of members’ equity and statements of cash flows, will include multiple columns for (i) the Company as a whole presented on a combined and consolidated basis and (ii) each relevant series on a consolidated basis, and the related audit reports, as applicable, will cover the Company as a whole and each relevant series.

We plan to engage AGD Legal, SC to audit our financial statements in future periods as required by Regulation A (Tier 2).

Pro Forma Financial Statements

We have included unaudited pro forma financial information for the Company as a whole and of each series after giving effect to the Restructuring Transactions, presented on a combined consolidated basis for the years ended December 31, 2025 and 2024.

Critical Accounting Policies and Estimates

The preparation of our financial statements in accordance with generally accepted accounting principles will be based on the selection and application of accounting policies that require us to make significant estimates and assumptions about the effects of matters that are inherently uncertain. We consider the accounting policies discussed below to be critical to the understanding of our post-offering financial statements. Actual results could differ from our estimates and assumptions, and any such differences could be material to our financial statements.

Investment in Artwork

Title to each Artwork is held by a segregated portfolio of Masterworks Cayman. Each segregated portfolio has no assets other than the Artwork, no indebtedness, and does not conduct any operations other than incidental to ownership of the Artwork. The Artwork is recorded at cost, which is the purchase price paid for the Artwork. Artwork is determined to have an indefinite life. The Company will review the Artwork of each series for impairment in accordance with the requirements of ASC 360-10, Impairment and Disposal of Long-Lived Assets (“ASC 360”). Those requirements will require the Company to perform an impairment analysis whenever events or changes in circumstances indicate that the carrying amount of the artwork might not be recoverable, i.e., information indicates that an impairment might exist. In accordance with ASC 360, the Company will:

●	Consider whether indicators of impairment are present; Indicators or triggers of impairment management considers are: deteriorating physical condition of the artwork, trends in the art market, reputation of the artist, recent sales of other artworks by the artist and other events, circumstances or conditions that indicate impairment might exist;
●	If indicators are present, perform a recoverability test by comparing the estimated amount realizable upon sale of the Artwork of a series, to its carrying value; and
●	If the amount realizable upon sale of the Artwork of a series is deemed to be less than its carrying value, we would measure an impairment charge.

If it is determined that measurement of an impairment loss is necessary, the impairment loss would be calculated based on the difference between the carrying amount of the Artwork of a series and its estimated fair value. An impairment loss would be reported as a component of income from continuing operations before income taxes in the financial statements.

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Use of Estimates

In preparing our financial statements, management will be required to make estimates and assumptions that affect the reported amounts, particularly with respect to investments, at the date of the financial statements. Actual amounts may differ materially from these estimates.

Contingencies

We may be subject to lawsuits, investigations and claims (some of which may involve substantial dollar amounts) that can arise out of our normal business operations. We would continually assess the likelihood of any adverse judgments or outcomes to our contingencies, as well as potential amounts or ranges of probable losses, and recognize a liability, if any, for these contingencies based on a thorough analysis of each matter with the assistance of outside legal counsel and, if applicable, other experts. Because most contingencies are resolved over long periods of time, liabilities may change in the future due to new developments (including new discovery of facts, changes in legislation and outcomes of similar cases through the judicial system), changes in assumptions or changes in our settlement strategy.

Income Taxes

We expect that each series will be treated as a partnership for U.S. federal income tax purposes and not as an association or publicly traded partnership subject to tax as a corporation. As a partnership, we generally will not be subject to U.S. federal income tax. Instead, each shareholder that is subject to U.S. tax will be required to take into account its distributive share, whether or not distributed, of each item of our income, gain, loss, deduction or credit. See “Material U.S. Federal Tax Considerations”. The Administrator will have the authority to act on our behalf with respect to tax audits and certain other tax matters and to make such elections under the Internal Revenue Code and other relevant tax laws as the Administrator deems necessary or appropriate.

Liquidity and Capital Resources of the Administrator

Masterworks will pay all costs associated with the development and operation of the Masterworks Platform, costs associated with the Restructuring Transactions and all costs of our organization and the Offering. Masterworks will also be responsible for all ordinary and necessary costs for ongoing management expenses relating to our Company, Masterworks Cayman and the Artwork of each series. Each series is a successor in interest to the rights and obligations of the applicable Target Issuer through the Target Issuer Agreements, which includes the relevant administrative services agreement (or management services agreement) for each Target Issuer. Pursuant to the Target Issuer Agreements, Masterworks will receive Management Fee Shares from each segregated portfolio in exchange for management and custodial services and paying all ordinary and necessary operating costs and expenses. We do not anticipate that we will maintain any material liquid assets and, accordingly, we will rely upon the Administrator to pay for the maintenance of the Artwork of each series and the management of our business in accordance with the relevant Target Issuer Agreement.

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The Administrator has covenanted to provide us with selected unaudited balance sheet information on a semi-annual basis and we expect to continue to include such information in ongoing reports we file with the SEC. The table below summarizes selected unaudited balance sheet information of the Administrator as of December 31, 2025 and as of December 31, 2024, respectively:

	December 31, (in thousands)
	2025	2024
Assets
Cash, cash equivalents and restricted cash	$3,507,005	$17,190,905
Investments in securities from affiliates	25,425,229	26,047,704
Property and equipment, net	364,415	251,043
Other assets	3,920,495	1,456,405
Total assets	$33,217,144	$44,946,057

Liabilities
Current liabilities	$3,525,946	$11,384,165
Long-term liabilities	0	0
Total liabilities	3,525,946	11,384,165

Member’s Equity	29,691,198	33,561,892
Total Member’s equity	$29,691,198	$33,561,892

As of the closing of the Offering, each series of the Company will have no liabilities, commitments or obligations, other than obligations pursuant to the Target Issuer Agreements. We believe the Administrator has sufficient sources of current and future liquidity to satisfy its obligations under the Target Issuer Agreements for the foreseeable future. We do not believe we will need to raise any additional funds through the issuance and sale of securities in a primary offering for any series in the foreseeable future and are not permitted to do so under our operating agreement without first obtaining the prior approval of the Class A shareholders of such series.

Masterworks, including the Administrator, has experienced considerable growth since inception in 2017, which has been funded through equity contributions of approximately $110 million from private investors in October 2021 and cash flow from operations. The Administrator earns fees in the form of shares issued by each series and other issuer entities (or the segregated portfolio of Masterworks Cayman owned by such entity), which it periodically sells to obtain additional liquidity. Masterworks has generated operating losses and negative cash flows from operations since 2022.

Each segregated portfolio will issue Management Fee Shares to the Administrator at a rate of 1.5% of the total outstanding equity interests of such segregated portfolio, after giving effect to such issuance, per annum. These shares will either be in the form of SPC preferred shares, which are subject to a $20.00 per share preference on liquidation or SPC ordinary shares depending on whether the applicable Target Issuer was obligated to issue SPC preferred shares or SPC ordinary shares. The Management Fee Shares shall have no voting rights for so long as they are held by Masterworks. For the avoidance of doubt, the Management Fee Shares earned by the Administrator after the Restructuring Transactions shall be earned at the same rate and shall have the same economic rights, restrictions and preferences with respect to such segregated portfolio and series as those that would exist with respect to the Target Issuer irrespective of the Restructuring Transactions.

Masterworks entered into a revolving senior secured promissory note with the Lynn Family Trust 001 in December 2025. The outstanding principal balance of the loan as of December 31, 2025 is $7 million. The loan is secured by substantially all assets of Masterworks, including a pledge of equity interests in the Company beneficially owned by Masterworks. Other than these rights to acquire equity interests from Masterworks in the event of a default under the loan facility, Masterworks creditors have no rights, claims or interest in the assets of the Company.

The Administrator conducts other business activities, including the management of other entities similar to the Company and expects its revenues will exceed its costs. Additionally, we intend to own the Artwork of each series for an indefinite period, although the Artwork of each series will be perpetually available for sale following the Offering and we will evaluate any reasonable third party offers to acquire the Artwork of a series.

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MANAGEMENT

Our Administrator

Administrative Services Agreements

Our day-to-day operations are managed by the Administrator. Following the Merger, each surviving series will become a successor in interest to the rights and obligations of the applicable Target Issuer under all Target Issuer Agreements, including the administrative services agreement (or management services agreement, as the case may be). The Administrator performs its duties and responsibilities pursuant to our operating agreement and the relevant Target Issuer administrative services agreement (or management services agreement, as applicable).

The Administrator will receive Management Fee Shares from each segregated portfolio for its administrative services and related costs at a rate of 1.5% per annum of the total outstanding equity interests of the segregated portfolio, as further described in each Target Issuer Agreement. These shares will either be in the form of SPC preferred shares, which are subject to a $20.00 per share preference on liquidation or SPC ordinary shares depending on whether the applicable Target Issuer was obligated to issue SPC preferred shares or SPC ordinary shares, respectively. Such shares issued to the Administrator by each segregated portfolio shall be exchangeable for Class A shares of the applicable surviving series and shall have the same economic rights, restrictions and preferences with respect to such segregated portfolio and series as those that would exist with respect to the Target Issuer irrespective of the Restructuring Transactions.

Prohibited transactions under our operating agreement

The Board of Managers will have sole voting power over all matters, including: mergers, consolidations, acquisitions, winding up and dissolution; except, the Board of Managers shall not have the authority to amend, waive or fail to comply with any material provision of our operating agreement that disproportionately and adversely affects the Class A shareholders as a whole or an affected series except as provided therein, without the prior written consent of the holders of a majority of the voting shares of the Company or such series, as applicable.

Sale of Artwork

Each series will own its respective Artwork for an indefinite period and we may elect to hold the Artwork of a series for a longer period or sell the Artwork of a series at any time due to certain circumstances. We, in our sole and absolute discretion, will have the ability to sell the Artwork of a series at any time and in any manner. There is no guarantee that any such sale of the Artwork of a series will be successful, or if successful, that the net proceeds realized by shareholders of such series from such sale will be reflective of the estimated fair market value of the shares of such series at such time.

Following a sale of the Artwork of a series, Masterworks will be reimbursed for any expenses for which it is responsible, including applicable sales commissions, income taxes, if any, and other transactional, extraordinary and non-routine expenses and other expenditures to enhance the value of the Artwork of such series. Masterworks may determine to sell the Artwork of a series, in which event, affiliates of Masterworks would be entitled to charge a sales commission, provided that any such amounts would not exceed the fees or commissions charged by unaffiliated third parties for similar services, as and to the extent described in the offering circular for the initial offering by the applicable Target Issuer. Following the payment of all of such expenses and commissions, we will distribute the remaining proceeds for such series, if any, in accordance with our operating agreement.

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Executive Officers and Members of the Board of Managers of the Company

As of the date of this offering circular, the following sets forth the executive officers and members of the Board of Managers of the Company and their positions and offices are as follows:

Name	Age	Position

Nigel S. Glenday	42	Chief Executive Officer, Chief Financial Officer; Member of the Board of Managers

Joshua B. Goldstein	58	General Counsel and Secretary; Member of the Board of Managers

Eli D. Broverman	46	Member of the Board of Managers; Independent Manager

Nigel S. Glenday. Mr. Glenday has served as Chief Executive Officer since November 18, 2024 and as Chief Financial Officer and member of the Board of Managers of the Company since November 18, 2024 and has served as Chief Financial Officer of our affiliate Masterworks, LLC since April 2019 and the Chief Executive Officer of Masterworks Investor Services, LLC since August 2021. From March 2015 through April 2019, Mr. Glenday was a Managing Director for Athena Art Finance Corp., a leading independent art-secured finance company. From July 2012 to March 2015, Mr. Glenday was a Vice President at StormHarbour Securities, LLP, a global markets and financial advisory firm. From 2009 to 2012, Mr. Glenday was an Associate at Morgan Stanley in the Financial Institutions Group, Investment Banking Division, and from 2005 through 2009, Mr. Glenday was an Analyst and Associate Director in the Financial Institutions Group at UBS Investment Bank. Mr. Glenday holds a B.A. in Economics and History from the University of Virginia, where he graduated as a member of Phi Beta Kappa Honor Society.

Joshua B. Goldstein. Mr. Goldstein has served as a Board Member, the General Counsel and Secretary of the Company since November 18, 2024 and has served in such capacities with our affiliate Masterworks, LLC since February 1, 2018. From September 2016 through December 2017, Mr. Goldstein was a shareholder in the Denver office of Greenspoon Marder, P.A. From April 2015 through August 2016, Mr. Goldstein was self-employed as a corporate attorney. From September 2012 through March 2015, Mr. Goldstein was Executive Vice President, Chief General Counsel and Corporate Secretary of Intrawest Resorts Holdings, Inc. (aka Alterra Mountain Company), a NYSE-listed resort and adventure company. Prior to joining Intrawest, Mr. Goldstein was a Counsel in the New York office of Skadden, Arps, Slate, Meagher & Flom, LLP from June 2007 to August 2012 and he was an Associate at Skadden from September 1996 until August 2005, where he concentrated on corporate finance, corporate securities and mergers and acquisitions. Mr. Goldstein was also previously a Partner in the New York office of Torys, LLP. Mr. Goldstein holds a B.A. in business administration from the University of Wisconsin-Madison and a J.D. from Fordham University School of Law and is a Certified Public Accountant (inactive).

Eli D. Broverman. Mr. Broverman has served as a Board Member and the Independent Manager of the Company since November 18, 2024 and has served as member of the Board of Managers of Masterworks, LLC since April 29, 2020. Mr. Broverman co-founded Betterment in 2007 and served as its President and COO from 2007 to 2017. An expert in securities and financial institutions law, Mr. Broverman has designed a wide range of structuring and compliance initiatives for broker-dealers and investment advisors. From 2005 to 2007, Mr. Broverman practiced law at the international law firm Proskauer Rose LLP, where he advised Fortune 500 companies and their senior management on securities, tax, and compensation matters. Mr. Broverman serves as an adviser and or Board Member of several privately held financial technology companies, including Betterment, Carver Edison, Covered by Sage, Bloom Credit, and Good Money.

The foregoing individuals have also served in the capacity as executive officers and members of the board of managers of our affiliated entities of Masterworks.

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Key Employee of Masterworks

Scott W. Lynn. Mr. Lynn, who is the Founder of Masterworks, has served as the Chief Executive Officer of our affiliate Masterworks, LLC since February 1, 2018, and as the Chief Executive Officer of the Administrator since November 28, 2018. Mr. Lynn has been an active collector of contemporary art for more than fifteen years and has built an internationally-recognized collection of Abstract Expressionism that has included works by Clyfford Still, Barnett Newman, Mark Rothko, Willem de Kooning, and more. Mr. Lynn’s collection has been exhibited at museums such as the Royal Academy in London, the Denver Art Museum, the Palm Beach Museum, National Gallery, the Guggenheim (New York), and the Museum of Modern Art. Mr. Lynn is an Internet entrepreneur and has founded, acquired, or acted as a majority-investor in over a dozen advertising technology, content, and fintech companies. Mr. Lynn serves as a board member of the International Foundation for Art Research (a non-profit; publisher of the IFAR journal, which topically focuses on art authenticity and stolen art research, as well as additional research projects related to artwork authenticity).

Limited Liability and Indemnification of the Board of Managers, the Administrator and Others

Our operating agreement limits the liability of the Board of Managers, any members of our Company, any person who is an officer of our Company and any person who serves at the request of the Board of Managers on behalf of us as an officer, member of the Board of Managers, partner, member, shareholder or employee of such person and the Target Issuer Agreements limits the liability of the Administrator and its affiliates. None of the foregoing persons shall be liable to us or the Administrator or any other of our members for any action taken or omitted to be taken by it or by other person with respect to us, including any negligent act or failure to act, except in the case of a liability resulting from any of the foregoing person’s own actual fraud, gross negligence, willful misconduct, bad faith, breach of fiduciary duty, reckless disregard of duty or any intentional and material breach of our operating agreement or conduct that is subject of a criminal proceeding (where such person has reasonable cause to believe that such conduct was unlawful). With the prior consent of the Board of Managers, any of the foregoing persons may consult with legal counsel and accountants with respect to our affairs (including interpretations of the Masterworks Vault 17, LLC operating agreement) and shall be fully protected and justified in any action or inaction which is taken or omitted in good faith, in reliance upon and in accordance with the opinion or advice of such counsel or accountants. In determining whether any of the foregoing persons acted with the requisite degree of care, such person shall be entitled to rely on written or oral reports, opinions, certificates and other statements of members of the Board of Managers, officers, employees, consultants, attorneys, accountants and professional advisors of our Company selected with reasonable care; provided, that no such person may rely upon such statements if it believed that such statements were materially false. The foregoing limitations on liability reduce the remedies available to the holders of the Class A shares of a series for actions taken which may negatively affect us.

Insofar as the foregoing provisions permit indemnification of members of the Board of Managers, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Term, Withdrawal and Removal of Members of the Board of Managers

Our operating agreement provides that each member of our Board of Managers will serve as a Manager, for an indefinite term, but a Manager may be removed or replaced for any reason by a majority of the Board of Managers or by the holder of the Class C share of a series.

Our members may only remove a member of the Board of Managers for “Cause,” following the affirmative vote of two-thirds (2/3) of the issued and outstanding voting shares of each series voting separately as a class and all series collectively voting as a single class. The term “Cause” is defined as:

●	The commission by a member of the Board of Managers of fraud, gross negligence or willful misconduct;
●	The conviction of a member of the Board of Managers of a felony;
●	A material violation by a member of the Board of Managers of any applicable law that has a material adverse effect on our business; or
●	The bankruptcy or insolvency of a member of the Board of Managers.

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Masterworks Shares

Prior to giving effect to the Offering, 100% of the membership interests of each series are held by Masterworks in the form of Class B shares of such series. Each series will have the same number and type of classes of membership interests as the applicable Target Issuer prior to giving effect to the Restructuring Transactions, which will include Class A ordinary shares of a series, Class B shares of a series and the Class C share of a series, and may include Class A preferred shares of a series.

Class B shares of each series, which are owned by Masterworks, represent a 20% “profits interest” in the fully diluted equity of each series. The Class B shares will entitle Masterworks to 20% of the profit on sale of the Artwork of a series or the ability to convert such shares into Class A shares of a series with a value at the time of conversion equal to 20% of the increase in value of the issued and outstanding shares of a series. Masterworks will have no restrictions on the disposition of any of its Class B shares of a series after the one-year anniversary of the final closing of the initial offering conducted by the applicable Target Issuer, other than restrictions in our operating agreement, the relevant Target Issuer Agreement and restrictions imposed by applicable securities laws.

The Class C share of a series represents a special class of membership interests of a series, which has no economic rights or obligations and has no voting rights, but has the right to remove and or replace all or any members of the Board of Managers and reconstitute the Board without “cause” for any reason. The Class C share of a series will only be issued to, or subsequently transferred to, a Masterworks affiliate and there can only be one holder of Class C shares of all series of the Company at any point in time.

Securities Being Offered

Investors will acquire Class A shares in a series of the Company, each of which is intended to be a separate series of the Company for purposes of accounting for assets and liabilities. It is intended that owners of Class A shares in a series will only have an interest in the assets, liabilities, profits and losses pertaining to the specific series. For example, an owner of interests in Series 1 will only have an interest in the assets, liabilities, profits and losses pertaining to Series 1 and its related operations. See the “Description of Shares” section for further details.

Masterworks Platform

Overview

The Masterworks Platform is owned by Masterworks, LLC, and is operated by the principals of Masterworks (including Masterworks Administrative Services, LLC). Through the Masterworks Platform, investors can:

●	Browse and screen potential art investment offerings and obtain information about offerings, including current and future SEC filings;
●	Provide us with information, including information required to determine whether they are qualified to invest in an offering, and sufficient to satisfy our compliance obligations under applicable laws;
●	Indicate interest in participating in offerings and, with respect to offerings that have been qualified by the SEC, transact entirely online, including review and execution of legal documentation, funds transfer and ownership recordation;
●	Execute trades in shares issued by Masterworks issuers via the ATS; and
●	Manage and track investments easily through an online portfolio management tool.

We intend to distribute the Class A shares of each series exclusively through the Masterworks Platform. Neither Masterworks, LLC nor any other affiliated entity involved in the offer of the Class A shares of a series is currently a member firm of the Financial Industry Regulatory Authority, Inc., or FINRA, and no person associated with us will be deemed to be a broker solely by reason of his or her participation in the sale of the Class A shares of a series.

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ATS

An electronic alternative trading system, operated by NCPS, an SEC-registered broker-dealer and member of FINRA and SIPC in accordance with SEC Regulation ATS (the “ATS”), is expected to facilitate trading of Class A shares of a series, which is expected to commence as promptly as possible after the completion of the Offering. The ATS will enable a holder of Class A shares of a series to post live bids and offers 24 hours per day seven days per week, provided that trades will actually occur only during regular trading hours that substantially mirror the trading hours on national securities exchanges.

In order to execute a transaction on the ATS, a buyer or seller of Class A shares of a series will be required to create a cash brokerage account with NCPS. To buy securities on the ATS, investors may also need to fund the brokerage account in an amount sufficient to pay the full purchase price. Owners of Class A shares of a series may submit bids and ask quotes to purchase or sell Class A shares of a series, and any such transactions will be executed by a broker-dealer authorized to settle trades (the “Executing Broker”), if applicable, and matched through the ATS.

We anticipate that there may be a suspension of trading of Target Issuer shares for one or two trading days following the effective date of the Restructuring Transactions for administrative reasons. Masterworks will directly notify owners of the Class A shares of a series when they are available for posting on the ATS and will file a notification of such availability on Form 1-U at such time. For so long as the Company exists and the shares of any series are available for posting on the ATS, the Company will continue to file reports under Rule 257 of Regulation A.

Just as with the Target Issuers, Masterworks currently expects to pay all costs and expenses associated with listing the Class A shares of a series on the ATS, establishment of brokerage accounts and trading and executing transfers of the Class A shares of a series on the ATS via the Executing Broker. Certain trading and or brokerage fees currently paid by Masterworks may be passed on to investors in certain foreign jurisdictions or to all investors in the future. In addition, Masterworks may at some point in the future seek to register to become a broker-dealer and a member of FINRA to enable it to earn transactional fees for trading the Class A shares or it may seek to earn administrative or other fees or recoup its costs associated with making a trading market available.

Secondary trades of Class A shares matched on the ATS are intended to comply with Blue Sky laws either through a Manual exemption in states where available, through a direct filing with the state securities regulators where required, as unsolicited transactions executed through a broker dealer or as isolated non-issuer transactions.

Due to regulatory compliance restrictions, the ATS or certain features of the ATS will not be available to residents of certain foreign countries or those who invest through a self-directed IRA. For a list of countries that are enabled on the ATS, see the trading section of the Masterworks Platform. In addition, Class A shares of a series held by affiliates of the Company are “control” securities under U.S. federal securities laws and are subject to restrictions on transfer. If you hold more than 10% of the Class A voting shares of a series, you may be deemed an affiliate of such series and may be unable to participate on the ATS or otherwise freely transfer your shares. The Company or its transfer agent may require you to provide a legal opinion and or other information to determine your affiliate status.

There can be no assurance that the ATS will provide an effective means of selling your Class A shares. In light of a variety of factors, including, without limitation, the relatively small market capitalization of each series, we cannot guarantee that the ATS will provide a reliable or effective means of price discovery. Accordingly, any posted offer prices or historical transaction information reflected on the ATS should not be construed as being representative of the fair value of the Class A shares of a series or of the artwork owned by such series.

License Agreement

Effective upon the completion of the Restructuring Transactions, each series will be assigned a license agreement with Masterworks, pursuant to which Masterworks grants us a non-exclusive license for nominal consideration to use the name “Masterworks” and utilize systems, software and technology owned or licensed by Masterworks, including the Masterworks Platform, for certain activities and for the term outlined in the relevant Target Issuer Agreement. Other than with respect to this license, we will have no legal right to use the “Masterworks” name or Masterworks Platform. In the event that the Administrator ceases to manage our operations pursuant to the applicable Target Issuer Agreement, we would be required to change our name to eliminate the use of “Masterworks”.

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Involvement in Certain Legal Proceedings

No executive officer, member of the Board of Managers, or significant employee or control person of our Company or the Administrator has been involved in any legal proceeding listed in Item 401(f) of Regulation S-K in the past 10 years.

MANAGEMENT COMPENSATION

The Administrator, and its affiliates will receive certain fees and expense reimbursements for services relating to the maintenance and sale of the Artwork of each series pursuant to the Target Issuer Agreements. The items of compensation are summarized below. In addition, Masterworks will own 1,000 Class B shares of each series, representing a 20% “profits interest” in the fully diluted equity of each series following the closing of the Offering.

The fees and expense reimbursements described below will be identical to those of the predecessor Target Issuers irrespective of the Restructuring Transactions.

The following table sets forth the form of compensation and the recipient of such compensation together with the determination of the amount and the estimated amount. Please also refer to the “Management Compensation” section in the offering circular for each applicable Target Issuer.

Form of Compensation and Expense Reimbursement	Determination of Amount	Estimated Amount
Management Fee	In respect of ordinary management of our Company and the Artwork of a series including entity management and art management, each segregated portfolio will issue Management Fee Shares to the Administrator.

1.5% of the total equity interests of the applicable segregated portfolio outstanding, after giving effect to such issuance, per annum, either in the form of SPC preferred shares, which are subject to a $20.00 per share preference on liquidation or SPC ordinary shares, depending on whether the applicable Target Issuer was obligated to issue SPC preferred shares or SPC ordinary shares.

Profits Interest	Masterworks will own 1,000 Class B shares of each series, representing a 20% “profits interest” in the fully diluted equity of such series following the closing of the Offering.	These amounts, if any, cannot presently be determined, but will be disclosed in a Current Report on Form 1-U if and when determined for any particular series.

Reimbursement for Extraordinary and Non-Routine Costs	Extraordinary or non-routine costs, payments and expenses, if any, relating to our Company or the Artwork of a series, will be paid for by the Administrator, but such extraordinary or non-routine costs and payments will be reimbursed in cash upon the sale of the Artwork of a series or a sale of our Company, as applicable.	These amounts, if any, cannot presently be determined, but will be disclosed in a Current Report on Form 1-U if and when determined for any particular series.

Disposition of the Artwork without a third-party intermediary	Masterworks may determine to sell the Artwork of a series, in which event, Masterworks affiliates would be entitled to reimbursement of out of pocket expenses and a reasonable sales commission in connection with such sale, provided that any such amounts shall not exceed the fees or commissions charged by unaffiliated third parties for similar services, as and to the extent described in the offering circular for the initial offering by the applicable Target Issuer.	These amounts, if any, cannot presently be determined, but will be disclosed in a Current Report on Form 1-U if and when determined.

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Compensation of Executive Officers

We do not currently have any employees, nor do we currently intend to hire any employees who will be compensated directly by us. Each of our executive officers receive compensation for his or her services, including services performed for us, from Masterworks. Although we will indirectly bear some of the costs of the compensation paid to these individuals, through fees paid to the Administrator, we do not intend to pay any compensation directly to these individuals.

Compensation of the Board of Managers

Members of the Board of Managers who are also officers of Masterworks and the Company receive no compensation in respect of their service on the Board of Managers. The Independent Manager receives compensation from Masterworks for serving in such capacity on multiple issuer entities. Although we will indirectly bear some of the costs of the compensation paid to the Independent Manager through fees paid to the Administrator, we do not intend to pay any compensation directly to this individual.

SECURITY OWNERSHIP OF

MANAGEMENT AND CERTAIN SECURITY HOLDERS

Prior to giving effect to the Offering, 100% of the voting membership interests of each series of the Company are held by Masterworks in the form of 1,000 Class B shares of each series. Following the closing of the Offering and after giving effect to the Restructuring Transactions, each surviving series of the Company will have an identical capital structure, capitalization and share ownership as its applicable Target Issuer had immediately prior to the Restructuring Transactions.

Neither the Administrator nor any of its affiliates, nor any executive officer or member of the Board of Managers of the Company owns any voting membership interests in any Target Issuer or will own any voting membership interests in the Company following the completion of the Offering and the Restructuring Transactions.

The table below reflects beneficial ownership information of the Company as of April 23, 2026 and the estimated beneficial ownership of the Class A shares of each series after the Offering and Restructuring Transactions for:

●	Each person known to us to be the beneficial owner of more than 10% of the Class A shares of any Target Issuer entitled to vote who will therefore become the beneficial owner of the same number and percentage of voting Class A shares in the applicable surviving series;

●	Each named executive officer;

●	Each member of the Board of Managers; and

●	All of the executive officers and members of the Board of Managers as a group.

The table below only includes columns for surviving series for which there would be an actual beneficial owner of more than 10% of the Class A shares entitled to vote, if any. We believe, based on the information furnished to us, that the persons and entities, if any, named in the tables below have sole voting and investment power with respect to all Class A shares of each series that they beneficially own, subject to applicable community property laws.

Unless otherwise noted below, the address for each beneficial owner listed on the table is in care of our Company, 1 World Trade Center, 57th Floor, New York, New York 10007. We have determined beneficial ownership in accordance with the rules of the SEC.

A member that beneficially owns 5% or more of the Class A shares of a series (excluding shares beneficially owned by Masterworks) may irrevocably limit or eliminate its voting rights by providing an irrevocable certification to the Company in substantially the form of Exhibit B to the operating agreement. In subsequent reports we file pursuant to Regulation A that require beneficial ownership information, we will disclose the number and percentage of Class A shares of a series that are eligible to vote as well as the number and percentage of Class A shares of a series that are not eligible to vote as of such filing date. In addition, (i) any existing member of a Target Issuer who irrevocably eliminated its voting rights or limited its voting rights to not more than 10% of the total voting power of the Class A shares of a Target issuer and (ii) any member that irrevocably eliminates its voting rights or limits its voting rights to not more than 10% of the total voting power of the Class A shares of a series, shall, as applicable, not be named or have its address or ownership reported in the beneficial ownership table included in the Company’s SEC reports, unless such person is otherwise deemed to be an “affiliate” of the Company as defined in Rule 405 of the Securities Act.

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		Membership Interests Beneficially Owned Prior to the Offering		Class A Shares Beneficially Owned After the Offering
Name of Beneficial Owner	Series	Number	Percent	Number	Percent
Named Executive Officers and Board of Managers:	-

Nigel S. Glenday, Chief Executive Officer; Chief Financial Officer(1)	-	-	*	-	*

Joshua B. Goldstein, General Counsel and Secretary(1)	-	-	*	-	*

Eli D. Broverman, Independent Representative (1)	-	-	*	-	*

All named executive officers and Members of the Board of Managers as a group (3 persons)	-	-	*	-	*

Name of Beneficial Owner	Series	Number	Percent
10% Holders:
Dutchyard Investments B.V.	145	14,217	61.77%
Stef Vugt	152	2,563	11.09%
Dutchyard Investments B.V.	153	9,554	19.38%
Dutchyard Investments B.V.	154	9,591	15.37%
Dutchyard Investments B.V.	166	9,976	14.87%
Maurice Werdegar	169	3,750	10.73%
Stuart Groom	174	2,250	12.38%

*	Less than 1.0%

(1)	Also serve as members of the Board of Managers of the Company.

The Lynn Family Trust 001 (the “Trust”) owns approximately 81% of the membership interests of Masterworks, LLC. Mr. Lynn is the Chief Executive Officer of Masterworks, LLC and Masterworks Administrative Services, LLC. By contract, Mr. Lynn has the power to vote 100% of the membership interests beneficially owned by the Trust and controls Masterworks. No other person beneficially owns 10% or more of the voting membership interests of Masterworks, LLC or any of its subsidiaries. Masterworks beneficially owns 100% of the Company’s non-voting Class B shares and earns Management Fee Shares at an annual rate of 1.5%.

Class B shares beneficially owned by Masterworks entitle Masterworks to 20% of the profit on sale of the Artwork of a series or the ability to convert such shares into Class A shares with a value at the time of conversion equal to 20% of the increase in value of our issued and outstanding Class A and B shares. The amounts reflected in the table do not include any Class A shares which may be issuable upon conversion of Class B shares because such amount is indeterminable, and does not include any Class A shares that Masterworks earned as Management Fee Shares.

For information on the capitalization of each series of the Company following the Offering and the Restructuring Transactions, including the beneficial ownership by Masterworks of each series, see “The Restructuring Transactions - Capital Structure Following the Offering.”

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INTEREST OF MANAGEMENT AND

OTHERS IN CERTAIN TRANSACTIONS

We are subject to various conflicts of interest arising out of our relationship with Masterworks. These conflicts are discussed below, and this section is concluded with a discussion of the corporate governance measures we have adopted to mitigate some of the risks posed by these conflicts. References throughout this offering circular to the Masterworks Vault 17, LLC “operating agreement” refer to the Masterworks Vault 17, LLC amended and restated operating agreement.

In addition to the compensation arrangements discussed in the section titled “Management Compensation,” the following is a description of each transaction since November 18, 2024 (our inception) and each currently proposed transaction in which:

●	We have been or will be a participant;

●	The amount involved exceeds one percent of our total assets; and

●	In which any member of the Board of Managers or executive officer, of the Company or the related Masterworks entities or their applicable beneficial owners, or beneficial owners of more than 5% of the Class A shares of a series or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.

Scott W. Lynn is the Chief Executive Officer of Masterworks and is also able to control the activities of all of the Masterworks entities as well as our Company. Mr. Lynn is also the Chief Executive Officer of the Administrator. The Lynn Family Trust 001 is also responsible for funding Masterworks.

Appraisals

Appraisals are performed by employees of the Administrator. The Administrator receives equity-based compensation for the administration of the artwork and its affiliates have economic interests in the Masterworks business, as well as profits interests in our Company. Although the amount of equity-based compensation earned by the Administrator is not directly or indirectly tied to appraised values, if the Administrator were to sell Management Fee Shares or other Class A shares it owns, any such secondary sale price may be influenced by appraisals. The compensation of employees of the Administrator is not directly contingent upon the performance of any appraisal, including reporting of a predetermined value or direction in value that favors the cause of Masterworks, the appraised fair market value, the attainment of a stipulated result, or the occurrence of a subsequent event directly related to the intended use of any appraisal. Although the Administrator has inherent conflicts of interest, the Administrator has taken steps it deems reasonable in seeking to ensure that employees and others involved in performing appraisals can act independently of Masterworks and free from bias; no assurance can be given that a truly independent appraisal would not produce a different outcome.

Beneficial Owner of Affiliated Entities

The Lynn Family Trust 001 is the majority beneficial owner of all of the Masterworks affiliated entities. Scott W. Lynn, the Chief Executive Officer of Masterworks, LLC and Masterworks Administrative Services, LLC, may also be deemed the beneficial owner of the Masterworks entities given his power to exercise voting control through an agreement with the Trust. The Lynn Family Trust 001 is also responsible for funding Masterworks. Mr. Lynn is the Chief Executive Officer of Masterworks and is an art collector and is also able to control the activities of all of the Masterworks entities as well as our Company. Mr. Lynn could have conflicts with his personal art collection and the collection of Masterworks.

Qualification Rights

Masterworks will have the right to request that we qualify on Form 1-A, or a comparable form, the resale of any Class A shares of a series beneficially owned by Masterworks or any entity administered by Masterworks. There are no limitations or restrictions on the size or frequency of such qualification requests, other than pursuant to applicable law, provided that all costs associated with any such qualification shall be the responsibility of Masterworks. If Masterworks exercises its qualification rights and offers Class A shares of a series in a secondary offering pursuant to Regulation A, it may be more difficult to sell your Class A shares of such series and could adversely affect the price at which you can sell your Class A shares of such series on the ATS. The qualification rights are set forth in the Company’s operating agreement.

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Our Affiliates’ Interests in Other Masterworks Entities

General

The officers and members of the Board of Managers who perform services for us are also officers, members of the Board of Managers, managers, and/or key professionals of Masterworks and other Masterworks entities. These persons have legal obligations with respect to those entities that are similar to their obligations to us. In the future, these persons and other affiliates of Masterworks may organize other art-related programs and acquire for their own account art-related assets. In addition, Masterworks has granted non-voting equity interests in Masterworks, LLC to certain management personnel performing services, including our executive officers.

Allocation of Our Affiliates’ Time

We rely on Masterworks and its key professionals who act on our behalf and on behalf of the Administrator, including Scott W. Lynn, Nigel S. Glenday and Joshua B. Goldstein for the day-to-day operations of our business and the Administrator’s business. Messrs. Lynn, Glenday and Goldstein are also, respectively, the Chief Executive Officer, Chief Financial Officer and General Counsel/Secretary of the Administrator and are officers of the other Masterworks entities. As a result of their interests in other Masterworks entities, their obligations to other investors and the fact that they engage in and will continue to engage in other business activities on behalf of themselves and others, they will face conflicts of interest in allocating their time among us, the Administrator and other Masterworks entities and other business activities in which they are involved. However, we believe that the Administrator and its affiliates have sufficient professionals to fully discharge their responsibilities to the Masterworks entities for which they work. The Administrator also serves as the Administrator for other entities and the services to be provided to these entities are substantially similar to those to be provided to the Company.

Duties Owed by Some of Our Affiliates to the Administrator and the Administrator’s Affiliates

Our officers and members of our Board of Managers and the key professionals performing services for us are also officers, members of the Board of Managers, managers and/or key professionals of:

●	Masterworks, LLC, the owner of the Masterworks Platform;

●	Masterworks Administrative Services, LLC, our Administrator;

●	Masterworks Gallery LLC, an affiliate of Masterworks, which seeks to acquire the Artwork of each series as agent for the Company; and

●	Other Masterworks entities.

As a result, they owe duties to each of these entities, their equity holders, members and limited partners. These duties may from time-to-time conflict with the duties that they owe to us.

No Underwriter

As we are conducting the Offering without the aid of an independent underwriter, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an independent underwriter in connection with the offering of securities. See “Plan of Distribution.”

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Certain Conflict Resolution Measures

Independent Manager

The Board of Managers is made up of Nigel S. Glenday, Joshua B. Goldstein and Eli D. Broverman. One of the members of the Board of Managers, Eli D. Broverman, serves as the Independent Manager on the Board of Managers (the “Independent Manager”). The Independent Manager serves to protect the interests of the holders of the Class A shares of each series and is tasked with reviewing and approving all related party transactions of our Company with our affiliates and addressing all conflicts of interest that may arise between us and the holders of the Class A shares of each series and our affiliates. The Independent Manager’s role is solely related to governance and he has no involvement in the operations of the Company or Masterworks and does not participate in any offering activities. The Independent Manager and any replacement Independent Manager if the Independent Manager resigns or is removed from such position on the Board of Managers at any time, shall meet the standards of an “independent director” pursuant to the standards set forth in NASDAQ Marketplace Rule 4200(a)(15).

Other Operating Agreement Provisions Relating to Conflicts of Interest

Our operating agreement contains other restrictions relating to conflicts of interest including the following:

Term of each Manager. Our operating agreement provides that each member of the Board of Managers will serve for an indefinite term, but that each member of the Board of Managers may be removed by a majority of the Board of Managers for any reason, or may choose to withdraw as a member of the Board of Managers under certain circumstances. Our operating agreement also provides that each member of the Board of Managers may be removed and or replaced and our Board of Managers can be reconstituted for any reason by the holder of the Class C share of a series. The Class C share of a series will be issued or transferred only to a Masterworks affiliate. The Class C share of a series, once issued, may be redeemed or canceled by mutual agreement between the holder of the Class C share of a series and the Company.

Holders of two-thirds (2/3) of all voting Class A shares outstanding of each series separately as a class and all series together as a single class may affirmatively vote to remove any members of the Board of Managers for “cause” only.

DESCRIPTION OF SHARES

Prior to giving effect to the Offering, 100% of the issued and outstanding membership interests of each series are held by Masterworks in the form of 1,000 Class B shares of each series.

Immediately following the Restructuring Transactions, each series will have the same number and classes of membership interests as its applicable Target Issuer, which includes, at a minimum, Class A ordinary membership interests of a series ( “Class A ordinary shares”), Class B membership interests of a series ( “Class B shares”) and the Class C share of a series, and may include, if applicable, Class A preferred membership interests of a series (Class A preferred shares”). Reference throughout this offering circular to “Class A shares” refers to the Class A ordinary shares of a series or the Class A ordinary shares of a series and Class A preferred shares of a series collectively, as applicable. References throughout this offering circular to “shares” refer generically to the Class A shares and Class B shares of a series.

In connection with the Restructuring Transactions, we are offering Class A ordinary shares of each applicable surviving series issued in respect of the Merger Consideration. The number of Class A shares offered by this offering circular in any series will equal the number of Class A ordinary shares outstanding issued to investors in the applicable Target Issuer’s Regulation A offering and does not include any Class A shares issued to the Administrator in respect of administrative services.

Prior to giving effect to the Offering, Masterworks is the sole holder of record of 100% of the voting membership interests of each series represented by 1,000 Class B shares of each series representing a 20% profits interest of such series.

The Class C share of a series represents a special class of membership interests, which has no economic rights or obligations and has no voting rights, but has the right to remove and or replace all or any members of the Board of Managers and reconstitute the Board without “cause” for any reason. The Class C shares can only be issued to, transferred to, or, held by, a Masterworks affiliate and there can only be one holder of Class C shares of all series of the Company at any point in time.

The following description of the Shares is based upon our certificate of formation, our operating agreement, and applicable provisions of law, in each case as in effect prior to the qualification of this offering circular. This discussion does not purport to be complete and is qualified in its entirety by reference to the certificate of formation and the operating agreement, copies of which are filed with the SEC as exhibits to the offering statement of which this offering circular forms an integral part.

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Description of the Securities Being Offered

Investors will acquire Class A shares in a series of the Company, each of which is intended to be a separate series of the Company for purposes of accounting for assets and liabilities. It is intended that owners of Class A shares in a series will only have an interest in the assets, liabilities, profits and losses pertaining to the specific Artwork owned by that series, which will be the same Artwork owned by its applicable Target Issuer. For example, an owner of interests in Series 1 will only have an interest in the assets, liabilities, profits and losses pertaining to Series 1 and its related operations. See the “Description of Shares” section for further details.

Further, pursuant to the terms of the Company’s operating agreement, an investor, other than an affiliate of Masterworks, generally cannot own, or be deemed to beneficially own, as “beneficial ownership” is determined pursuant to Section 13(d) and 13(g) of the Securities Act, more than 24.99% of the total number of Class A shares of a series outstanding, provided that we may waive such limit on a case-by-case basis in our sole discretion.

Membership Interests

We were formed as a Delaware series limited liability company on November 18, 2024 by the Administrator, our founder. In order to facilitate the Restructuring Transactions, we will become a Texas series limited liability company and will then convert back to a Delaware limited liability company following the Merger. We are a manager-managed limited liability company. Upon our formation, Masterworks was issued 100% of our membership interests in the form of Class B shares of each series.

Pursuant to our operating agreement, we may not issue any additional Class A shares of a series that is in existence immediately after the consummation of this Offering, other than as described in this offering circular, including the Class A shares of a series that are issued or issuable as Management Fee Shares pursuant to the Target Issuer Agreements (including those Shares issuable upon conversion or exchange of Management Fee Shares), and those that may be issued upon conversion of the Class B shares of a series. We may form additional series after completion of the Offering and issue shares in such series in such amounts and of such classes as our Board of Managers may determine from time to time. The Administrator, our sole member as of the date of this offering circular, adopted our operating agreement.

Target Issuer Operating Agreements

After the completion of the Restructuring Transactions and this Offering, each member of a Target Issuer will become a member of the Company and party to the Company’s operating agreement.

There are certain non-material or non-substantive differences between the operating agreements of each Target Issuer and the Company.

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Masterworks Cayman Segregated Portfolio Capitalization and Distributions

Each segregated portfolio of Masterworks Cayman will issue SPC ordinary shares to the applicable series and, following the Offering, will issue Management Fee Shares to the Administrator in the form of SPC preferred shares or SPC ordinary shares, as applicable, pursuant to the Target Issuer Agreements.

SPC ordinary shares. SPC ordinary shares represent ordinary equity interests in each segregated portfolio of Masterworks Cayman. Each segregated portfolio shall have the exact number of SPC ordinary shares outstanding as the number of Class A shares outstanding of the applicable surviving series and the surviving series will hold 100% of such SPC ordinary shares (excluding Management Fee Shares). Following the Restructuring Transactions, if the segregated portfolio held by a Target Issuer issued Management Fee Shares in the form of SPC ordinary shares, the segregated portfolio will issue Management Fee Shares in the form of additional SPC ordinary shares. SPC ordinary shares held by any person other than the applicable series (or its successor) are exchangeable on a one-for-one basis for Class A ordinary shares of the applicable surviving series and SPC ordinary shares held by any person other than the applicable series (or its successor) will be automatically exchanged on a one-for-one basis for Class A ordinary shares of the surviving series immediately prior to any distribution from a sale of Artwork.

SPC preferred shares. SPC preferred shares (and together with SPC ordinary shares, “SPC shares”) represent preferred equity interests in each segregated portfolio of Masterworks Cayman, which may be issued to the Administrator following the Offering as Management Fee Shares, but only to the extent the applicable surviving series has succeeded to a Target Issuer that held a segregated portfolio that was obligated to issue SPC preferred shares to the Administrator prior to the Restructuring Transactions. SPC preferred shares have a $20.00 per share liquidation preference over SPC ordinary shares and are “non-participating”, meaning that if any distribution is made with respect to SPC preferred shares, such distribution will never exceed $20.00 per share. SPC preferred shares are exchangeable on a one-for-one basis for Class A ordinary shares of the applicable surviving series at the option of the holder thereof.

If and to the extent a series were to issue additional Class A shares (such as upon conversion of Class B shares for example), the applicable segregated portfolio would issue additional SPC shares to the holders of SPC shares pro rata to preserve the one-to-one exchange ratio between SPC shares and Class A shares of the applicable series.

Distributions. When Artwork is sold and the segregated portfolio of Masterworks Cayman receives the proceeds of such sale, the proceeds will be distributed according to the following “distribution waterfall”:

FIRST, payment will made to Masterworks (as a reimbursement) and or third parties in respect of any costs or expenses for which either the segregated portfolio or the series is responsible, if any;

SECOND, to the extent any funds remain undistributed, to the extent the segregated portfolio has issued and outstanding SPC preferred shares which have not been exchanged for Class A ordinary shares of the applicable series, such remaining funds will be distributed to the holders of the outstanding SPC preferred shares in an amount up to (but not exceeding) $20.00 per share; and

THIRD, to the extent any funds remain undistributed, such remaining funds will be distributed to the holder of SPC ordinary shares (i.e. the series).

Summary of Masterworks Vault 17, LLC Operating Agreement

Following the Offering and the Restructuring Transaction, we will be governed by an agreement titled the “Amended and Restated Limited Liability Company Operating Agreement” of Masterworks Vault 17, LLC. References throughout this offering circular to the Masterworks Vault 17, LLC “operating agreement” and the “amended and restated operating agreement” of Masterworks Vault 17, LLC, refer to the Masterworks Vault 17, LLC Second Amended and Restated Limited Liability Company Operating Agreement, the form of which is filed as Exhibit 2.2 to the offering statement of which this offering circular forms an integral part. The following summarizes some of the key provisions of the Masterworks Vault 17, LLC operating agreement. This summary is qualified in its entirety by our operating agreement itself, the form of which is included as Exhibit 2.2 to the offering statement of which this offering circular forms an integral part.

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Organization and Duration

We were formed on November 18, 2024, as a Delaware series limited liability company as set forth in Section 18-215 of the Delaware Limited Liability Company Act. We will remain in existence until liquidated in accordance with the Masterworks Vault 17, LLC operating agreement.

Purpose and Powers

Under our operating agreement, we are permitted to engage in such activities as determined by the Board of Managers that lawfully may be conducted by a limited liability company organized under Delaware law and, in connection therewith, to exercise all of the rights and powers conferred upon us and the Board of Managers pursuant to the agreement relating to such business activity, provided that we are prohibited from engaging in certain activities referred to as “Prohibited Acts” without obtaining the approval of the holders of a majority of the voting shares of the Company or one or more series, as applicable. “Prohibited Acts” consist of amending, waiving or failing to comply with any material provision of our operating agreement that disproportionately and adversely affects the Class A shareholders of a series, except as otherwise provided therein.

Board of Managers and its Powers

We are a manager-managed series limited liability company as set forth in Section 401 and Section 101 of the Delaware Limited Liability Company Act. Our operating agreement appoints the Board of Managers of the Company.

Pursuant to our operating agreement and the Target Issuer Agreements, the Administrator will have complete and exclusive discretion in the management and control of our affairs and business, subject to the requirement to obtain consent for Prohibited Acts, and shall possess all powers necessary, convenient or appropriate to carrying out the purposes and business of our Company, including doing all things and taking all actions necessary to carry out the terms and provisions of each of the foregoing agreements.

Pursuant to our operating agreement, the Board of Managers shall have full authority in their discretion to exercise, on our behalf and in our name of the Company, all rights and powers of a “manager” of a limited liability company under the Delaware Limited Liability Company Act necessary or convenient to carry out our purposes. Any person not a party to our operating agreement dealing with us will be entitled to rely conclusively upon the power and authority of the Board of Managers to us in all respects, and to authorize the execution of any and all agreements, instruments and other writings on behalf of us and in our name.

The Board of Managers will have sole voting power over all matters, including: mergers, consolidations, acquisitions, winding up and dissolution; except, the Board of Managers shall not have the authority to amend, waive or fail to comply with any material provision of our operating agreement that disproportionately and adversely affects the Class A shareholders as a whole or an affected series except as provided therein, without the prior written consent of the holders of a majority of the voting shares of the Company or such series, as applicable.

Any member of the Board of Managers may be removed and replaced by a majority of the Board of Managers or the holder of the Class C share of a series with or without “Cause.” In addition, any member of the Board of Managers may be removed or replaced by the affirmative vote of members holding two-thirds (2/3) of the voting shares of each series voting separately as a class and all of the series then existing voting as a single class for “Cause” only. The term “Cause” is defined as follows:

(a) the commission by a member of the Board of Managers of fraud, gross negligence or willful misconduct;

(b) the conviction of a member of the Board of Managers of a felony;

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(c) a material violation by a member of the Board of Managers of any applicable law that has a material adverse effect on our business;

(d) the bankruptcy or insolvency of a member of the Board of Managers

Classes of Ownership

Prior to giving effect to the Offering and the Restructuring Transactions, 100% of the membership interests of each series are owned by Masterworks in the form of 1,000 Class B shares of such series. Following the Offering we will have the following classes of membership interests for each series:

Class A ordinary shares. The number of Class A ordinary shares of each series being offered in the Offering will be equal to the number of Class A ordinary shares issued by the applicable Target Issuer in the initial Regulation A offering conducted by such Target Issuer. The total number of Class A shares of each series outstanding upon the closing of the Offering is the number of shares issued in the Offering plus the number of Class A ordinary shares, if any, that were issued as Management Fee Shares by the applicable Target Issuer prior to the Restructuring Transactions. The number of additional Class A ordinary shares of a series that may be issued following the Offering (subject to issuances pursuant to stock-splits, recapitalizations or similar transactions) is limited to shares issuable upon conversion or exchange of Management Fee Shares (including SPC shares) and upon conversion of the Class B shares of such series.

Class A preferred shares. Class A preferred shares have a $20.00 per share liquidation preference over Class A ordinary shares and are convertible on a one-for-one basis into Class A ordinary shares. Each Class A preferred share may be converted to one Class A ordinary share at any time in the sole discretion of the holder. A series shall only have authorized Class A preferred shares if its applicable Target Issuer had authorized Management Fee Shares in the form of Class A preferred shares. The number of Class A preferred shares outstanding following the Restructuring Transactions for each such series will be equal to the number of Class A preferred shares, if any, issued by the applicable Target Issuer as Management Fee Shares prior to the Restructuring Transactions. No additional Class A preferred shares will be issued following the Restructuring Transactions and future Management Fee Shares with respect to any such series shall be earned in the form of SPC preferred shares.

Class B shares. The Class B shares of each series held by Masterworks Foundry will represent 0% of our members’ capital accounts in such series and, following the Offering, a 20% interest in the profits we recognize upon any sale of the Artwork of such series, which is the amount by which the net proceeds of any such sale exceed the product of (i) the total number of Class A shares outstanding at the time of a sale on a fully diluted basis, and (ii) $20.00, which is the initial offering price of the Class A shares of the applicable Target Issuer. There are currently 1,000 Class B shares of each series outstanding and there will be 1,000 Class B shares of each series outstanding upon the closing of the Offering. Upon mutual agreement of the holder of the Class B shares of each series and the Company, the Class B shares of each series may be redeemed by the Company for a nominal amount.

Class C Share. The Class C share of each series represents a special class of membership interests, which has no economic rights or obligations and has no voting rights, but has the right to remove and or replace all or any members of the Board of Managers and reconstitute the Board without “cause” for any reason. The Class C shares can only be issued to, transferred to, or, held by, a Masterworks affiliate and there can only be one holder of Class C shares of all series of the Company at any point in time.

Voting Rights

We refer to Class A shares of a series, excluding Class A shares of a series beneficially owned by Masterworks and Class A shares held by a Vote Limited Member above such shareholder’s voting limit, as our “voting shares.” On each matter where the members have a right to vote, each voting share shall be entitled to and shall constitute one (1) vote, and all voting shares shall vote together as a single class of a series or as a single class with holders of all voting Class A shares outstanding of all series together, as applicable, except as otherwise set forth in our operating agreement, or otherwise required by the Delaware Act. Actions or other matters that require a vote but do not affect all series or do not affect all series in substantially the same way shall require the requisite affirmative vote of the members of each series so affected, with each series voting as a separate class, but actions or other matters that affect all series in substantially the same way or the Company as a whole shall require the requisite affirmative vote of the voting shareholders of all series voting together as a single class. In determining any action or other matter to be undertaken by or on behalf of us, each member shall be entitled to cast a number of votes equal to the number of voting shares that such member holds, with the power to vote, at the time of such vote. Unless otherwise set forth in our operating agreement, or otherwise required by the Delaware Act, the taking of any action by us which requires a vote of the members as set forth above shall require the receipt of votes from members holding a majority of the voting shares, provided, that in the case of a proposed removal of the Administrator for any reason or a member of the Board of Managers for “Cause”, an affirmative vote of holders of two-thirds (2/3) of the voting Class A shares outstanding of each series voting separately as a class and all series together voting as a single class shall be required to authorize and approve such action. In determining the outcome of any vote, shareholders that abstain or do not vote will effectively be counted as votes against such action. Each member of the Board of Managers may be removed and or replaced and our Board can be reconstituted for any reason by the holder of the Class C share of a series. The Masterworks affiliate that holds a Class C share of a series shall have no voting rights with respect to Class A shares of a series it beneficially owns.

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A member that beneficially owns 5% or more of the Class A shares of a series (excluding shares beneficially owned by Masterworks) may irrevocably limit or eliminate its voting rights by providing an irrevocable certification to the Company in substantially the form of Exhibit B to the operating agreement. In the event a member irrevocably limits or eliminates its voting rights (a so-called “Vote Limited Member”), all of the Class A shares of a series beneficially owned by such Vote Limited Member in excess of the voting limit applicable to such member shall no longer have any voting rights for so long as such shares are beneficially owned by such member or such member’s affiliates. Any existing member of a Target Issuer who irrevocably eliminated its voting rights or limited its voting rights to not more than 10% of the total voting power of the Class A shares of a Target Issuer and any member that irrevocably eliminates its voting rights or limits its voting rights to not more than 10% of the total voting power of the Class A shares of a series, shall, as applicable, not be named or have its address or ownership reported in the Company’s ongoing SEC filings, including the beneficial ownership table in the Company’s Annual Report on Form 1-K, unless such person is otherwise deemed to be an “affiliate” of the Company as defined in Rule 405 of the Securities Act.The determination of affiliate status for such purposes shall be made by the Board of Managers in its sole and absolute discretion and the Company or its transfer agent may require any shareholder that owns more than 10% of the Class A shares of a series to provide a legal opinion and or other information it deems necessary or appropriate to determine such person’s affiliate status. If any such 10% or more shareholder is deemed to be an “affiliate”, notwithstanding the limit on voting, such person’s name, address and ownership will be reported in the Company’s SEC filings, including the beneficial ownership table in the Company’s Annual Report on Form 1-K.

Subject to the Delaware Act, the Board of Managers will have sole voting power over all matters, including: mergers, consolidations, acquisitions, winding up and dissolution; except, the Board of Managers shall not have the authority to amend, waive or fail to comply with any material provision of our operating agreement that disproportionately and adversely affects the Class A shareholders as a whole or an affected series except as provided therein, without the prior written consent of the holders of a majority of the voting shares of the Company or such series, as applicable.

Conversion of Class B shares

The Class B shares of a series can be convertible into Class A shares of such series, in whole or in part, at any time prior to the consummation of a sale of the Artwork by such series for no additional consideration pursuant to a conversion formula based on the relative fair market values of the Class B shares and Class A shares at such time. For additional information, see the Masterworks Vault 17, LLC Second Amended and Restated Limited Liability Company Operating Agreement, the form of which is filed as Exhibit 2.2 to the offering statement of which this offering circular forms an integral part.

As of the date of this offering circular, no Class B shares of any Target Issuer have been converted into Class A shares.

Agreement to be Bound by the Operating Agreement

Following the Offering, you will be admitted as a member of our Company and will be bound by the provisions of, and deemed to be a party to our operating agreement. Pursuant to our operating agreement, each holder of Class A shares of a series and each person who acquires a Class A share of a series from a holder must agree to be bound by the terms and conditions of our operating agreement.

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Shareholder Voting

Class A shares of each series have one vote per share and we refer to the Class A shares of each series, excluding shares beneficially owned by Masterworks, or shares owned by a member that has irrevocably limited or eliminated such member’s voting rights in excess of such member’s voting limit, as “voting shares.” The Class B shares of each series shall have no voting rights other than as may be required pursuant to applicable law. The term “other than as may be required pursuant to applicable law,” takes into account the following considerations (i) pursuant to Section 18-806 of the Delaware Limited Liability Company Act (the “Act”), in the event that a limited liability company is dissolved by the occurrence of an event that causes the last remaining member to cease to be a member, the personal representative of the last remaining member of the limited liability company or the assignee of all of the limited liability company interests in the limited liability company may vote to revoke the dissolution, subject to the approval of any other persons whose approval is required under the limited liability company agreement to revoke a dissolution, such a vote could result in holders of the Class B shares of a series (or more accurately the personal representative of such persons) potentially be deemed to have a “right to vote” and (ii) the Act may be amended in the future to mandate voting rights for all interests in a Delaware limited liability company in certain situations, and if this occurs, without the provision “other than as may be required by law,” the Company could be in a position where its operating agreement would be in violation of the Act.

Whenever holders of Class A shares of a series are required or entitled to vote on any matter, except as otherwise provided, that vote may be taken at a meeting or may be taken via a written consent in lieu of a meeting.

The Company shall provide holders of voting shares with not less than five (5) nor more than sixty (60) days prior notice of any meeting or any action subject to a vote of holders of voting shares at a meeting shall require a quorum, in the form of votes actually cast (whether in person or by proxy), from at least a majority of the voting shares eligible to vote on such matter or such higher percentage of voting shares as may be required for such action. At any meeting or on any matter that is to be voted on or consented to by holders of voting shares, the then holders of our voting shares, may vote in person or by proxy, and such vote may be made, and a proxy may be granted in writing, by means of electronic transmission or as otherwise permitted by applicable law. Shares beneficially owned by Masterworks shall have no voting rights.

We have elected to be governed by paragraphs (b), (c), (d) and (e) of Section 212 of the Delaware General Corporation Law (the “DGCL”) and other applicable provisions of the DGCL, as though we were a Delaware corporation and as though holders of our voting shares were shareholders of a Delaware corporation. Such sections generally regulate proxies for any voting purposes. In the event that we become subject to Regulation 14A under the Exchange Act, pursuant to and subject to the provisions of Rule 14a-16 under the Exchange Act, we may, but are not required to, utilize a Notice of Internet Availability of Proxy Materials, as described in that rule, in conjunction with proxy material posted to an Internet site, in order to furnish any proxy or related material to holders of voting shares pursuant to Regulation 14A under the Exchange Act. We currently intend to utilize the Masterworks platform to the extent possible for meetings of, and votes of our shareholders.

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Shareholder Distributions

Following the Offering, the Company does not expect to pay any distributions, other than a distribution following a sale of the Artwork of a series. There can be no assurance as to the timing of a distribution or that we will pay a distribution at all. There are no contractual restrictions on our ability to declare or pay dividends and if any are to be paid in the future, such decision will be at the discretion of our Board of Managers and will depend on our then current financial condition and other factors deemed relevant by the Board of Managers.

When Artwork is sold and the segregated portfolio of Masterworks Cayman receives the proceeds of such sale, the proceeds will be distributed according to the “distribution waterfall” described above under the caption “- Masterworks Cayman Segregated Portfolio Capitalization and Distributions - Distributions.” Cash proceeds received by a series shall then be distributed as follows:

FIRST, payment will made to Masterworks (as a reimbursement) and or third parties in respect of any costs or expenses for which either the segregated portfolio or the series is responsible, if any;

SECOND, to the holders of outstanding Class A preferred shares of the series, if any, on a pro rata basis up to (but not exceeding) $20.00 per Class A preferred share;

THIRD, to the extent any funds remain undistributed, such remaining funds will be distributed to the holders of Class A ordinary shares, on a pro rata basis up to (but not exceeding) $20 per Class A ordinary share;

FOURTH, to the extent any funds remain undistributed, 80% of such remaining funds will be distributed to the Class A shareholders (Class A ordinary shareholders and Class A preferred shareholders) pro rata and 20% of such remaining funds will be distributed to the Class B shareholders.

If a segregated portfolio of Masterworks Cayman has issued SPC ordinary shares to Masterworks as Management Fee Shares, such SPC ordinary shares shall automatically be exchanged on a one-for-one basis for Class A ordinary shares of the applicable series immediately prior to any distribution from the segregated portfolio resulting from a sale of the Artwork. If the segregated portfolio of Masterworks Cayman has issued SPC preferred shares and if the sale of the Artwork of a series were to result in a distribution to the holders of Class A ordinary shares of a series equal to or greater than $20.00 per share after giving effect to the distribution waterfall described above (i.e. a “profitable sale”), such SPC preferred shares will be exchanged on a one-for-one basis, for Class A ordinary shares of the series prior to any distribution to shareholders and the holder(s) of such shares shall receive proceeds solely as a holder of Class A ordinary shares of the series consistent with the distribution waterfalls set forth above.

If the segregated portfolio applicable to a series has issued SPC preferred shares and if the sale of the Artwork held by such segregated portfolio were to result in a distribution to the holders of Class A shares of a series of less than $20.00 per share after giving effect to the distribution waterfall described above (i.e. a “loss sale”), the holder of SPC preferred shares shall receive up to $20.00 per share, after which any remaining proceeds will be distributed to holders of Class A ordinary shares of the series. If a holder of Class A preferred shares or SPC preferred shares converts or exchanges those shares for Class A ordinary shares of a series, such holder shall participate in a distribution or liquidation solely as a holder of such Class A ordinary shares.

In addition, the holder of the Class C share has no economic rights. Our Board of Managers may also determine at any time to declare a distribution to the Class B member of any series in the amount of the initial capital contribution to such series.

After all of such distributions are made, the applicable segregated portfolio and series will be dissolved. Further, following a sale of an Artwork, but prior to a distribution to shareholders, the Company may elect to redeem Class A shares of a series outstanding from Class A members of such series other than Masterworks for an amount per Class A share equal to the liquidation amount per Class A share as determined in accordance with the distribution waterfall described above and our operating agreement, subject to certain conditions set forth in the operating agreement.

Limited Liability

The liability of each member of our Company shall be limited as provided in the Delaware Limited Liability Company Act and as set forth in the Masterworks Vault 17, LLC operating agreement. No member of our Company shall be obligated to restore by way of capital contribution or otherwise any deficits in its capital account (if such deficits occur).

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The Delaware Limited Liability Company Act provides that a member of a Delaware limited liability company who receives a distribution from such company and knew at the time of the distribution that the distribution was in violation of the Delaware Limited Liability Company Act shall be liable to the Company for the distribution for three years. Under the Delaware Limited Liability Company Act, a limited liability company may not make a distribution to a member if, after the distribution, all liabilities of the Company, other than liabilities to members on account of their Class A shares of a series and liabilities for which the recourse of creditors is limited to specific property of the company, would exceed the fair value of the assets of the Company. The fair value of property subject to liability for which recourse of creditors is limited shall be included in the assets of the Company only to the extent that the fair value of that property exceeds the nonrecourse liability. Under the Delaware Limited Liability Company Act, an assignee who becomes a substituted member of a company is liable for the obligations of his assignor to make contributions to the Company, except the assignee is not obligated for liabilities unknown to him at the time the assignee became a member and that could not be ascertained from the Masterworks Vault 17, LLC operating agreement.

Exculpation and Indemnification of the Board of Managers and Others

Subject to certain limitations, our operating agreement limits the liability of each member of the Board of Managers and its affiliates, any of our members, any person who is our officer and any person who serves at the request of the Board of Managers on behalf of us as an officer, member of the Board of Managers, managers of the Administrator, independent representative, partner, member, stockholder or employee of such person (referred to together as the “Protected Persons” or in the singular as the “Protected Person”).

Exculpation

No Protected Person shall be liable to us or the Administrator or any other member of our Company for any action taken or omitted to be taken by it or by other person with respect to us, including any negligent act or failure to act, except in the case of a liability resulting from such Protected Person’s own actual fraud, gross negligence, willful misconduct, bad faith, breach of fiduciary duty, reckless disregard of duty or any intentional and material breach of our operating agreement or conduct that is subject of a criminal proceeding (where such Protected Person has reasonable cause to believe that such conduct was unlawful). With the prior consent of the Board of Managers, any Protected Person may consult with legal counsel and accountants with respect to our affairs (including interpretations of our operating agreement) and shall be fully protected and justified in any action or inaction which is taken or omitted in good faith, in reliance upon and in accordance with the opinion or advice of such counsel or accountants. In determining whether a Protected Person acted with the requisite degree of care, such Protected Person shall be entitled to rely on written or oral reports, opinions, certificates and other statements of the members of the Board of Managers, officers, employees, consultants, attorneys, accountants and professional advisors of our Company selected with reasonable care; provided, that no such Protected Person may rely upon such statements if it believed that such statements were materially false.

Indemnification

To the fullest extent permitted by law, we will indemnify, hold harmless, protect and defend each Protected Person against any losses, claims, damages or liabilities, including reasonable legal fees, costs and expenses incurred in investigating or defending against any such losses, claims, damages or liabilities or in enforcing a Protected Person’s right to indemnification under the Masterworks Vault 17, LLC operating agreement, and any amounts expended in respect of settlements of any claims approved by the Board of Managers (collectively referred to herein as the “Liabilities”), to which any Protected Person may become subject:

(i)	by reason of any act or omission or alleged act or omission (even if negligent) arising out of or in connection with the activities of our Company;

(ii)	by reason of the fact that it is or was acting in connection with the activities of our Company in any capacity or that it is or was serving at the request of our Company as a partner, shareholder, member, members of the Board of Managers, managers of the Company or the Administrator, the independent representative, officer, employee, or agent of any Person;

unless, such Liability results from such Protected Person’s own actual fraud, gross negligence, willful misconduct, bad faith, breach of fiduciary duty, reckless disregard of duty or intentional and material breach of our operating agreement or conduct that is subject of a criminal proceeding (where such Protected Person has reasonable cause to believe that such conduct was unlawful).

Any indemnification provided under our operating agreement is limited thereunder to the extent of our assets only. Further, insofar as the foregoing provisions permit indemnification of members of the Board of Managers, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Reimbursement of Expenses

We will reimburse (and/or advance to the extent reasonably required) each Protected Person for reasonable legal or other costs and expenses (as incurred) of such Protected Person in connection with investigating, preparing to defend or defending any claim, lawsuit or other proceeding relating to any Liabilities for which the Protected Person may be indemnified pursuant to our operating agreement and for all costs and expenses, including fees, expenses and disbursements of attorneys, reasonably incurred by such Protected Person in enforcing the indemnification provisions of our operating agreement; provided, that such Protected Person executes a written undertaking to repay us for such reimbursed or advanced costs and expenses if it is finally judicially determined that such Protected Person is not entitled to the indemnification provided by our operating agreement.

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Sale of the Artwork

Following the Restructuring Transactions and the Offering, each series will own the Artwork for an indefinite period but may sell such Artwork of such series at any time. There is no guarantee that any such sale of the Artwork of a series will be successful, or if successful, that the net proceeds realized by shareholders of such series from such transaction will be reflective of the estimated fair market value of the shares of such series at such time. Masterworks may determine to sell the Artwork of a series, in which event, Masterworks affiliates would be entitled to reimbursement of out of pocket expenses and a reasonable sales commission in connection with such sale, provided that any such amounts shall not exceed the fees or commissions charged by unaffiliated third parties for similar services, as and to the extent described in the offering circular for the initial offering by the applicable Target Issuer.

Amendment of Our Operating Agreement

Amendments to our operating agreement may be proposed only by or with the consent of the Board of Managers and must be approved by a majority vote of holders of the voting shares of all of the series voting as a single class, unless such amendment affects one or series disproportionately and adversely in relation to other series, in which case, the consent of holders of voting shares of such series adversely and disproportionately affected voting as a separate class shall be required for such amendment. However, the Board of Managers does not need consent of holders of voting shares to amend the operating agreement in the following instances: (i) to evidence the joinder of a new member of the Company; (ii) in connection with the transfer of shares by members; (iii) as otherwise required to reflect capital contributions, distributions and similar actions (iv) to reflect the naming of new managers, officers or replacement of officers of the Company; (v) as required to cause the Company to be treated as an association or as a publicly traded partnership taxable as a corporation for U.S. federal (and applicable state and local) income tax purposes; (vi) to create a new series and or issue shares of such new series; (vii) any change necessary to give effect to a merger or business combination that does not, in the determination of the Board of Managers, disproportionately or adversely affect the holders of Class A shares of any series; or (viii) any change the Board of Managers deems necessary or appropriate to enable trading of membership interests.

Termination and Dissolution

We will continue as a series limited liability company until terminated under the Masterworks Vault 17, LLC operating agreement. We will commence winding up upon the first to occur of the following (the “Dissolution Event”):

(1) Upon the determination of the members with the approval of the Board of Managers;

(2) Our insolvency or bankruptcy;

(3) The sale of all or substantially all of our assets; or

(4) The entry of a decree of judicial dissolution under Section 18 802 of the Delaware Limited Liability Company Act.

The Dissolution Event shall be effective on the day on which such event occurs and immediately thereafter we will commence its winding up during which our affairs shall be wound up in accordance with the terms of our operating agreement.

Books and Reports

We are required to keep appropriate books of our business at our principal offices. The books will be maintained for both tax and financial reporting purposes on a basis that permits the preparation of financial statements in accordance with Generally Accepted Accounting Principles in the U.S. (“GAAP”). For financial reporting purposes and federal income tax purposes, our fiscal year and its tax year are the calendar year.

Term and Removal of Members of the Board of Managers

Our operating agreement provides that each member of our Board of Managers will serve as a Manager for an indefinite term, but that any Manager may be removed by a majority of the Board of Managers for any reason, or may choose to withdraw as a Manager, under certain circumstances.

Our operating agreement also provides that each member of the Board of Managers may be removed and or replaced and our Board can be reconstituted for any reason by the holder of the Class C share of a series. The Class C share of a series will be issued to a Masterworks affiliate. The Class C share of a series, once issued, can be transferred between Masterworks affiliated entities, including from one Masterworks affiliate to another, provided that at any point in time there shall only be not more than one holder of any Class C shares issued by series of the Company. The Class C share of a series, once issued, may be redeemed or cancelled by mutual agreement between the holder of the Class C share of a series and the Company.

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In addition, our members may remove a member of the Board of Managers for “cause” only, following the affirmative vote of two-thirds (2/3) of the issued and outstanding voting shares of each series voting separately as a class and all the series then existing voting as a single class excluding those beneficially owned by Masterworks. The term “Cause” is defined as:

●	The commission by the applicable member of the Board of Managers of fraud, gross negligence or willful misconduct;
●	The conviction of the applicable member of the Board of Managers of a felony;
●	A material violation by the applicable member of the Board of Managers of any applicable law that has a material adverse effect on our business; and
●	The bankruptcy or insolvency of the applicable member of the Board of Managers.

Anti-Takeover Effects under Delaware Law

We are a series limited liability company organized under Delaware law. Some provisions of Delaware law may delay or prevent a transaction that would cause a change in our control. Section 203 of the Delaware General Corporation Law, which restricts certain business combinations with interested shareholders in certain situations, does not apply to limited liability companies unless they elect to utilize it. Our operating agreement does not currently elect to have Section 203 of the Delaware General Corporation Law apply to us. In general, this statute prohibits a publicly held Delaware corporation from engaging in a business combination with an interested shareholder for a period of three years after the date of the transaction by which that person became an interested shareholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested shareholder, and an interested shareholder is a person who, together with affiliates and associates, owns, or within three years prior did own, 15% or more of voting Class A shares of the Company. The Board of Managers may elect to amend our operating agreement, subject to majority approval by the members holding the Class A shares of a series, at any time to have Section 203 apply to the Company.

Valuation of Artworks

Masterworks conducts a quarterly appraisal of the fair market value of each Artwork in accordance with Masterworks’ valuation policies and procedures. For additional information, see “Description of Business - Art Appraisals.” The estimated net asset value per Class A share of a series will be disclosed in a Current Report on Form 1-U.

Binding Arbitration under Target Issuer Subscription Agreements

Class A shareholders will continue to be bound by the arbitration provisions contained in the subscription agreements assigned to us in connection with the Restructuring Transactions and which provide that arbitration is the exclusive means for resolving disputes relating to or arising out of the Target Issuer subscription agreement, the shares, the Masterworks Platform, and/or the activities or relationships that involve, lead to, or result from any of the foregoing. Purchasers of shares in a secondary transaction are also subject to the same arbitration provisions. Such arbitration provision limits the ability of investors to bring class action lawsuits or similarly seek remedies on a class basis for claims subject to the provision. If invoked, the arbitration is required to be conducted in New York, NY in accordance with New York law. These provisions allow for either the Company or an investor to elect to enter into binding arbitration in the event of any covered claim in which the Company and the investor are adverse parties. While not mandatory, in the event that the Company were to invoke the arbitration clause, the rights of the adverse shareholder to seek redress in court would be severely limited. These restrictions on the ability to bring a class action lawsuit may result in increased costs and/or reduced remedies, to individual investors who wish to pursue claims against the Company.

Waiver of Jury Trial under Target Issuer Agreements

Pursuant to the Target Issuer Agreements, investors agreed to waive their rights to a jury trial in claims against the Company or Masterworks. However, this waiver of rights to a jury trial does not apply to claims made under the federal securities laws. Purchasers of shares in a secondary transaction are also required to waive rights to a jury trial, except in connection with claims under the federal securities laws.

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Exclusive Jurisdiction

Target Issuer Agreements and our operating agreement provide that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, as amended, subject to and contingent upon a final adjudication in the State of Delaware of the enforceability of such exclusive forum provision. Target Issuer Agreements and our operating agreement provide that any complaint asserting a cause of action under the Securities Act is to be litigated in the federal district courts of the United States of America.

Qualification Rights

Masterworks will have the right to request that we qualify on Form 1-A, or a comparable form, the resale of any Class A shares of a series beneficially owned by Masterworks or any entity administered by Masterworks. There are no limitations or restrictions on the size or frequency of such qualification requests, other than pursuant to applicable law, provided that all costs associated with any such qualification shall be the responsibility of Masterworks. If Masterworks exercises its qualification rights and offers Class A shares of a series in a secondary offering pursuant to Regulation A, it may be more difficult to sell your Class A shares of such series and could adversely affect the price at which you can sell your Class A shares of such series on the ATS. The qualification rights are set forth in the Company’s operating agreement.

Transfer Agent

The transfer agent and registrar for the Class A shares of each series is Equity Stock Transfer, LLC. The transfer agent’s address is 237 West 37th Street, Suite 602, New York, New York 10018. The transfer agent’s telephone number is 212-575-5757.

SHARES ELIGIBLE FOR FUTURE SALE

Shares Eligible for Future Sale

There is currently no public trading market for the Class A shares of any series, and an active market, whether public or private, for these Class A shares may not develop or be sustained. However, there is currently a limited trading market on an alternative trading system, or ATS, for the Class A shares of the Target Issuers, subject to certain limitations. Following the Offering, trading in the Target Issuer shares will cease and we expect that the Class A shares offered hereby will be available for trading on the ATS on the same basis and subject to the same limitations, although we anticipate that there may be a delay in trading for one or two trading days following the effective date of the Restructuring Transactions for administrative reasons. We cannot predict the effect, if any, that market sales of the Class A shares of a series or the availability of Class A shares of a series for sale will have on the market price of the Class A shares of a series prevailing from time to time.

Upon the closing of the Offering, the issued and outstanding share capital of each series will consist of (i) the Class A shares offered hereby, (ii) additional Class A shares (ordinary or preferred, as applicable) originally issued (or issuable upon conversion or exchange) to the Administrator in respect of Management Fee Shares for administrative and management services and (iii) 1,000 Class B shares representing a 20% profits interest that will be owned by Masterworks. Such Class B shares may be converted into Class A shares of the same series based on the relative fair market values of the Class B shares and Class A shares at such time. In addition, Masterworks has sold a portion of its Management Fee Shares and intends to sell Management Fee Shares in the future, subject to compliance with restrictions imposed under applicable Federal and State securities laws. All of the Class A shares of a series sold in the Offering will be freely tradable under federal securities laws unless issued to our “affiliates” as such term is defined in Rule 405 of the Securities Act of 1933, as amended. Class A shares of a series held by affiliates of Masterworks are “control” securities under U.S. federal securities laws and are subject to restrictions on transfer. If you hold more than 10% of the Class A shares of a series, you may be deemed an affiliate of the Company and may be unable to participate on the ATS or otherwise freely transfer your shares. The Company or its transfer agent may require you to provide a legal opinion and or other information to determine your affiliate status.

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Any Management See Shares sold by Masterworks in private transactions that are exempt from the registration or qualification requirements of the Securities Act would be “restricted” securities within the meaning of Rule 144 under the Securities Act of 1933, as amended, and will bear a restrictive legend and will be subject to further transfer restrictions for one year from the time such shares are acquired from Masterworks by a non-affiliate. Masterworks has rights to require us to qualify the resale of any such Class A shares of a series, provided that they shall be responsible for all of the costs and expenses of any such qualification and or secondary offering.

Masterworks has agreed not to transfer any Class B shares of a series that it owns prior to the one-year anniversary of the final closing of the initial offering conducted by the applicable Target Issuer (other than transfers to affiliates), though Masterworks is permitted to pledge all of its Shares to unaffiliated third-party lenders and such lenders shall not be subject to the lock-up if they obtain ownership of the Shares in connection with a default by Masterworks on its indebtedness. After the one-year anniversary of the initial offering conducted by the applicable Target Issuer, in the case of Class B shares of a series, Masterworks will have no restrictions on the disposition of any of its Shares, other than restrictions in our operating agreement, management services agreement and those imposed by applicable securities laws.

Rule 144

In general, under Rule 144 as currently in effect, Masterworks will be entitled to sell, within any three-month period, a number of Class A shares of a series that does not exceed the greater of:

●	1% of the then-outstanding Class A shares of a series; and

●	The average weekly trading volume during the four calendar weeks preceding the sale, subject to the filing of a Form 144 with respect to the sale.

Sales under Rule 144 by our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us. If Masterworks sells its shares in private transactions that are exempt from the registration requirements of the Securities Act to a non-affiliate other than pursuant to Rule 144, such non-affiliate will be able to sell such shares pursuant to Rule 144 after one year has elapsed from the time such shares were acquired from Masterworks and such sales shall not be subject to the volume restrictions set forth above.

We are unable to estimate the number of Class A shares of a series that will be sold under Rule 144 or pursuant to one or more future qualified offerings or the timing of such sales, since this will depend on the market price for the Class A shares of a series, the personal circumstances of the sellers and other factors. Any future sale of substantial amounts of the Class A shares of a series in the open market may adversely affect the market price of the Class A shares of such series offered by this offering circular.

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS

The following is a discussion of material U.S. federal income tax considerations relating to the purchase, restructuring, ownership and disposition of the Class A shares of a series by Holders (as defined below) as of the date hereof. For purposes of this section, under the heading “Material U.S. Federal Tax Considerations,” references to the “Company,” “we,” “our,” and “us” refer only to Masterworks Vault 17, LLC and or each series, and not to Masterworks Cayman which is a Cayman Islands segregated portfolio company. In this discussion of material U.S. federal income tax considerations, the term “segregated portfolio” refers to the segregated portfolio of Masterworks Cayman that will hold title to the Artwork of a specific series. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury Regulations promulgated or proposed thereunder, and all administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect, or to different interpretation.

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The U.S. federal income taxation of partnerships and partners is extremely complex, involving, among other things, significant issues as to the character, timing of realization and sourcing of gains and losses. This discussion does not address all of the U.S. federal income tax considerations that may be relevant to specific Holders in light of their particular circumstances or to Holders subject to special treatment under U.S. federal income tax law (such as banks, insurance companies, dealers in securities or other Holders that generally mark their securities to market for U.S. federal income tax purposes, tax-exempt entities, retirement plans, regulated investment companies, real estate investment trusts, certain former citizens or residents of the United States or Holders that hold the Class A shares of a series as part of a straddle, hedge, conversion or other integrated transaction) or U.S. Holders that have a “functional currency” other than the U.S. dollar. This discussion does not address any U.S. state or local or non-U.S. tax considerations or any U.S. federal estate (except as discussed below for Non-U.S. Holders), gift or alternative minimum tax considerations. Prospective investors are urged to consult their own tax advisors regarding the purchase, ownership and disposition of the Class A shares of a series with respect to their particular tax situations, including, in the case of prospective Holders subject to special treatment under U.S. federal income tax laws, with reference to any special issues that the purchase, ownership and disposition of the Class A shares of a series may raise for such persons. The activities of a Holder unrelated to such Holder’s status as a member of the Company may affect the tax consequences to such Holder of an investment in the Company.

The enactment of U.S. federal tax legislation in 2017 and the promulgation of final and proposed Treasury Regulations and other guidance thereunder has resulted in significant and complicated changes to the Code, and there remain significant uncertainties regarding the interpretation and application of these rules. As further discussed below, resolution of certain of these uncertainties could have implications for the tax treatment of the Company’s structure and investments. All investors should consult with their advisors regarding the effect of these laws on their investment in the Company.

As used in this discussion, the term “U.S. Holder” means a beneficial owner of a Class A share of a series that, for U.S. federal income tax purposes, is (i) an individual who is a citizen or resident of the United States, (ii) a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate, the income of which is subject to U.S. federal income tax regardless of its source, or (iv) a trust (x) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or (y) that has in effect a valid election under applicable U.S. Treasury Regulations to be treated as a U.S. person. As used in this discussion, the term “Non-U.S. Holder” means a beneficial owner of a Class A share of a series that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes, and the term “Holder” means a U.S. Holder or a Non-U.S. Holder.

If an entity treated as a partnership for U.S. federal income tax purposes invests in the Class A shares of a series, the U.S. federal income tax considerations relating to such investment will depend in part upon the status and activities of such entity and the particular partner. Any such entity should consult its own tax advisor regarding the U.S. federal income tax considerations applicable to it and its partners relating to the purchase, ownership and disposition of the Class A shares of a series.

PERSONS CONSIDERING AN INVESTMENT IN THE CLASS A SHARES OF A SERIES SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CLASS A SHARES OF A SERIES IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.

Taxation of the Restructuring Transactions

Section 708 of the Code provides that for purposes of a continuation of a partnership, a partnership shall be considered as terminated only if no part of any business, financial operation, or venture of the partnership continues to be carried on by any of its partners in a partnership. The Company expects that each series remaining after the Restructuring Transactions be treated for federal income tax purposes as a continuation of the applicable Target Issuer and a continuation of each Holder’s ownership in such Target Issuer.

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The substitution of series shares for Target Issuer shares maintains each Holder’s economic positions without creating a taxable event. The transactions adhere to relevant provisions of the Internal Revenue Code (“IRC”) and Treasury Regulations as follows:

IRC §708 - Continuation of Partnership: The Offering and Restructuring Transactions do not terminate the partnership because business operations continue uninterrupted. Per Treasury Regulations §1.708-1, these transactions constitute a continuation of the partnership for tax purposes.

IRC §721 - Non-Recognition of Gain or Loss on Contributions: The contribution of assets (including SPC shares and the assignment of Target Issuer Agreements) from each Target Issuer to each series is tax-neutral, preserving investors’ ownership rights and economic positions.

IRC §731 - Non-Recognition of Gain or Loss on Distributions: The distribution of series shares to Target Issuer shareholders is a tax-free event, as it does not exceed their adjusted basis in the partnership.

Treasury Regulations §1.708-1(c) and §1.708-1(d): The Restructuring Transactions aligns with regulations governing partnership mergers and divisions, ensuring a seamless transfer of assets and ownership without triggering taxable events.

The Restructuring Transactions also comply with each Target Issuer’s operating agreement, maintaining proportional ownership and adhering to distribution provisions. There is no disguised sale under IRC §707, as all transactions preserve economic continuity for investors.

The Company expects the Restructuring Transactions to be disregarded for federal income tax purposes and expects the Class A shares of a series issued to each Holder as part of the Restructuring Transactions to carryover the Holder’s tax basis and tax holding period of the Holder’s Class A shares held immediately prior to the Restructuring Transactions.

The remainder of this discussion assumes the Restructuring Transactions are disregarded for federal income tax purposes.

Taxation of Our Company

Taxation of Masterworks Vault 17, LLC and each series thereof. The U.S. Internal Revenue Service (“IRS”) issued Proposed Series LLC Regulations in September 2010 (Reg-119921-09) to settle treatment of Series LLCs and their series for income tax purposes and concluded that each series of a Series LLC is to be treated as a separate entity for federal income tax purposes. We expect that the Company and each series will be regarded for income tax purposes as separate entities. At present, we do not expect to seek a ruling from the IRS with respect to our treatment as separate entities for U.S. federal income tax purposes and no assurance can be given on the finalization of the proposed regulations or that the IRS will not at a later point in time take a contrary position. We expect that we will be treated as partnerships for U.S. federal income tax purposes and not as associations or publicly traded partnerships subject to tax as a corporation. As a partnership, we generally will not be subject to U.S. federal income tax. Instead, each Holder that is subject to U.S. tax will be required to take into account its distributive share, whether or not distributed, of each item of our income, gain, loss, deduction or credit. See “—Taxation of U.S. Holders of Shares.”

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An entity that would otherwise be classified as a partnership for U.S. federal income tax purposes may nonetheless be taxable as a corporation if it is a “publicly traded partnership”, unless an exception applies. An entity that would otherwise be classified as a partnership is a publicly traded partnership if (i) interests in the partnership are traded on an established securities market or (ii) interests in the partnership are readily tradable on an alternative trading system or the substantial equivalent thereof. We expect that we will be publicly traded for purposes of these rules.

A publicly traded partnership will, however, be treated as a partnership, and not as a corporation, for U.S. federal income tax purposes, if (x) 90% or more of such partnership’s gross income during each taxable year consists of “qualifying income” and (y) such partnership is not required to register as an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”). We refer to this exception as the “qualifying income exception.” Qualifying income generally includes certain interest income, dividends, real property rents, gains from the sale or other disposition of real property, gains from the sale or other disposition of capital assets or other property held for the production of income that otherwise constitutes qualifying income and certain other forms of investment income.

We intend to operate such that we will meet the qualifying income exception in each taxable year. We do not expect that the Company or any series will earn any income in any taxable year other than qualifying income including (x) interest income with respect to certain short-term debt investments held by the Company and (y) an income inclusion followed by a distribution from a segregated portfolio of Masterworks Cayman in the year in which the Artwork of a series is sold. At present, we do not expect to seek a ruling from the IRS with respect to our treatment as a partnership for U.S. federal income tax purposes and no assurance can be given that the IRS will not take a contrary position. In the event that such a ruling is sought, and such ruling treats a sale of the Artwork of a series as qualifying income, we may structure each segregated portfolio as an entity disregarded from us for U.S. federal income tax purposes, in which case the tax consequences described herein could be materially different, as described below.

If we fail to meet the qualifying income exception (other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery) or if we are required to register under the 1940 Act, we will be treated as if, on the first day in which we fail to meet the qualifying income exception or are required to register under the 1940 Act, we had transferred all of our assets, subject to our liabilities, to a newly formed corporation in exchange for stock of such corporation, and then distributed the stock to the Holders in liquidation of their interests in us. This deemed contribution and liquidation should generally be tax-free to the Holders so long as we do not have liabilities in excess of the tax basis of our assets at such time. Thereafter, we would be treated as a corporation for U.S. federal income tax purposes.

If we were treated as a corporation in any taxable year, our items of income, gain, loss, deduction and credit would be reflected in our tax return, rather than the returns of our Holders subject to U.S. tax, and we would be subject to U.S. corporate income tax on our taxable income. Distributions of cash or other property to a Holder with respect to the Class A shares of a series generally would be treated as a dividend to the extent such distribution was paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), or in the absence of earnings and profits, as a tax-free return of capital to the extent of such Holder’s adjusted tax basis in such Class A share of a series, and then as capital gain. Accordingly, treatment as a corporation could materially reduce a Holder’s after-tax return and thus could result in a substantial reduction of the value of the Class A shares of a series.

The remainder of this discussion assumes that we will be treated as a partnership for U.S. federal income tax purposes.

Taxation of Masterworks Cayman. Masterworks Cayman, which is a Cayman Islands segregated portfolio company, is referred to in this taxation section as “Masterworks Cayman,” and the specific portfolio that will hold title to the Artwork of a series is referred to as a “segregated portfolio.” Each segregated portfolio intends to be classified as an association taxable as a corporation and not as a partnership or disregarded entity for U.S. federal income tax purposes. Each series, as the holder of each respective segregated portfolio’s shares, will not be taxed directly on the earnings of such segregated portfolio. We intend to treat each segregated portfolio as a separate non-U.S. corporation for U.S. federal income tax purposes, although this treatment is not free from doubt. The remainder of this discussion assumes that each segregated portfolio is so treated.

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However, Holders may be required to report directly income earned by a segregated portfolio in certain circumstances. See “— Controlled Foreign Corporations” and “Passive Foreign Investment Companies”.

Subject to the discussion below under “Controlled Foreign Corporations” and “Passive Foreign Investment Companies”, distributions of cash or other property to us from a segregated portfolio (other than certain distributions of a segregated portfolio, shares or rights to acquire its shares) generally will be treated as a dividend for U.S. federal income tax purposes (without reduction for any non-U.S. tax withheld from such distribution) to the extent of a segregated portfolio, current or accumulated earnings and profits (as determined for U.S. federal income tax purposes). To the extent the amount of such distribution exceeds such current and accumulated earnings and profits, it generally will be treated first as a non-taxable return of capital to the extent of our adjusted tax basis in such segregated portfolio’s shares and then as capital gain.

If, following receipt of a ruling from the IRS, we elected to treat a segregated portfolio as an entity disregarded as separate from us, we would directly report any income, gain, loss or deduction of such segregated portfolio, and any distributions from such segregated portfolio would be disregarded for U.S. federal income tax purposes.

Taxation of U.S. Holders of Shares

Below is a discussion of material U.S. federal income tax considerations applicable to U.S. Holders of the Class A shares of a series.

Taxation of Holders of Shares on Our Profits and Losses. As a partnership for U.S. federal income tax purposes, we generally will not be subject to U.S. federal income tax. Instead, each Holder that is subject to U.S. tax will be required to take into account its distributive share, whether or not distributed, of each item of our income, gain, loss, deduction or credit. It is possible that in any year, a Holder’s tax liability arising from the Company could exceed the distributions made by the Company to such Holder. The Company will file a U.S. federal partnership information return reporting its operations for each year and provide a U.S. Internal Revenue Service Schedule K-1 and Schedule K-3 to each Holder. However, Holders may not receive such Schedule prior to when their tax return reporting obligations become due and may need to file for extensions or file based on estimates.

In addition to regular U.S. federal income tax, certain U.S. Holders that are individuals, estates or trusts are subject to a 3.8% tax on all or a portion of their “net investment income,” which may include all or a portion of any interest income we earn that is allocable to such U.S. Holder.

Allocation of Profits and Losses. For each of our fiscal years, each Holder’s allocable share of our items of income, gain, loss, deduction or credit will be determined by Masterwork Vault 17, LLC’s second amended and restated operating agreement (the “operating agreement”), provided such allocations either have “substantial economic effect” or are determined to be in accordance with such Holder’s interest in the Company. We believe that for U.S. federal income tax purposes, such allocations will be given effect as being in accordance with such Holder’s interest in the Company and we intend to prepare tax returns based on such allocations. If the allocations provided by our operating agreement were successfully challenged by the IRS, the resulting allocations to a particular Holder for U.S. federal income tax purposes may be less favorable than the allocations set forth in our operating agreement.

Section 706 of the Code provides that items of partnership income and deductions must be allocated between transferors and transferees of shares. We will apply certain assumptions and conventions in an attempt to comply with applicable rules and to report income, gain, loss, deduction and credit to Holders in a manner that reflects such Holders’ beneficial shares of our items. These conventions are designed to more closely align the receipt of cash and the allocation of income between Holders of Class A shares of a series, but these assumptions and conventions may not conform with all aspects of existing Treasury Regulations. If the IRS successfully challenges our conventions, our items of income, gain, loss, deduction or credit may be reallocated among the Holders of Class A shares of a series to the possible detriment of certain Holders. The Board of Managers is authorized to revise our method of allocation between transferors and transferees (as well as among Holders whose interests otherwise could vary during a taxable period).

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Adjusted Tax Basis of Class A shares of a series. A Holder’s initial tax basis in its Class A shares of a series will generally equal the amount such Holder paid for the Class A shares of a series or the adjusted basis of the Holder’s Class A Shares in the Target Issuer immediately prior to receiving shares of a series as part of the Restructuring Transactions plus such Holder’s allocable share of our liabilities, if any. A Holder’s adjusted tax basis will be increased by such Holder’s share of items of our income and gain and any increase in such Holder’s share of our liabilities. A Holder’s adjusted tax basis will be decreased, but not below zero, by distributions from us, such Holder’s allocable share of items of our deductions and losses and by any decrease in such Holder’s allocable share of our liabilities.

Holders who purchase the Class A shares of a series in separate transactions must combine the basis of those Class A shares of a series and maintain a single adjusted tax basis for all of those Class A shares of a series. Upon a sale or other disposition of less than all of the Class A shares of a series held by such Holder, a portion of that tax basis must be allocated to the Class A shares of a series sold.

Restrictions on Deductibility of Expenses and Other Losses. A Holder may deduct its allocable share of our losses (if any) for U.S. federal income tax purposes only to the extent of such Holder’s adjusted tax basis in the Class A shares of a series it is treated as holding at the end of the taxable year in which the losses occur. If the recognition of a Holder’s allocable share of our losses would reduce its adjusted tax basis for its Class A shares of a series below zero, the recognition of such losses by such Holder would be deferred to subsequent taxable years and will be allowed if and when such Holder has sufficient tax basis so that such losses would not reduce such Holder’s adjusted tax basis below zero. In addition, the “at-risk” rules and the limitation on “excess business losses” could limit the deductibility of losses allocable to a Holder. We do not expect to generate income or losses from “passive activities” for purposes of Section 469 of the Code. Therefore, income allocated by us to a Holder may not be offset by the Section 469 passive losses of such Holder and losses allocated to a Holder generally may not be used to offset Section 469 passive income of such Holder.

In general, neither we nor any Holder may deduct organizational expenses. We may elect to amortize any organizational expenses ratably over fifteen years, or we may elect to capitalize such expenses. No deduction is allowed for offering expenses, including placement fees.

Treatment of Distributions. For U.S. federal income tax purposes, distributions of cash by us generally will not be taxable to a U.S. Holder to the extent of such U.S. Holder’s adjusted tax basis in its Class A shares of a series. Any cash distributions in excess of a U.S. Holder’s adjusted tax basis generally will be considered to be gain from the sale or exchange of the Class A shares of a series. Under current law, such gain generally will be capital gain and will be long-term capital gain if such U.S. Holder has held such Class A share of a series for more than one year at the time of such distribution, subject to certain exceptions.

Disposition of Class Shares. A U.S. Holder generally will recognize gain or loss for U.S. federal income tax purposes upon the sale, exchange or other disposition of the Class A shares of a series in an amount equal to the difference, if any, between the amount realized on the sale, exchange or other disposition and such U.S. Holder’s adjusted tax basis in such Class A share of a series. A U.S. Holder’s adjusted tax basis will be adjusted for this purpose by its allocable share of our income or loss for the year of such sale or other disposition. Any gain or loss so recognized generally will be capital gain or loss and will be long-term capital gain or loss if such Holder has held such Class A share of a series for more than one year at the time of such sale, exchange or other disposition. Certain gain attributable to our investment in a segregated portfolio will generally be characterized as ordinary income rather than capital gain. See “—Controlled Foreign Corporations”. Net long-term capital gain of certain non-corporate U.S. Holders generally is subject to preferential rates of tax. The deductibility of capital losses is subject to limitations.

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Holders who purchase the Class A shares of a series at different times and intend to sell all or a portion of the Class A shares of a series within a year of their most recent purchase are urged to consult their tax advisors regarding the application of certain “split holding period” rules to them and the treatment of any gain or loss as long-term or short-term capital gain or loss. For example, a selling Holder may use the actual holding period of the portion of its transferred Class A shares of a series, provided such Class A shares of a series are divided into identifiable Class A shares of a series with ascertainable holding periods, the selling Holder can identify the portion of the Class A shares of a series transferred, and the selling Holder elects to use the identification method for all sales or exchanges of the Class A shares of a series.

Controlled Foreign Corporations. In general, a corporation organized outside the United States is treated as a controlled foreign corporation (“CFC”) for U.S. federal income tax purposes in any taxable year in which more than 50% of (i) the total combined voting power of all classes of stock of such non-U.S. corporation entitled to vote or (ii) the total value of the stock of such non-U.S. corporation is owned (or is considered as owned) by “U.S. Shareholders” on any day during the taxable year of such non-U.S. corporation. A “U.S. Shareholder” with respect to a non-U.S. corporation is any U.S. person that owns (or is treated as owning) 10% or more of the total combined voting power of all classes of stock of the non-U.S. corporation entitled to vote or 10% or more of the total value of such non-U.S. corporation’s stock. The Company and each of its series are expected to be treated as U.S. Shareholders of their respective segregated portfolios under current law. Accordingly, the remainder of this disclosure assumes that each segregated portfolio will be considered a CFC, and that each series will be considered a U.S. Shareholder of its subsidiary segregated portfolio.

U.S. Shareholders may have current inclusions of undistributed “Subpart F” income of each segregated portfolio or other income of any segregated portfolio that exceeds certain thresholds (“global intangible low-taxed income” or “GILTI”). Subpart F income generally includes passive income such as dividends, interest, net gain from the sale or disposition of securities and non-actively managed rents. The Subpart F income of a CFC is limited to the CFC’s earnings and profits for the taxable year. GILTI consists of a U.S. Shareholder’s pro rata share of a CFC’s earnings, other than Subpart F income and certain other excluded types of income, that exceeds a 10% return on such U.S. Shareholder’s pro rata share of the CFC’s tangible assets that were used to generate such income. U.S. Shareholders that are U.S. corporations may take a 50% deduction against GILTI, and a 37.5% deduction after 2025. These inclusions are treated as ordinary income (whether or not such inclusions are attributable to net capital gains). Thus, a U.S. Shareholder may be required to report as ordinary income its allocable share of a segregated portfolio’s Subpart F or GILTI income without corresponding receipts of cash and may not benefit from capital gain treatment with respect to the portion of the earnings (if any) attributable to net capital gains of a segregated portfolio. A U.S. Shareholder’s tax basis in its Class A shares will be increased to reflect any required Subpart F or GILTI income inclusions. Such income generally will constitute income from sources within the United States for U.S. foreign tax credit purposes. Amounts included as such income would generally not be taxable again when actually distributed. It is not expected that any segregated portfolio will earn any income in any taxable year other than gain from the sale of Artwork in the year in which the Artwork is sold (other than the applicable segregated portfolio of Masterworks Cayman to the extent either earns any royalty or other income). Therefore, the Company does not expect that there will be any material Subpart F or GILTI income of any segregated portfolio to be reported by U.S. Shareholders prior to a sale of the Artwork. However, the Company expects that gain from the sale of the Artwork would be treated as Subpart F income.

Because the Company expects each series to be treated as a U.S. Shareholder in a CFC for certain purposes other than for determining current inclusions, regardless of whether a segregated portfolio has Subpart F or GILTI income, any gain allocated to a U.S. Holder resulting from a segregated portfolio’s sale of Artwork, followed by the segregated portfolio’s liquidation (whether or not such U.S. Holder is a U.S. Shareholder) will be treated as ordinary income to the extent of such U.S. Holder’s allocable share of the current and/or accumulated earnings and profits of such segregated portfolio. In this regard, earnings should not include any amounts previously taxed to a U.S. Holder pursuant to the CFC rules, if any, or pursuant to rules governing the taxation of U.S. Shareholders of PFICs, further described below. Thus, if earnings on the sale of the Artwork that are attributable to Non-U.S. Shareholders are treated as first taxed under the PFIC rules, then such earnings may be treated as previously taxed under these rules.

If, following receipt of a ruling from the IRS, we elected to treat each segregated portfolio as an entity disregarded as separate from us, the CFC rules discussed above would not apply. Instead, we would directly report any income, gain, loss or deduction of the segregated portfolio, and any distributions from the segregated portfolio would be disregarded for U.S. federal income tax purposes.

Passive Foreign Investment Companies. In general, a corporation organized outside the United States is treated as a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes in any taxable year in which either (i) at least 75% of its gross income is “passive income” or (ii) on average at least 50% of the value of its assets is attributable to assets that produce passive income or are held for the production of passive income. Passive income for this purpose generally includes, among other things, dividends, interest, royalties, rents and gains from commodities transactions and from the sale or exchange of property that gives rise to passive income. In determining whether a non-U.S. corporation is a PFIC, a pro rata portion of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value) generally is taken into account.

If a segregated portfolio is determined to be a PFIC, the PFIC rules are expected to apply to the U.S. Holders who are not otherwise a U.S. Shareholder of a CFC (“Non-10% U.S. Owner”), with respect to such segregated portfolios, based on proposed regulations issued by the IRS earlier this year. The PFIC rules are not expected to apply to U.S. Shareholders who are subject to current inclusions of Subpart F income with respect to any particular segregated portfolio.

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Under the PFIC rules, if a segregated portfolio is a PFIC and a proper election (a “Pedigreed QEF Election”) has not been made to include the segregated portfolio’s income in the U.S. Holders’ income currently, gain on a disposition by a series of shares in such segregated portfolio or gain on the disposition of Class A shares by a U.S. Holder at a time when such series owned, directly or indirectly, shares of such segregated portfolio, as well as certain other defined “excess distributions,” would be treated as if the gain or excess distribution were ordinary income earned ratably over the shorter of the period during which the U.S. Holder held its Class A shares or the period during which the series, directly or indirectly, held shares in such segregated portfolio and would be subject to an interest charge. Under current law, each series would be the appropriate party to make Pedigreed QEF Elections in respect of the segregated portfolios, although the IRS has issued proposed regulations which, if finalized in their current form, would place this obligation on the U.S. Holders with respect to elections to be made following the date on which the regulations are finalized and take effect. Under the proposed regulations, Pedigreed QEF Elections made by a series under current law would remain in effect after the effective date of the final regulations.

Each series of the Company is expected to make a Pedigreed QEF Election on behalf of its Non-10% U.S. Owners in respect of its respective segregated portfolio to the extent that it is able to do so under applicable law. If a Pedigreed QEF Election is made with respect to a segregated portfolio, and if the PFIC rules take precedence over the CFC rules, Non-10% U.S. Owners would include the gain allocated to them from such segregated portfolio’s disposition of Artwork as capital gain, which, if the segregated portfolio’s holding period in such Artwork was more than one year, would be treated as long-term capital gains and, in the case of non-corporate Non-10% U.S. Owners, subject to the long-term capital gain rates applicable to collectibles.

If, following receipt of a ruling from the IRS, we elected to treat each segregated portfolio as an entity disregarded as separate from us, neither the CFC nor the PFIC rules would apply to each segregated portfolio.

Segregated portfolios as Disregarded Entities. If, following receipt of a ruling from the IRS, a series elected to treat a segregated portfolio as an entity disregarded as separate from such series, the CFC and PFIC rules discussed above would not apply. Instead, such series, as applicable, would directly report any income, gain, loss or deduction of such segregated portfolio, and its distributions from the segregated portfolio would be disregarded for U.S. federal income tax purposes. To the extent that a segregated portfolio were disregarded, the disposition by such segregated portfolio of Artwork with a holding period of more than one year would be treated as long-term capital gains to U.S. Holders, taxable to non-corporate U.S. Holders at the higher long-term capital gain rates applicable to collectibles.

Taxation of Non-U.S. Holders of Class A shares of a series

Below is a discussion of material U.S. federal income tax considerations applicable to Non-U.S. Holders of the Class A shares of a series and does not purport to address all of the U.S. federal income tax consequences that may be applicable to any particular Non-U.S. Holder. This discussion does not address the tax consequences of purchasing, holding or disposing of the Class A shares of a series to Non-U.S. Holders subject to special rules under U.S. federal income tax laws, such as non-U.S. governments and their controlled entities, non-U.S. pension plans, trusts, former U.S. citizens or residents and individual Non-U.S. Holders that have a “tax home” in the United States. The discussion assumes that a Non-U.S. Holder is not and will not be engaged in a trade or business within the United States, has and will have no U.S. source income apart from its investment in the Class A shares of a series, and, in the case of a Non-U.S. Holder that is an individual, has not been (and will not be) present in the United States for 183 days or more in any taxable year.

Interest, Dividends, Etc. A Non-U.S. Holder is subject to U.S. federal withholding tax at the rate of 30% (or at a lower rate if provided by an applicable tax treaty and the Non-U.S. Holder provides the documentation (generally, IRS Form W-8BEN or W-8BEN-E) required to claim benefits under such tax treaty to the applicable withholding agent) on its distributive share of any U.S. source interest (subject to certain exemptions), U.S. source dividends (including, in certain cases, dividend equivalent amounts) and certain other income received by us. We expect that distributions from a segregated portfolio of Masterworks Cayman will not be treated as U.S. source dividends for withholding purposes.

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Effectively Connected Income. In general, a non-U.S. person that invests in an entity taxable as a partnership for U.S. federal income tax purposes that is (directly or through entities treated as disregarded from their owners or as partnerships for U.S. federal income tax purposes) “engaged in trade or business within the United States” is itself considered to be engaged in trade or business within the United States and is subject to U.S. federal income tax (including, possibly, in the case of a non-U.S. corporation, the “branch profits” tax), withholding and income tax return filing requirements with respect to its income effectively connected (or treated as effectively connected) with the U.S. trade or business (“ECI”). A non-U.S. person that fails to file a timely U.S. federal income tax return in respect of its ECI may subsequently be precluded from claiming deductions related to the ECI and may be subject to interest and penalties. We believe that our activities as currently contemplated generally will not involve being engaged in a trade or business within the United States, and as a result we expect that neither Masterworks Cayman nor any Non-U.S. Holder will be treated as deriving ECI as a result of our activities.

U.S. Federal Estate Taxes for Non-U.S. Persons. Individual Non-U.S. Holders will be subject to U.S. federal estate tax on the value of U.S.-situs property owned at the time of their death. The Class A shares of a series that are owned or treated as owned by an individual Non-U.S. Holder at the time of such Non-U.S. Holder’s death may be considered U.S.-situs property for U.S. federal estate tax purposes and may be subject to U.S. federal estate tax unless an applicable estate tax treaty provides otherwise. Prospective individual holders who are non-U.S. persons are urged to consult their tax advisors concerning the potential U.S. federal estate tax consequences with regard to the Class A shares of a series.

Administrative Matters

Tax Elections. The Board of Managers will have the authority to act on our behalf with respect to tax audits and certain other tax matters and to make such elections under the Code and other relevant tax laws as the Board of Managers deems necessary or appropriate. Accordingly, our Board of Managers can change our tax election to have the Company and each series taxed as a corporation in its sole and absolute discretion.

Nominee Reporting. Persons who hold the Class A shares of a series as nominees for another person are required to furnish to us (i) the name, address and taxpayer identification number of the beneficial owner and the nominee; (ii) whether the beneficial owner is (1) a person that is not a U.S. person, (2) a foreign government, an international organization or any wholly owned agency or instrumentality of either of the foregoing, or (3) a tax exempt entity; (iii) the amount and description of Class A shares of a series held, acquired or transferred for the beneficial owner; and (iv) specific information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition costs for purchases, as well as the amount of net proceeds from sales. Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and specific information on Class A shares of a series they acquire, hold or transfer for their own account. A penalty is imposed by the Code for failure to report that information to us. The nominee is required to supply the beneficial owner of the Class A shares of a series with the information furnished to us.

Taxable Year. We currently intend to use the calendar year as our taxable year for U.S. federal income tax purposes. Under certain circumstances which we currently believe are unlikely to apply, a taxable year other than the calendar year may be required for such purposes.

Partnership Audit Rules. We or the Holders may have potential tax liability in the event of an adjustment imposed as a result of a tax audit by the IRS. An audit resulting in an adjustment to any item of our income, gain, loss, deduction or credit (or adjustment of the allocation of any such items among the Holders), and any tax (including interest and penalties) attributable to such adjustment, may be determined and collected at the Company level in the year of such adjustment. In the event of any adjustment at the Company level, under the operating agreement, the Board of Managers will allocate such tax among the Holders as equitably determined by the Board of Managers, and each Holder may be required to contribute to the Company the amount of such tax allocated to it. As a result, a Holder may bear liability for the adjustment in an amount that exceeds the taxes that the Holder (or its predecessor in interest) would have paid if the adjustment had been applied at the Holder level. Alternatively, the Board of Managers may elect to send an adjusted Schedule K-1 to each person who was a Holder in the taxable year reviewed on audit (the “Push-Out Election”). In that event, each such person (whether a current or former Holder) may elect to pay any resulting tax (including interest and penalties) or, in the case of a person that is itself treated as a partnership or other flow-through vehicle for U.S. federal income tax purposes, such person may further push out the adjustment to the next tier of partners. Non-U.S. Holders may be required to file U.S. tax returns as a result of a Push-Out Election. There is some uncertainty regarding the interpretation and implementation of these partnership audit procedures.

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Treatment of Withholding Taxes. We will withhold and pay over any U.S. withholding taxes required to be withheld with respect to any Holder and will treat such withholding as a payment to such Holder. Such payment will be treated as a distribution to the extent that the Holder is then entitled to receive a cash distribution. To the extent that such payment exceeds the amount of any cash distribution to which such Holder is then entitled, such Holder shall be required to make prompt payment to us. Similar provisions would apply in the case of taxes withheld from a distribution to us.

Information Reporting and Backup Withholding. If we are required to withhold any U.S. tax on distributions made to any Holder of Class A shares of a series, we will pay such withheld amount to the IRS. Amounts withheld generally will be reported annually to the IRS and to the Holders by the applicable withholding agent. Distributions made to a U.S. Holder may be subject to backup withholding, unless such U.S. Holder provides the appropriate documentation certifying that, among other things, its taxpayer identification number (“TIN”) is correct, or otherwise establishes an exemption. Such U.S. Holder should use an IRS Form W-9 for this purpose. If such U.S. Holder does not provide its correct TIN and other required information or an adequate basis for exemption, payments made to such U.S. Holder will be subject to backup withholding (currently, at a rate of 24%) and such U.S. Holder may be subject to a penalty imposed by the IRS. Exempt U.S. Holders (including, among others, all corporations) are not subject to these information reporting and backup withholding requirements, provided that, if required, they properly demonstrate their eligibility for exemption. In order for a Non-U.S. Holder to avoid backup withholding, such Non-U.S. Holder should submit the appropriate version of IRS Form W-8, attesting to such Non-U.S. Holder’s foreign status. The failure of such a Non-U.S. Holder to provide the appropriate IRS Form W-8 may result in backup withholding on some or all of the payments made to such Non-U.S. Holder. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a Holder’s U.S. federal income tax liability if the required information is furnished by such Holder on a timely basis to the IRS.

If you do not timely provide us with IRS Form W-8 or IRS Form W-9, as applicable, or such form is not properly completed, we may become subject to U.S. backup withholding taxes in excess of what would have been imposed had we received certifications from all Holders. Such excess U.S. backup withholding taxes may be treated by us as an expense that will be borne by all Holders on a pro rata basis (where we are or may be unable to cost efficiently allocate any such excess withholding tax cost specifically to the Holders that failed to timely provide the proper U.S. tax certifications).

The proper application to us of rules for withholding under Section 1441 of the Code (applicable to certain dividends, interest and similar items) is unclear. Because the documentation we receive may not properly reflect the identities of Holders at any particular time (in light of possible sales of Class A shares of a series), we may over-withhold or under-withhold with respect to a particular Holder. For example, we may impose withholding, remit that amount to the IRS and thus reduce the amount of a distribution paid to a Non-U.S. Holder. It may be determined, however, that the corresponding amount of our income was not properly allocable to such Non-U.S. Holder, and the withholding should have been less than the actual withholding. Such Non-U.S. Holder would be entitled to a credit against such Non-U.S. Holder’s U.S. tax liability for all withholding, including any such excess withholding, but if the withholding exceeded the Non-U.S. Holder’s U.S. tax liability, the Non-U.S. Holder would be required to apply for a refund to obtain the benefit of the excess withholding. Similarly, we may fail to withhold on a distribution, and it may be determined that the corresponding income was properly allocable to a Non-U.S. Holder and withholding should have been imposed. In that event, we may determine to pay the under-withheld amount to the IRS, and we may treat such under-withholding as an expense that will be borne by all partners on a pro rata basis (since we may be unable to allocate any such excess withholding tax cost to the relevant Non-U.S. Holder).

62

Reportable Transactions

If the U.S. federal tax rules relating to “reportable transactions” are applicable to us (or any of the transactions undertaken by us), Holders that are required to file U.S. federal income tax returns (and, in some cases, certain direct and indirect interest holders of certain Holders) would be required to disclose to the IRS information relating to the Company and our transactions, and to retain certain documents and other records related thereto. Although we do not believe that the purchase of the Class A shares of a series is a reportable transaction, there can be no assurance that the IRS will not take a contrary position. In addition, an interest in the Company could become a reportable transaction for Holders in the future, for example if we generate certain types of losses that exceed prescribed thresholds or if certain other events occur. It is also possible that a transaction undertaken by us will be a reportable transaction for Holders. Substantial penalties may be imposed on taxpayers who fail to comply with these laws.

In addition, other tax laws impose substantial excise taxes and additional reporting requirements and penalties on certain tax-exempt investors (and, in some cases, the managers of tax-exempt investors) that are, directly or in some cases indirectly, parties to certain types of reportable transactions.

Certain Reporting Requirements

Certain U.S. Holders of the Class A shares of a series who either (i) invest (together with any person treated as related under certain U.S. tax rules) more than $100,000 in the Company during a 12-month period or (ii) hold, directly, indirectly or through certain attribution rules under the Code, at least 10% of the total voting power or total value of the Company or of any series, may be required to file Form 926, Return by a U.S. Transferor of Property to a Foreign Corporation, reporting certain transfers of cash or other property to foreign corporations. U.S. Holders that fail to comply with these reporting requirements may be subject to substantial penalties.

FATCA

Under the Foreign Account Tax Compliance Act provisions of the Code and related U.S. Treasury guidance (“FATCA”), a withholding tax of 30% will be imposed in certain circumstances on (i) payments of certain U.S. source income (including interest and dividends) and gross proceeds from the sale or other disposition after December 31, 2018, of property that can produce U.S. source interest or dividends (“withholdable payments”) and (ii) payments made after December 31, 2018 (or, if later, the date on which the final U.S. Treasury regulations that define “foreign passthru payments” are published) by certain foreign financial institutions (such as banks, brokers, investment funds or certain holding companies) (“FFIs”) that are “attributable” to withholdable payments (“foreign passthru payments”). It is uncertain at present when payments will be treated as “attributable” to withholdable payments.

FATCA may also apply to certain non-U.S. entities held by or affiliated with us, including Masterworks Cayman.

Although the application of FATCA to a sale or other disposition of an interest in an entity treated as a partnership for U.S. federal income tax purposes is unclear, it is possible that the gross proceeds from the sale or other disposition of an interest in the Company may be subject to tax under FATCA.

Each Holder should consult its own tax advisor regarding the application of FATCA to an investment in the Company.

Certain State, Local and Non-U.S. Tax Considerations

The foregoing discussion does not address the U.S. state and local or non-U.S. tax consequences of the purchase, ownership and disposition of the Class A shares of a series. Holders may be subject to certain U.S. state and local and non-U.S. taxation, and tax return filing requirements, in the jurisdictions of our activities or investments. Holders may not receive the relevant tax information prior to when their tax return reporting obligations become due and may need to file for extensions. Prospective Holders are urged to consult their own tax advisors regarding U.S. state and local and non-U.S. tax matters.

63

ADDITIONAL REQUIREMENTS AND RESTRICTIONS

State Securities – Blue Sky Laws

There is currently no public trading market for the Class A shares of any series, and an active market for these Class A shares may not develop or be sustained. Transfer of the Class A shares of any series may also be restricted under the securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, the Class A shares of a series may not be traded in such jurisdictions. Secondary trades of Class A shares matched on the ATS are intended to comply with Blue Sky laws either through a manual exemption in states where available, through a direct filing with the state securities regulators where required, or as isolated non-issuer transactions.

Restrictions Imposed by the USA PATRIOT Act and Related Acts

In accordance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, or the USA PATRIOT Act, the securities offered hereby may not be offered, sold, transferred or delivered, directly or indirectly, to any “unacceptable investor,” which means anyone who is:

●	A “designated national,” “specially designated national,” “specially designated terrorist,” “specially designated global terrorist,” “foreign terrorist organization,” or “blocked person” within the definitions set forth in the Foreign Assets Control Regulations of the United States, or U.S., Treasury Department;

●	Acting on behalf of, or an entity owned or controlled by, any government against whom the U.S. maintains economic sanctions or embargoes under the Regulations of the U.S. Treasury Department;

●	Within the scope of Executive Order 13224 — Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001;

●	A person or entity subject to additional restrictions imposed by any of the following statutes or regulations and executive orders issued thereunder: the Trading with the Enemy Act, the National Emergencies Act, the Antiterrorism and Effective Death Penalty Act of 1996, the International Emergency Economic Powers Act, the United Nations Participation Act, the International Security and Development Cooperation Act, the Nuclear Proliferation Prevention Act of 1994, the Foreign Narcotics Kingpin Designation Act, the Iran and Libya Sanctions Act of 1996, the Cuban Democracy Act, the Cuban Liberty and Democratic Solidarity Act and the Foreign Operations, Export Financing and Related Programs Appropriations Act or any other law of similar import as to any non-U.S. country, as each such act or law has been or may be amended, adjusted, modified or reviewed from time to time; or

●	Designated or blocked, associated or involved in terrorism, or subject to restrictions under laws, regulations, or executive orders as may apply in the future similar to those set forth above.

64

LEGAL MATTERS

The validity of the securities offered by this offering circular will be passed upon for us by Joshua B. Goldstein, General Counsel of Masterworks, LLC, 1 World Trade Center, 57th Floor, New York, New York 10007.

WHERE YOU CAN FIND MORE INFORMATION

We have filed an offering statement on Form 1-A with the SEC under Regulation A of the Securities Act with respect to the Class A shares of each series offered by this offering circular. This offering circular, which constitutes a part of the offering statement, does not contain all of the information set forth in the offering statement or the exhibits and schedules filed therewith. Statements contained in this offering circular regarding the contents of any contract or any other document that is filed as an exhibit to the offering statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the offering statement. The offering statement, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the offering statement may be obtained from such offices upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

The Administrator will answer inquiries from potential investors in the Offering concerning any of the series, the Company, the Administrator and other matters relating to the offer and sale of the Class A shares under this offering circular. The Company will afford the potential investors in the Class A shares the opportunity to obtain any additional information to the extent the Company possesses such information or can acquire such information without unreasonable effort or expense that is necessary to verify the information in this offering circular.

Any statement contained herein or in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the offering circular to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of the offering circular, except as so modified or superseded. To the extent a document incorporated by reference for a Target Issuer has been substantively modified, the date of such modification and a description of such modification will be included in the Form 1-U or Offering Circular Supplement, as applicable, as noted in the section entitled “Incorporation of Certain Information by Reference.” For additional information on documents incorporated by reference herein, see “Incorporation of Certain Information by Reference.”

Masterworks also maintains a website at the website address of Masterworks located at www.masterworks.com. You may access these materials at our website free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on the Masterworks website is not a part of this offering circular and the inclusion of our website address in this offering circular is an inactive textual reference only.

After the completion of this Tier II, Regulation A offering, we intend to become subject to the information and periodic reporting requirements of the Exchange Act. If we become subject to the reporting requirements of the Exchange Act, we will file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information will be available for inspection and copying at the public reference room and on the SEC’s website referred to above. Until we become or never become subject to the reporting requirements of the Exchange Act, we will furnish the following reports, statements, and tax information to each holder of Class A shares of a series:

1.	Reporting Requirements under Tier II of Regulation A. Following this Tier II, Regulation A offering, we will be required to comply with certain ongoing disclosure requirements under Rule 257 of Regulation A. We will be required to file: an annual report with the SEC on Form 1-K; a semi-annual report with the SEC on Form 1-SA; current reports with the SEC on Form 1-U; and a notice under cover of Form 1-Z. The necessity to file current reports will be triggered by certain corporate events, similar to the ongoing reporting obligation faced by issuers under the Exchange Act, however the requirement to file a Form 1-U is expected to be triggered by significantly fewer corporate events than that of the Form 8-K. Such reports and other information will be available for inspection and copying at the public reference room and on the SEC’s website referred to above. Parts I & II of Form 1-Z will be filed by us if and when we decide to and are no longer obligated to file and provide annual reports pursuant to the requirements of Regulation A.

2.	Annual Reports. As soon as practicable, but in no event later than one hundred twenty (120) days after the close of our fiscal year, ending on the last Sunday of a calendar year, the Administrator will cause to be mailed or made available, by any reasonable means, to each holder of Class A shares of a series as of a date selected by the Administrator, an annual report containing our financial statements for such fiscal year, presented in accordance with GAAP, including a balance sheet and statements of operations, company equity and cash flows, with such statements having been audited by an accountant selected by the Company. The Company shall be deemed to have made a report available to each holder of Class A shares of a series as required if it has either (i) filed such report with the SEC via its Electronic Data Gathering, Analysis and Retrieval, or EDGAR, system and such report is publicly available on such system or (ii) made such report available on any website maintained by us and our affiliate and available for viewing by holder of Class A shares of a series.

3.	Tax Information. As soon as practicable following the end of our fiscal year, which is currently January 1st through December 31st, we will send to each holder of Class A shares of a series such tax information as shall be reasonably required for federal and state income tax reporting purposes.

65

INDEX TO FINANCIAL STATEMENTS

UNAUDITED HISTORICAL AND PRO FORMA FINANCIAL STATEMENTS	F-2

F-1

UNAUDITED HISTORICAL AND PRO FORMA FINANCIAL STATEMENTS

The following historical financial information for the Company and each Target Issuer includes the unaudited balance sheets as of December 31, 2025 and December 31, 2024, and the related statements of operations for the years ended December 31, 2025 and 2024.

The following unaudited pro forma financial information for the Company as a whole include the unaudited pro forma balance sheet and statement of operations presented on a combined and consolidated basis for the years ended December 31, 2025 and December 31, 2024, after giving effect to the Restructuring Transactions. We have also included the corresponding pro forma financial information of each series individually, which is the same as the historical financial information of each applicable Target Issuer prior to giving effect to the Restructuring Transactions.

The unaudited pro forma financial information herein should be read in conjunction with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the audited and unaudited historical financial statements of each Target Issuer as referenced in the section “Incorporation by Reference”.

The unaudited pro forma combined financial information is provided for informational purposes only and is not necessarily indicative of our financial position or results of operations that would have occurred if the Restructuring Transactions had been completed as of the dates set forth above, nor is it indicative of the future results or financial position of each series or the combined Company.

Since the Company has no material assets and has not conducted any operations and Masterworks will pay all costs and expenses in connection with the Offering and the Restructuring Transactions, no pro forma adjustments to the historical financial statements of the Target Issuers have been made to prepare the unaudited pro forma financial information other than reflecting the migration of all assets, equity and operations from the Target Issuers to the applicable series of the Company as contemplated by the Offering and the Restructuring Transactions. Accordingly, the unaudited pro forma financial information solely reflects the aggregation of information from the historical financial statements of all series of the Company after giving effect to the Restructuring Transactions and this Offering.

F-2

Masterworks Vault 17, LLC

Historical Consolidated Balance Sheet

As of December 31, 2025

(Unaudited)

	Series 136	Series 142	Series 144	Series 145	Series 146	Series 147
ASSETS
Current Assets:
Cash and Cash Equivalents	$-	-	-	-	-	-
Total Current Assets	-	-	-	-	-	-
Artwork	-	-	-	-	-	-
Total Assets	$-	-	-	-	-	-
MEMBERS’ EQUITY
Members’ Equity:
Total Members’ Equity	$-	-	-	-	-	-

Noncontrolling interests in consolidated subsidiary	-	-	-	-	-	-
Members’ Equity	-	-	-	-	-	-

Total Members’ Equity	$-	-	-	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-3

Masterworks Vault 17, LLC

Historical Consolidated Balance Sheet

As of December 31, 2025

(Unaudited)

	Series 149	Series 150	Series 152	Series 153	Series 154	Series 155
ASSETS
Current Assets:
Cash and Cash Equivalents	$-	-	-	-	-	-
Total Current Assets	-	-	-	-	-	-
Artwork	-	-	-	-	-	-
Total Assets	$-	-	-	-	-	-
MEMBERS’ EQUITY
Members’ Equity:
Total Members’ Equity	$-	-	-	-	-	-

Noncontrolling interests in consolidated subsidiary	-	-	-	-	-	-
Members’ Equity	-	-	-	-	-	-

Total Members’ Equity	$-	-	-	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-4

Masterworks Vault 17, LLC

Historical Consolidated Balance Sheet

As of December 31, 2025

(Unaudited)

	Series 156	Series 157	Series 158	Series 159	Series 160	Series 161
ASSETS
Current Assets:
Cash and Cash Equivalents	$-	-	-	-	-	-
Total Current Assets	-	-	-	-	-	-
Artwork	-	-	-	-	-	-
Total Assets	$-	-	-	-	-	-
MEMBERS’ EQUITY
Members’ Equity:
Total Members’ Equity	$-	-	-	-	-	-

Noncontrolling interests in consolidated subsidiary	-	-	-	-	-	-
Members’ Equity	-	-	-	-	-	-

Total Members’ Equity	$-	-	-	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-5

Masterworks Vault 17, LLC

Historical Consolidated Balance Sheet

As of December 31, 2025

(Unaudited)

	Series 162	Series 163	Series 164	Series 165	Series 166	Series 167
ASSETS
Current Assets:
Cash and Cash Equivalents	$-	-	-	-	-	-
Total Current Assets	-	-	-	-	-	-
Artwork	-	-	-	-	-	-
Total Assets	$-	-	-	-	-	-
MEMBERS’ EQUITY
Members’ Equity:
Total Members’ Equity	$-	-	-	-	-	-

Noncontrolling interests in consolidated subsidiary	-	-	-	-	-	-
Members’ Equity	-	-	-	-	-	-

Total Members’ Equity	$-	-	-	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-6

Masterworks Vault 17, LLC

Historical Consolidated Balance Sheet

As of December 31, 2025

(Unaudited)

	Series 168	Series 169	Series 170	Series 171	Series 172	Series 173
ASSETS
Current Assets:
Cash and Cash Equivalents	$-	-	-	-	-	-
Total Current Assets	-	-	-	-	-	-
Artwork	-	-	-	-	-	-
Total Assets	$-	-	-	-	-	-
MEMBERS’ EQUITY
Members’ Equity:
Total Members’ Equity	$-	-	-	-	-	-

Noncontrolling interests in consolidated subsidiary	-	-	-	-	-	-
Members’ Equity	-	-	-	-	-	-

Total Members’ Equity	$-	-	-	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-7

Masterworks Vault 17, LLC

Historical Consolidated Balance Sheet

As of December 31, 2025

(Unaudited)

	Series 174	Series 175	Series 176	Series 177	Series 178	Series 179
ASSETS
Current Assets:
Cash and Cash Equivalents	$-	-	-	-	-	-
Total Current Assets	-	-	-	-	-	-
Artwork	-	-	-	-	-	-
Total Assets	$-	-	-	-	-	-
MEMBERS’ EQUITY
Members’ Equity:
Total Members’ Equity	$-	-	-	-	-	-

Noncontrolling interests in consolidated subsidiary	-	-	-	-	-	-
Members’ Equity	-	-	-	-	-	-

Total Members’ Equity	$-	-	-	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-8

Masterworks Vault 17, LLC

Historical Consolidated Balance Sheet

As of December 31, 2025

(Unaudited)

	Series 180	Series 182	Series 183	Series 185	Series 187	Series 188
ASSETS
Current Assets:
Cash and Cash Equivalents	$-	-	-	-	-	-
Total Current Assets	-	-	-	-	-	-
Artwork	-	-	-	-	-	-
Total Assets	$-	-	-	-	-	-
MEMBERS’ EQUITY
Members’ Equity:
Total Members’ Equity	$-	-	-	-	-	-

Noncontrolling interests in consolidated subsidiary	-	-	-	-	-	-
Members’ Equity	-	-	-	-	-	-

Total Members’ Equity	$-	-	-	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-9

Masterworks Vault 17, LLC

Historical Consolidated Balance Sheet

As of December 31, 2025

(Unaudited)

	Series 189	Series 194	Series 286	Consolidated
ASSETS
Current Assets:
Cash and Cash Equivalents	$-	-	-	-
Total Current Assets	-	-	-	-
Artwork	-	-	-	-
Total Assets	$-	-	-	-
MEMBERS’ EQUITY
Members’ Equity:
Total Members’ Equity	$-	-	-	-

Noncontrolling interests in consolidated subsidiary	-	-	-	-
Members’ Equity	-	-	-	-

Total Members’ Equity	$-	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-10

Masterworks Vault 17, LLC

Historical Consolidated Balance Sheet

As of December 31, 2024

(Unaudited)

	Series 136	Series 142	Series 144	Series 145	Series 146	Series 147
ASSETS
Current Assets:
Cash and Cash Equivalents	$-	-	-	-	-	-
Total Current Assets	-	-	-	-	-	-
Artwork	-	-	-	-	-	-
Total Assets	$-	-	-	-	-	-
MEMBERS’ EQUITY
Members’ Equity:
Total Members’ Equity	$-	-	-	-	-	-

Noncontrolling interests in consolidated subsidiary	-	-	-	-	-	-
Members’ Equity	-	-	-	-	-	-

Total Members’ Equity	$-	-	-	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-11

Masterworks Vault 17, LLC

Historical Consolidated Balance Sheet

As of December 31, 2024

(Unaudited)

	Series 149	Series 150	Series 152	Series 153	Series 154	Series 155
ASSETS
Current Assets:
Cash and Cash Equivalents	$-	-	-	-	-	-
Total Current Assets	-	-	-	-	-	-
Artwork	-	-	-	-	-	-
Total Assets	$-	-	-	-	-	-
MEMBERS’ EQUITY
Members’ Equity:
Total Members’ Equity	$-	-	-	-	-	-

Noncontrolling interests in consolidated subsidiary	-	-	-	-	-	-
Members’ Equity	-	-	-	-	-	-

Total Members’ Equity	$-	-	-	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-12

Masterworks Vault 17, LLC

Historical Consolidated Balance Sheet

As of December 31, 2024

(Unaudited)

	Series 156	Series 157	Series 158	Series 159	Series 160	Series 161
ASSETS
Current Assets:
Cash and Cash Equivalents	$-	-	-	-	-	-
Total Current Assets	-	-	-	-	-	-
Artwork	-	-	-	-	-	-
Total Assets	$-	-	-	-	-	-
MEMBERS’ EQUITY
Members’ Equity:
Total Members’ Equity	$-	-	-	-	-	-

Noncontrolling interests in consolidated subsidiary	-	-	-	-	-	-
Members’ Equity	-	-	-	-	-	-

Total Members’ Equity	$-	-	-	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-13

Masterworks Vault 17, LLC

Historical Consolidated Balance Sheet

As of December 31, 2024

(Unaudited)

	Series 162	Series 163	Series 164	Series 165	Series 166	Series 167
ASSETS
Current Assets:
Cash and Cash Equivalents	$-	-	-	-	-	-
Total Current Assets	-	-	-	-	-	-
Artwork	-	-	-	-	-	-
Total Assets	$-	-	-	-	-	-
MEMBERS’ EQUITY
Members’ Equity:
Total Members’ Equity	$-	-	-	-	-	-

Noncontrolling interests in consolidated subsidiary	-	-	-	-	-	-
Members’ Equity	-	-	-	-	-	-

Total Members’ Equity	$-	-	-	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-14

Masterworks Vault 17, LLC

Historical Consolidated Balance Sheet

As of December 31, 2024

(Unaudited)

	Series 168	Series 169	Series 170	Series 171	Series 172	Series 173
ASSETS
Current Assets:
Cash and Cash Equivalents	$-	-	-	-	-	-
Total Current Assets	-	-	-	-	-	-
Artwork	-	-	-	-	-	-
Total Assets	$-	-	-	-	-	-
MEMBERS’ EQUITY
Members’ Equity:
Total Members’ Equity	$-	-	-	-	-	-

Noncontrolling interests in consolidated subsidiary	-	-	-	-	-	-
Members’ Equity	-	-	-	-	-	-

Total Members’ Equity	$-	-	-	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-15

Masterworks Vault 17, LLC

Historical Consolidated Balance Sheet

As of December 31, 2024

(Unaudited)

	Series 174	Series 175	Series 176	Series 177	Series 178	Series 179
ASSETS
Current Assets:
Cash and Cash Equivalents	$-	-	-	-	-	-
Total Current Assets	-	-	-	-	-	-
Artwork	-	-	-	-	-	-
Total Assets	$-	-	-	-	-	-
MEMBERS’ EQUITY
Members’ Equity:
Total Members’ Equity	$-	-	-	-	-	-

Noncontrolling interests in consolidated subsidiary	-	-	-	-	-	-
Members’ Equity	-	-	-	-	-	-

Total Members’ Equity	$-	-	-	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-16

Masterworks Vault 17, LLC

Historical Consolidated Balance Sheet

As of December 31, 2024

(Unaudited)

	Series 180	Series 182	Series 183	Series 185	Series 187	Series 188
ASSETS
Current Assets:
Cash and Cash Equivalents	$-	-	-	-	-	-
Total Current Assets	-	-	-	-	-	-
Artwork	-	-	-	-	-	-
Total Assets	$-	-	-	-	-	-
MEMBERS’ EQUITY
Members’ Equity:
Total Members’ Equity	$-	-	-	-	-	-

Noncontrolling interests in consolidated subsidiary	-	-	-	-	-	-
Members’ Equity	-	-	-	-	-	-

Total Members’ Equity	$-	-	-	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-17

Masterworks Vault 17, LLC

Historical Consolidated Balance Sheet

As of December 31, 2024

(Unaudited)

	Series 189	Series 194	Series 286	Consolidated
ASSETS
Current Assets:
Cash and Cash Equivalents	$-	-	-	-
Total Current Assets	-	-	-	-
Artwork	-	-	-	-
Total Assets	$-	-	-	-
MEMBERS’ EQUITY
Members’ Equity:
Total Members’ Equity	$-	-	-	-

Noncontrolling interests in consolidated subsidiary	-	-	-	-
Members’ Equity	-	-	-	-

Total Members’ Equity	$-	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-18

Masterworks Vault 17, LLC

Historical Consolidated Statement of Operations

For the period from January 1, 2025 through December 31, 2025

(Unaudited)

	Series 136	Series 142	Series 144	Series 145	Series 146	Series 147
Income:
Royalties	-	-	-	-	-	-
Gain on sale of artwork	-	-	-	-	-	-
Total Income	-	-	-	-	-	-
Expenses:
Share-based compensation - administrative services fees	$-	-	-	-	-	-
Total Expenses	-	-	-	-	-	-
Net Income/(Loss)	$-	-	-	-	-	-

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$-	-	-	-	-	-
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	-	-	-	-	-	-

F-19

Masterworks Vault 17, LLC

Historical Consolidated Statement of Operations

For the period from January 1, 2025 through December 31, 2025

(Unaudited)

	Series 149	Series 150	Series 152	Series 153	Series 154	Series 155
Income:
Royalties	-	-	-	-	-	-
Gain on sale of artwork	-	-	-	-	-	-
Total Income	-	-	-	-	-	-
Expenses:
Share-based compensation - administrative services fees	$-	-	-	-	-	-
Total Expenses	-	-	-	-	-	-
Net Income/(Loss)	$-	-	-	-	-	-

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$-	-	-	-	-	-
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	-	-	-	-	-	-

F-20

Masterworks Vault 17, LLC

Historical Consolidated Statement of Operations

For the period from January 1, 2025 through December 31, 2025

(Unaudited)

	Series 156	Series 157	Series 158	Series 159	Series 160	Series 161
Income:
Royalties	-	-	-	-	-	-
Gain on sale of artwork	-	-	-	-	-	-
Total Income	-	-	-	-	-	-
Expenses:
Share-based compensation - administrative services fees	$-	-	-	-	-	-
Total Expenses	-	-	-	-	-	-
Net Income/(Loss)	$-	-	-	-	-	-

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$-	-	-	-	-	-
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	-	-	-	-	-	-

F-21

Masterworks Vault 17, LLC

Historical Consolidated Statement of Operations

For the period from January 1, 2025 through December 31, 2025

(Unaudited)

	Series 162	Series 163	Series 164	Series 165	Series 166	Series 167
Income:
Royalties	-	-	-	-	-	-
Gain on sale of artwork	-	-	-	-	-	-
Total Income	-	-	-	-	-	-
Expenses:
Share-based compensation - administrative services fees	$-	-	-	-	-	-
Total Expenses	-	-	-	-	-	-
Net Income/(Loss)	$-	-	-	-	-	-

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$-	-	-	-	-	-
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	-	-	-	-	-	-

F-22

Masterworks Vault 17, LLC

Historical Consolidated Statement of Operations

For the period from January 1, 2025 through December 31, 2025

(Unaudited)

	Series 168	Series 169	Series 170	Series 171	Series 172	Series 173
Income:
Royalties	-	-	-	-	-	-
Gain on sale of artwork	-	-	-	-	-	-
Total Income	-	-	-	-	-	-
Expenses:
Share-based compensation - administrative services fees	$-	-	-	-	-	-
Total Expenses	-	-	-	-	-	-
Net Income/(Loss)	$-	-	-	-	-	-

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$-	-	-	-	-	-
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	-	-	-	-	-	-

F-23

Masterworks Vault 17, LLC

Historical Consolidated Statement of Operations

For the period from January 1, 2025 through December 31, 2025

(Unaudited)

	Series 174	Series 175	Series 176	Series 177	Series 178	Series 179
Income:
Royalties	-	-	-	-	-	-
Gain on sale of artwork	-	-	-	-	-	-
Total Income	-	-	-	-	-	-
Expenses:
Share-based compensation - administrative services fees	$-	-	-	-	-	-
Total Expenses	-	-	-	-	-	-
Net Income/(Loss)	$-	-	-	-	-	-

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$-	-	-	-	-	-
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	-	-	-	-	-	-

F-24

Masterworks Vault 17, LLC

Historical Consolidated Statement of Operations

For the period from January 1, 2025 through December 31, 2025

(Unaudited)

	Series 180	Series 182	Series 183	Series 185	Series 187	Series 188
Income:
Royalties	-	-	-	-	-	-
Gain on sale of artwork	-	-	-	-	-	-
Total Income	-	-	-	-	-	-
Expenses:
Share-based compensation - administrative services fees	$-	-	-	-	-	-
Total Expenses	-	-	-	-	-	-
Net Income/(Loss)	$-	-	-	-	-	-

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$-	-	-	-	-	-
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	-	-	-	-	-	-

F-25

Masterworks Vault 17, LLC

Historical Consolidated Statement of Operations

For the period from January 1, 2025 through December 31, 2025

(Unaudited)

	Series 189	Series 194	Series 286	Consolidated
Income:
Royalties	-	-	-	-
Gain on sale of artwork	-	-	-	-
Total Income	-	-	-	-
Expenses:
Share-based compensation - administrative services fees	$-	-	-	-
Total Expenses	-	-	-	-
Net Income/(Loss)	$-	-	-	-

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$-	-	-	-
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	-	-	-	-

F-26

Masterworks Vault 17, LLC

Historical Consolidated Statement of Operations

For the period from January 1, 2024 through December 31, 2024

(Unaudited)

	Series 136	Series 142	Series 144	Series 145	Series 146	Series 147
Income:
Royalties	-	-	-	-	-	-
Gain on sale of artwork	-	-	-	-	-	-
Total Income	-	-	-	-	-	-
Expenses:
Share-based compensation - administrative services fees	$-	-	-	-	-	-
Total Expenses	-	-	-	-	-	-
Net Income/(Loss)	$-	-	-	-	-	-

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$-	-	-	-	-	-
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	-	-	-	-	-	-

F-27

Masterworks Vault 17, LLC

Historical Consolidated Statement of Operations

For the period from January 1, 2024 through December 31, 2024

(Unaudited)

	Series 149	Series 150	Series 152	Series 153	Series 154	Series 155
Income:
Royalties	-	-	-	-	-	-
Gain on sale of artwork	-	-	-	-	-	-
Total Income	-	-	-	-	-	-
Expenses:
Share-based compensation - administrative services fees	$-	-	-	-	-	-
Total Expenses	-	-	-	-	-	-
Net Income/(Loss)	$-	-	-	-	-	-

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$-	-	-	-	-	-
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	-	-	-	-	-	-

F-28

Masterworks Vault 17, LLC

Historical Consolidated Statement of Operations

For the period from January 1, 2024 through December 31, 2024

(Unaudited)

	Series 156	Series 157	Series 158	Series 159	Series 160	Series 161
Income:
Royalties	-	-	-	-	-	-
Gain on sale of artwork	-	-	-	-	-	-
Total Income	-	-	-	-	-	-
Expenses:
Share-based compensation - administrative services fees	$-	-	-	-	-	-
Total Expenses	-	-	-	-	-	-
Net Income/(Loss)	$-	-	-	-	-	-

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$-	-	-	-	-	-
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	-	-	-	-	-	-

F-29

Masterworks Vault 17, LLC

Historical Consolidated Statement of Operations

For the period from January 1, 2024 through December 31, 2024

(Unaudited)

	Series 162	Series 163	Series 164	Series 165	Series 166	Series 167
Income:
Royalties	-	-	-	-	-	-
Gain on sale of artwork	-	-	-	-	-	-
Total Income	-	-	-	-	-	-
Expenses:
Share-based compensation - administrative services fees	$-	-	-	-	-	-
Total Expenses	-	-	-	-	-	-
Net Income/(Loss)	$-	-	-	-	-	-

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$-	-	-	-	-	-
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	-	-	-	-	-	-

F-30

Masterworks Vault 17, LLC

Historical Consolidated Statement of Operations

For the period from January 1, 2024 through December 31, 2024

(Unaudited)

	Series 168	Series 169	Series 170	Series 171	Series 172	Series 173
Income:
Royalties	-	-	-	-	-	-
Gain on sale of artwork	-	-	-	-	-	-
Total Income	-	-	-	-	-	-
Expenses:
Share-based compensation - administrative services fees	$-	-	-	-	-	-
Total Expenses	-	-	-	-	-	-
Net Income/(Loss)	$-	-	-	-	-	-

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$-	-	-	-	-	-
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	-	-	-	-	-	-

F-31

Masterworks Vault 17, LLC

Historical Consolidated Statement of Operations

For the period from January 1, 2024 through December 31, 2024

(Unaudited)

	Series 174	Series 175	Series 176	Series 177	Series 178	Series 179
Income:
Royalties	-	-	-	-	-	-
Gain on sale of artwork	-	-	-	-	-	-
Total Income	-	-	-	-	-	-
Expenses:
Share-based compensation - administrative services fees	$-	-	-	-	-	-
Total Expenses	-	-	-	-	-	-
Net Income/(Loss)	$-	-	-	-	-	-

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$-	-	-	-	-	-
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	-	-	-	-	-	-

F-32

Masterworks Vault 17, LLC

Historical Consolidated Statement of Operations

For the period from January 1, 2024 through December 31, 2024

(Unaudited)

	Series 180	Series 182	Series 183	Series 185	Series 187	Series 188
Income:
Royalties	-	-	-	-	-	-
Gain on sale of artwork	-	-	-	-	-	-
Total Income	-	-	-	-	-	-
Expenses:
Share-based compensation - administrative services fees	$-	-	-	-	-	-
Total Expenses	-	-	-	-	-	-
Net Income/(Loss)	$-	-	-	-	-	-

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$-	-	-	-	-	-
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	-	-	-	-	-	-

F-33

Masterworks Vault 17, LLC

Historical Consolidated Statement of Operations

For the period from January 1, 2024 through December 31, 2024

(Unaudited)

	Series 189	Series 194	Series 286	Consolidated
Income:
Royalties	-	-	-	-
Gain on sale of artwork	-	-	-	-
Total Income	-	-	-	-
Expenses:
Share-based compensation - administrative services fees	$-	-	-	-
Total Expenses	-	-	-	-
Net Income/(Loss)	$-	-	-	-

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$-	-	-	-
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	-	-	-	-

F-34

Target Issuer Financials

Historical Balance Sheet

As of December 31, 2025

(Unaudited)

	Masterworks 136	Masterworks 142	Masterworks 144	Masterworks 145	Masterworks 146	Masterworks 147
ASSETS
Current Assets:
Cash and Cash Equivalents	$140	140	140	140	130	140
Total Current Assets	140	140	140	140	130	140
Artwork	2,000,800	1,668,480	560,000	560,000	1,450,000	1,700,000
Total Assets	$2,000,940	1,668,620	560,140	560,140	1,450,130	1,700,140
MEMBERS’ EQUITY
Members’ Equity:
Total Members’ Equity	$2,000,940	1,668,620	560,140	560,140	1,450,130	1,700,140

Noncontrolling interests in consolidated subsidiary	68,160	57,120	19,200	19,200	49,440	57,600
Members’ Equity	1,932,780	1,611,500	540,940	540,940	1,400,690	1,642,540

Total Members’ Equity	$2,000,940	1,668,620	560,140	560,140	1,450,130	1,700,140

F-35

Target Issuer Financials

Historical Balance Sheet

As of December 31, 2025

(Unaudited)

	Masterworks 149	Masterworks 150	Masterworks 152	Masterworks 153	Masterworks 154	Masterworks 155
ASSETS
Current Assets:
Cash and Cash Equivalents	$130	140	140	140	140	140
Total Current Assets	130	140	140	140	140	140
Artwork	7,500,000	1,060,500	650,000	1,200,000	1,525,000	1,100,000
Total Assets	$7,500,130	1,060,640	650,140	1,200,140	1,525,140	1,100,140
MEMBERS’ EQUITY
Members’ Equity:
Total Members’ Equity	$7,500,130	1,060,640	650,140	1,200,140	1,525,140	1,100,140

Noncontrolling interests in consolidated subsidiary	261,933	36,240	22,320	44,007	51,840	37,680
Members’ Equity	7,238,197	1,024,400	627,820	1,156,133	1,473,300	1,062,460

Total Members’ Equity	$7,500,130	1,060,640	650,140	1,200,140	1,525,140	1,100,140

F-36

Target Issuer Financials

Historical Balance Sheet

As of December 31, 2025

(Unaudited)

	Masterworks 156	Masterworks 157	Masterworks 158	Masterworks 159	Masterworks 160	Masterworks 161
ASSETS
Current Assets:
Cash and Cash Equivalents	$140	130	140	140	140	140
Total Current Assets	140	130	140	140	140	140
Artwork	3,300,000	1,000,000	630,000	1,621,450	1,150,000	10,501,000
Total Assets	$3,300,140	1,000,130	630,140	1,621,590	1,150,140	10,501,140
MEMBERS’ EQUITY
Members’ Equity:
Total Members’ Equity	$3,300,140	1,000,130	630,140	1,621,590	1,150,140	10,501,140

Noncontrolling interests in consolidated subsidiary	112,724	33,840	23,003	57,060	39,120	357,711
Members’ Equity	3,187,416	966,290	607,137	1,564,530	1,111,020	10,143,429

Total Members’ Equity	$3,300,140	1,000,130	630,140	1,621,590	1,150,140	10,501,140

F-37

Target Issuer Financials

Historical Balance Sheet

As of December 31, 2025

(Unaudited)

	Masterworks 162	Masterworks 163	Masterworks 164	Masterworks 165	Masterworks 166	Masterworks 167
ASSETS
Current Assets:
Cash and Cash Equivalents	$130	140	130	140	140	130
Total Current Assets	130	140	130	140	140	130
Artwork	1,000,000	550,000	2,500,000	900,000	1,900,000	2,692,332
Total Assets	$1,000,130	550,140	2,500,130	900,140	1,900,140	2,692,462
MEMBERS’ EQUITY
Members’ Equity:
Total Members’ Equity	$1,000,130	550,140	2,500,130	900,140	1,900,140	2,692,462

Noncontrolling interests in consolidated subsidiary	33,840	18,720	85,200	30,720	64,800	90,820
Members’ Equity	966,290	531,420	2,414,930	869,420	1,835,340	2,601,642

Total Members’ Equity	$1,000,130	550,140	2,500,130	900,140	1,900,140	2,692,462

F-38

Target Issuer Financials

Historical Balance Sheet

As of December 31, 2025

(Unaudited)

	Masterworks 168	Masterworks 169	Masterworks 170	Masterworks 171	Masterworks 172	Masterworks 173
ASSETS
Current Assets:
Cash and Cash Equivalents	$130	140	130	130	140	140
Total Current Assets	130	140	130	130	140	140
Artwork	693,000	850,000	1,400,000	809,112	1,400,000	1,400,000
Total Assets	$693,130	850,140	1,400,130	809,242	1,400,140	1,400,140
MEMBERS’ EQUITY
Members’ Equity:
Total Members’ Equity	$693,130	850,140	1,400,130	809,242	1,400,140	1,400,140

Noncontrolling interests in consolidated subsidiary	23,760	29,040	47,760	27,600	47,760	51,248
Members’ Equity	669,370	821,100	1,352,370	781,642	1,352,380	1,348,892

Total Members’ Equity	$693,130	850,140	1,400,130	809,242	1,400,140	1,400,140

F-39

Target Issuer Financials

Historical Balance Sheet

As of December 31, 2025

(Unaudited)

	Masterworks 174	Masterworks 175	Masterworks 176	Masterworks 177	Masterworks 178	Masterworks 179
ASSETS
Current Assets:
Cash and Cash Equivalents	$130	130	140	130	130	140
Total Current Assets	130	130	140	130	130	140
Artwork	436,136	735,000	1,410,000	1,400,000	2,100,000	1,700,000
Total Assets	$436,266	735,130	1,410,140	1,400,130	2,100,130	1,700,140
MEMBERS’ EQUITY
Members’ Equity:
Total Members’ Equity	$436,266	735,130	1,410,140	1,400,130	2,100,130	1,700,140

Noncontrolling interests in consolidated subsidiary	14,880	24,960	47,809	47,520	71,000	58,080
Members’ Equity	421,386	710,170	1,362,331	1,352,610	2,029,130	1,642,060

Total Members’ Equity	$436,266	735,130	1,410,140	1,400,130	2,100,130	1,700,140

F-40

Target Issuer Financials

Historical Balance Sheet

As of December 31, 2025

(Unaudited)

	Masterworks 180	Masterworks 182	Masterworks 183	Masterworks 185	Masterworks 187	Masterworks 188
ASSETS
Current Assets:
Cash and Cash Equivalents	$140	130	130	140	130	130
Total Current Assets	140	130	130	140	130	130
Artwork	800,000	550,000	550,000	1,102,000	700,000	1,100,000
Total Assets	$800,140	550,130	550,130	1,102,140	700,130	1,100,130
MEMBERS’ EQUITY
Members’ Equity:
Total Members’ Equity	$800,140	550,130	550,130	1,102,140	700,130	1,100,130

Noncontrolling interests in consolidated subsidiary	27,120	18,720	18,720	38,986	23,760	37,352
Members’ Equity	773,020	531,410	531,410	1,063,154	676,370	1,062,778

Total Members’ Equity	$800,140	550,130	550,130	1,102,140	700,130	1,100,130

F-41

Target Issuer Financials

Historical Balance Sheet

As of December 31, 2025

(Unaudited)

	Masterworks 189	Masterworks 194	Masterworks 286	Consolidated
ASSETS
Current Assets:
Cash and Cash Equivalents	$130	130	120	6,090
Total Current Assets	130	130	120	6,090
Artwork	1,250,000	504,000	4,285,000	73,893,811
Total Assets	$1,250,130	504,130	4,285,120	73,899,900
MEMBERS’ EQUITY
Members’ Equity:
Total Members’ Equity	$1,250,130	504,130	4,285,120	73,899,900

Noncontrolling interests in consolidated subsidiary	42,000	17,040	70,460	2,457,874
Members’ Equity	1,208,130	487,090	4,214,660	71,442,026

Total Members’ Equity	$1,250,130	504,130	4,285,120	73,899,900

F-42

Target Issuer Financials

Historical Balance Sheet

As of December 31, 2024

(Unaudited)

	Masterworks 136	Masterworks 142	Masterworks 144	Masterworks 145	Masterworks 146	Masterworks 147
ASSETS
Current Assets:
Cash and Cash Equivalents	$130	130	130	130	120	130
Total Current Assets	130	130	130	130	120	130
Artwork	2,000,800	1,668,480	560,000	560,000	1,450,000	1,700,000
Total Assets	$2,000,930	1,668,610	560,130	560,130	1,450,120	1,700,130
MEMBERS’ EQUITY
Members’ Equity:
Total Members’ Equity	$2,000,930	1,668,610	560,130	560,130	1,450,120	1,700,130

Noncontrolling interests in consolidated subsidiary	33,840	28,320	9,600	9,600	24,480	28,560
Members’ Equity	1,967,090	1,640,290	550,530	550,530	1,425,640	1,671,570

Total Members’ Equity	$2,000,930	1,668,610	560,130	560,130	1,450,120	1,700,130

F-43

Target Issuer Financials

Historical Balance Sheet

As of December 31, 2024

(Unaudited)

	Masterworks 149	Masterworks 150	Masterworks 152	Masterworks 153	Masterworks 154	Masterworks 155
ASSETS
Current Assets:
Cash and Cash Equivalents	$120	130	130	130	130	130
Total Current Assets	120	130	130	130	130	130
Artwork	7,500,000	1,060,500	650,000	1,200,000	1,525,000	1,100,000
Total Assets	$7,500,120	1,060,630	650,130	1,200,130	1,525,130	1,100,130
MEMBERS’ EQUITY
Members’ Equity:
Total Members’ Equity	$7,500,120	1,060,630	650,130	1,200,130	1,525,130	1,100,130

Noncontrolling interests in consolidated subsidiary	129,199	18,000	11,040	20,823	25,680	18,720
Members’ Equity	7,370,921	1,042,630	639,090	1,179,307	1,499,450	1,081,410

Total Members’ Equity	$7,500,120	1,060,630	650,130	1,200,130	1,525,130	1,100,130

F-44

Target Issuer Financials

Historical Balance Sheet

As of December 31, 2024

(Unaudited)

	Masterworks 156	Masterworks 157	Masterworks 158	Masterworks 159	Masterworks 160	Masterworks 161
ASSETS
Current Assets:
Cash and Cash Equivalents	$130	120	130	130	130	130
Total Current Assets	130	120	130	130	130	130
Artwork	3,300,000	1,000,000	630,000	1,621,450	1,150,000	10,501,000
Total Assets	$3,300,130	1,000,120	630,130	1,621,580	1,150,130	10,501,130
MEMBERS’ EQUITY
Members’ Equity:
Total Members’ Equity	$3,300,130	1,000,120	630,130	1,621,580	1,150,130	10,501,130

Noncontrolling interests in consolidated subsidiary	56,084	16,800	11,546	27,822	19,440	177,471
Members’ Equity	3,244,046	983,320	618,584	1,593,758	1,130,690	10,323,659

Total Members’ Equity	$3,300,130	1,000,120	630,130	1,621,580	1,150,130	10,501,130

F-45

Target Issuer Financials

Historical Balance Sheet

As of December 31, 2024

(Unaudited)

	Masterworks 162	Masterworks 163	Masterworks 164	Masterworks 165	Masterworks 166	Masterworks 167
ASSETS
Current Assets:
Cash and Cash Equivalents	$120	130	120	130	130	120
Total Current Assets	120	130	120	130	130	120
Artwork	1,000,000	550,000	2,500,000	900,000	1,900,000	2,692,332
Total Assets	$1,000,120	550,130	2,500,120	900,130	1,900,130	2,692,452
MEMBERS’ EQUITY
Members’ Equity:
Total Members’ Equity	$1,000,120	550,130	2,500,120	900,130	1,900,130	2,692,452

Noncontrolling interests in consolidated subsidiary	16,800	9,360	42,240	15,360	32,160	45,120
Members’ Equity	983,320	540,770	2,457,880	884,770	1,867,970	2,647,332

Total Members’ Equity	$1,000,120	550,130	2,500,120	900,130	1,900,130	2,692,452

F-46

Target Issuer Financials

Historical Balance Sheet

As of December 31, 2024

(Unaudited)

	Masterworks 168	Masterworks 169	Masterworks 170	Masterworks 171	Masterworks 172	Masterworks 173
ASSETS
Current Assets:
Cash and Cash Equivalents	$120	130	120	120	130	130
Total Current Assets	120	130	120	120	130	130
Artwork	693,000	850,000	1,400,000	809,112	1,400,000	1,400,000
Total Assets	$693,120	850,130	1,400,120	809,232	1,400,130	1,400,130
MEMBERS’ EQUITY
Members’ Equity:
Total Members’ Equity	$693,120	850,130	1,400,120	809,232	1,400,130	1,400,130

Noncontrolling interests in consolidated subsidiary	11,760	14,400	23,760	13,680	23,760	25,064
Members’ Equity	681,360	835,730	1,376,360	795,552	1,376,370	1,375,066

Total Members’ Equity	$693,120	850,130	1,400,120	809,232	1,400,130	1,400,130

F-47

Target Issuer Financials

Historical Balance Sheet

As of December 31, 2024

(Unaudited)

	Masterworks 174	Masterworks 175	Masterworks 176	Masterworks 177	Masterworks 178	Masterworks 179
ASSETS
Current Assets:
Cash and Cash Equivalents	$120	120	130	120	120	130
Total Current Assets	120	120	130	120	120	130
Artwork	436,136	735,000	1,410,000	1,400,000	2,100,000	1,700,000
Total Assets	$436,256	735,120	1,410,130	1,400,120	2,100,120	1,700,130
MEMBERS’ EQUITY
Members’ Equity:
Total Members’ Equity	$436,256	735,120	1,410,130	1,400,120	2,100,120	1,700,130

Noncontrolling interests in consolidated subsidiary	7,440	12,480	23,849	23,520	35,280	28,800
Members’ Equity	428,816	722,640	1,386,281	1,376,600	2,064,840	1,671,330

Total Members’ Equity	$436,256	735,120	1,410,130	1,400,120	2,100,120	1,700,130

F-48

Target Issuer Financials

Historical Balance Sheet

As of December 31, 2024

(Unaudited)

	Masterworks 180	Masterworks 182	Masterworks 183	Masterworks 185	Masterworks 187	Masterworks 188
ASSETS
Current Assets:
Cash and Cash Equivalents	$130	120	120	130	120	120
Total Current Assets	130	120	120	130	120	120
Artwork	800,000	550,000	550,000	1,102,000	700,000	1,100,000
Total Assets	$800,130	550,120	550,120	1,102,130	700,120	1,100,120
MEMBERS’ EQUITY
Members’ Equity:
Total Members’ Equity	$800,130	550,120	550,120	1,102,130	700,120	1,100,120

Noncontrolling interests in consolidated subsidiary	13,440	9,360	9,360	19,071	11,760	18,632
Members’ Equity	786,690	540,760	540,760	1,083,059	688,360	1,081,488

Total Members’ Equity	$800,130	550,120	550,120	1,102,130	700,120	1,100,120

F-49

Target Issuer Financials

Historical Balance Sheet

As of December 31, 2024

(Unaudited)

	Masterworks 189	Masterworks 194	Masterworks 286	Consolidated
ASSETS
Current Assets:
Cash and Cash Equivalents	$120	120	120	5,650
Total Current Assets	120	120	120	5,650
Artwork	1,250,000	504,000	4,285,000	73,893,811
Total Assets	$1,250,120	504,120	4,285,120	73,899,461
MEMBERS’ EQUITY
Members’ Equity:
Total Members’ Equity	$1,250,120	504,120	4,285,120	73,899,461

Noncontrolling interests in consolidated subsidiary	20,880	8,400	10,500	1,193,261
Members’ Equity	1,229,240	495,720	4,274,620	72,706,200

Total Members’ Equity	$1,250,120	504,120	4,285,120	73,899,461

F-50

Target Issuer Financials

Historical Statement of Operations

For the period from January 1, 2025 through December 31, 2025

(Unaudited)

	Masterworks 136	Masterworks 142	Masterworks 144	Masterworks 145	Masterworks 146	Masterworks 147
Income:
Royalties	$10	10	10	10	10	10
Total Income	10	10	10	10	10	10
Expenses:
Share-based compensation - administrative services fees	$34,320	28,800	9,600	9,600	24,960	29,040
Total Expenses	34,320	28,800	9,600	9,600	24,960	29,040
Net Income/(Loss)	$(34,310)	(28,790)	(9,590)	(9,590)	(24,950)	(29,030)

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$(0.31)	(0.31)	(0.31)	(0.31)	(0.31)	(0.31)
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	111,193	92,720	31,140	31,140	80,604	94,471

F-51

Target Issuer Financials

Historical Statement of Operations

For the period from January 1, 2025 through December 31, 2025

(Unaudited)

	Masterworks 149	Masterworks 150	Masterworks 152	Masterworks 153	Masterworks 154	Masterworks 155
Income:
Royalties	$10	10	10	10	10	10
Total Income	10	10	10	10	10	10
Expenses:
Share-based compensation - administrative services fees	$132,734	18,240	11,280	23,184	26,160	18,960
Total Expenses	132,734	18,240	11,280	23,184	26,160	18,960
Net Income/(Loss)	$(132,724)	(18,230)	(11,270)	(23,174)	(26,150)	(18,950)

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$(0.32)	(0.31)	(0.31)	(0.35)	(0.31)	(0.31)
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	416,785	58,926	36,147	66,686	84,759	61,129

F-52

Target Issuer Financials

Historical Statement of Operations

For the period from January 1, 2025 through December 31, 2025

(Unaudited)

	Masterworks 156	Masterworks 157	Masterworks 158	Masterworks 159	Masterworks 160	Masterworks 161
Income:
Royalties	$10	10	10	10	10	10
Total Income	10	10	10	10	10	10
Expenses:
Share-based compensation - administrative services fees	$56,640	17,040	11,457	29,239	19,680	180,240
Total Expenses	56,640	17,040	11,457	29,239	19,680	180,240
Net Income/(Loss)	$(56,630)	(17,030)	(11,447)	(29,229)	(19,670)	(180,230)

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$(0.31)	(0.31)	(0.33)	(0.33)	(0.31)	(0.31)
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	183,386	55,571	34,995	89,515	63,932	583,551

F-53

Target Issuer Financials

Historical Statement of Operations

For the period from January 1, 2025 through December 31, 2025

(Unaudited)

	Masterworks 162	Masterworks 163	Masterworks 164	Masterworks 165	Masterworks 166	Masterworks 167
Income:
Royalties	$10	10	10	10	10	10
Total Income	10	10	10	10	10	10
Expenses:
Share-based compensation - administrative services fees	$17,040	9,360	42,960	15,360	32,640	45,840
Total Expenses	17,040	9,360	42,960	15,360	32,640	45,840
Net Income/(Loss)	$(17,030)	(9,350)	(42,950)	(15,350)	(32,630)	(45,830)

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$(0.31)	(0.31)	(0.31)	(0.31)	(0.31)	(0.31)
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	55,571	30,589	138,929	50,014	105,586	149,591

F-54

Target Issuer Financials

Historical Statement of Operations

For the period from January 1, 2025 through December 31, 2025

(Unaudited)

	Masterworks 168	Masterworks 169	Masterworks 170	Masterworks 171	Masterworks 172	Masterworks 173
Income:
Royalties	$10	10	10	10	10	10
Total Income	10	10	10	10	10	10
Expenses:
Share-based compensation - administrative services fees	$12,000	14,640	24,000	13,920	24,000	26,184
Total Expenses	12,000	14,640	24,000	13,920	24,000	26,184
Net Income/(Loss)	$(11,990)	(14,630)	(23,990)	(13,910)	(23,990)	(26,174)

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$(0.31)	(0.31)	(0.31)	(0.31)	(0.31)	(0.34)
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	38,500	47,261	77,800	44,958	77,800	77,800

F-55

Target Issuer Financials

Historical Statement of Operations

For the period from January 1, 2025 through December 31, 2025

(Unaudited)

	Masterworks 174	Masterworks 175	Masterworks 176	Masterworks 177	Masterworks 178	Masterworks 179
Income:
Royalties	$10	10	10	10	10	10
Total Income	10	10	10	10	10	10
Expenses:
Share-based compensation - administrative services fees	$7,440	12,480	24,000	24,000	35,760	29,280
Total Expenses	7,440	12,480	24,000	24,000	35,760	29,280
Net Income/(Loss)	$(7,430)	(12,470)	(23,990)	(23,990)	(35,750)	(29,270)

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$(0.31)	(0.31)	(0.31)	(0.31)	(0.31)	(0.31)
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	24,231	40,852	78,350	77,800	116,699	94,472

F-56

Target Issuer Financials

Historical Statement of Operations

For the period from January 1, 2025 through December 31, 2025

(Unaudited)

	Masterworks 180	Masterworks 182	Masterworks 183	Masterworks 185	Masterworks 187	Masterworks 188
Income:
Royalties	$10	10	10	10	10	10
Total Income	10	10	10	10	10	10
Expenses:
Share-based compensation - administrative services fees	$13,680	9,360	9,360	19,915	12,000	18,720
Total Expenses	13,680	9,360	9,360	19,915	12,000	18,720
Net Income/(Loss)	$(13,670)	(9,350)	(9,350)	(19,905)	(11,990)	(18,710)

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$(0.31)	(0.31)	(0.31)	(0.33)	(0.31)	(0.31)
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	44,457	30,589	30,589	61,229	38,900	61,128

F-57

Target Issuer Financials

Historical Statement of Operations

For the period from January 1, 2025 through December 31, 2025

(Unaudited)

	Masterworks 189	Masterworks 194	Masterworks 286	Consolidated
Income:
Royalties	$10	10	-	440
Total Income	10	10	-	440
Expenses:
Share-based compensation - administrative services fees	$21,120	8,640	71,520	1,276,393
Total Expenses	21,120	8,640	71,520	1,276,393
Net Income/(Loss)	$(21,110)	(8,630)	(71,520)	(1,275,953)

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$(0.30)	(0.31)	(0.30)	-
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	69,488	27,986	238,098	4,105,917

F-58

Target Issuer Financials

Historical Statement of Operations

For the period from January 1, 2024 through December 31, 2024

(Unaudited)

	Masterworks 136	Masterworks 142	Masterworks 144	Masterworks 145	Masterworks 146	Masterworks 147
Income:
Royalties	$10	10	10	10	10	10
Gain on sale of artwork	-	-	-	-	-	-
Total Income	10	10	10	10	10	10
Expenses:
Share-based compensation - administrative services fees	$33,840	28,320	9,600	9,600	24,480	28,560
Total Expenses	33,840	28,320	9,600	9,600	24,480	28,560
Net Income/(Loss)	$(33,830)	(28,310)	(9,590)	(9,590)	(24,470)	(28,550)

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$(0.31)	(0.31)	(0.31)	(0.31)	(0.31)	(0.31)
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	109,358	91,184	30,620	30,620	79,276	92,922

F-59

Target Issuer Financials

Historical Statement of Operations

For the period from January 1, 2024 through December 31, 2024

(Unaudited)

	Masterworks 149	Masterworks 150	Masterworks 152	Masterworks 153	Masterworks 154	Masterworks 155
Income:
Royalties	$10	10	10	10	10	10
Gain on sale of artwork	-	-	-	-	-	-
Total Income	10	10	10	10	10	10
Expenses:
Share-based compensation - administrative services fees	$129,199	18,000	11,040	20,823	25,680	18,720
Total Expenses	129,199	18,000	11,040	20,823	25,680	18,720
Net Income/(Loss)	$(129,189)	(17,990)	(11,030)	(20,813)	(25,670)	(18,710)

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$(0.32)	(0.31)	(0.31)	(0.32)	(0.31)	(0.31)
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	409,926	57,950	35,548	65,580	83,366	60,114

F-60

Target Issuer Financials

Historical Statement of Operations

For the period from January 1, 2024 through December 31, 2024

(Unaudited)

	Masterworks 156	Masterworks 157	Masterworks 158	Masterworks 159	Masterworks 160	Masterworks 161
Income:
Royalties	$10	10	10	10	10	10
Gain on sale of artwork	-	-	-	-	-	-
Total Income	10	10	10	10	10	10
Expenses:
Share-based compensation - administrative services fees	$56,084	16,800	11,546	27,822	19,440	177,471
Total Expenses	56,084	16,800	11,546	27,822	19,440	177,471
Net Income/(Loss)	$(56,074)	(16,790)	(11,536)	(27,812)	(19,430)	(177,461)

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$(0.31)	(0.31)	(0.34)	(0.32)	(0.31)	(0.31)
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	180,366	54,660	34,422	88,032	62,878	573,932

F-61

Target Issuer Financials

Historical Statement of Operations

For the period from January 1, 2024 through December 31, 2024

(Unaudited)

	Masterworks 162	Masterworks 163	Masterworks 164	Masterworks 165	Masterworks 166	Masterworks 167
Income:
Royalties	$10	10	10	10	10	10
Gain on sale of artwork	-	-	-	-	-	-
Total Income	10	10	10	10	10	10
Expenses:
Share-based compensation - administrative services fees	$16,800	9,360	42,240	15,360	32,160	45,120
Total Expenses	16,800	9,360	42,240	15,360	32,160	45,120
Net Income/(Loss)	$(16,790)	(9,350)	(42,230)	(15,350)	(32,150)	(45,110)

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$(0.31)	(0.31)	(0.31)	(0.31)	(0.31)	(0.31)
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	54,660	30,082	136,638	49,182	103,842	147,144

F-62

Target Issuer Financials

Historical Statement of Operations

For the period from January 1, 2024 through December 31, 2024

(Unaudited)

	Masterworks 168	Masterworks 169	Masterworks 170	Masterworks 171	Masterworks 172	Masterworks 173
Income:
Royalties	$10	10	10	10	10	10
Gain on sale of artwork	-	-	-	-	-	-
Total Income	10	10	10	10	10	10
Expenses:
Share-based compensation - administrative services fees	$11,760	14,400	23,760	13,680	23,760	25,064
Total Expenses	11,760	14,400	23,760	13,680	23,760	25,064
Net Income/(Loss)	$(11,750)	(14,390)	(23,750)	(13,670)	(23,750)	(25,054)

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$(0.31)	(0.31)	(0.31)	(0.31)	(0.31)	(0.33)
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	37,862	46,480	76,512	44,216	76,512	76,512

F-63

Target Issuer Financials

Historical Statement of Operations

For the period from January 1, 2024 through December 31, 2024

(Unaudited)

	Masterworks 174	Masterworks 175	Masterworks 176	Masterworks 177	Masterworks 178	Masterworks 179
Income:
Royalties	$10	10	10	10	10	10
Gain on sale of artwork	-	-	-	-	-	-
Total Income	10	10	10	10	10	10
Expenses:
Share-based compensation - administrative services fees	$7,440	12,480	23,849	23,520	35,280	28,800
Total Expenses	7,440	12,480	23,849	23,520	35,280	28,800
Net Income/(Loss)	$(7,430)	(12,470)	(23,839)	(23,510)	(35,270)	(28,790)

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$(0.31)	(0.31)	(0.31)	(0.31)	(0.31)	(0.31)
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	23,828	40,176	77,062	76,524	114,786	92,910

F-64

Target Issuer Financials

Historical Statement of Operations

For the period from January 1, 2024 through December 31, 2024

(Unaudited)

	Masterworks 180	Masterworks 182	Masterworks 183	Masterworks 185	Masterworks 187	Masterworks 188
Income:
Royalties	$10	10	10	10	10	10
Gain on sale of artwork	-	-	-	-	-	-
Total Income	10	10	10	10	10	10
Expenses:
Share-based compensation - administrative services fees	$13,440	9,360	9,360	19,071	11,760	18,632
Total Expenses	13,440	9,360	9,360	19,071	11,760	18,632
Net Income/(Loss)	$(13,430)	(9,350)	(9,350)	(19,061)	(11,750)	(18,622)

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$(0.31)	(0.31)	(0.31)	(0.32)	(0.31)	(0.31)
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	43,728	30,082	30,082	60,226	38,262	60,126

F-65

Target Issuer Financials

Historical Statement of Operations

For the period from January 1, 2024 through December 31, 2024

(Unaudited)

	Masterworks 189	Masterworks 194	Masterworks 286	Consolidated
Income:
Royalties	$10	10	10	450
Gain on sale of artwork	-	-	-	-
Total Income	10	10	10	450
Expenses:
Share-based compensation - administrative services fees	$20,880	8,400	10,500	1,193,262
Total Expenses	20,880	8,400	10,500	1,193,262
Net Income/(Loss)	$(20,870)	(8,390)	(10,490)	(1,192,812)

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$(0.31)	(0.30)	(0.08)	-
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	68,356	27,530	136,460	3,940,534

F-66

Masterworks Vault 17, LLC

Pro Forma Consolidated Balance Sheet

As of December 31, 2025

(Unaudited)

	Series 136	Series 142	Series 144	Series 145	Series 146	Series 147
ASSETS
Current Assets:
Cash and Cash Equivalents	$140	140	140	140	130	140
Total Current Assets	140	140	140	140	130	140
Artwork	2,000,800	1,668,480	560,000	560,000	1,450,000	1,700,000
Total Assets	$2,000,940	1,668,620	560,140	560,140	1,450,130	1,700,140
MEMBERS’ EQUITY
Members’ Equity:
Total Members’ Equity	$2,000,940	1,668,620	560,140	560,140	1,450,130	1,700,140

Noncontrolling interests in consolidated subsidiary	68,160	57,120	19,200	19,200	49,440	57,600
Members’ Equity	1,932,780	1,611,500	540,940	540,940	1,400,690	1,642,540

Total Members’ Equity	$2,000,940	1,668,620	560,140	560,140	1,450,130	1,700,140

F-67

Masterworks Vault 17, LLC

Pro Forma Consolidated Balance Sheet

As of December 31, 2025

(Unaudited)

	Series 149	Series 150	Series 152	Series 153	Series 154	Series 155
ASSETS
Current Assets:
Cash and Cash Equivalents	$130	140	140	140	140	140
Total Current Assets	130	140	140	140	140	140
Artwork	7,500,000	1,060,500	650,000	1,200,000	1,525,000	1,100,000
Total Assets	$7,500,130	1,060,640	650,140	1,200,140	1,525,140	1,100,140
MEMBERS’ EQUITY
Members’ Equity:
Total Members’ Equity	$7,500,130	1,060,640	650,140	1,200,140	1,525,140	1,100,140

Noncontrolling interests in consolidated subsidiary	261,933	36,240	22,320	44,007	51,840	37,680
Members’ Equity	7,238,197	1,024,400	627,820	1,156,133	1,473,300	1,062,460

Total Members’ Equity	$7,500,130	1,060,640	650,140	1,200,140	1,525,140	1,100,140

F-68

Masterworks Vault 17, LLC

Pro Forma Consolidated Balance Sheet

As of December 31, 2025

(Unaudited)

	Series 156	Series 157	Series 158	Series 159	Series 160	Series 161
ASSETS
Current Assets:
Cash and Cash Equivalents	$140	130	140	140	140	140
Total Current Assets	140	130	140	140	140	140
Artwork	3,300,000	1,000,000	630,000	1,621,450	1,150,000	10,501,000
Total Assets	$3,300,140	1,000,130	630,140	1,621,590	1,150,140	10,501,140
MEMBERS’ EQUITY
Members’ Equity:
Total Members’ Equity	$3,300,140	1,000,130	630,140	1,621,590	1,150,140	10,501,140

Noncontrolling interests in consolidated subsidiary	112,724	33,840	23,003	57,060	39,120	357,711
Members’ Equity	3,187,416	966,290	607,137	1,564,530	1,111,020	10,143,429

Total Members’ Equity	$3,300,140	1,000,130	630,140	1,621,590	1,150,140	10,501,140

F-69

Masterworks Vault 17, LLC

Pro Forma Consolidated Balance Sheet

As of December 31, 2025

(Unaudited)

	Series 162	Series 163	Series 164	Series 165	Series 166	Series 167
ASSETS
Current Assets:
Cash and Cash Equivalents	$130	140	130	140	140	130
Total Current Assets	130	140	130	140	140	130
Artwork	1,000,000	550,000	2,500,000	900,000	1,900,000	2,692,332
Total Assets	$1,000,130	550,140	2,500,130	900,140	1,900,140	2,692,462
MEMBERS’ EQUITY
Members’ Equity:
Total Members’ Equity	$1,000,130	550,140	2,500,130	900,140	1,900,140	2,692,462

Noncontrolling interests in consolidated subsidiary	33,840	18,720	85,200	30,720	64,800	90,820
Members’ Equity	966,290	531,420	2,414,930	869,420	1,835,340	2,601,642

Total Members’ Equity	$1,000,130	550,140	2,500,130	900,140	1,900,140	2,692,462

F-70

Masterworks Vault 17, LLC

Pro Forma Consolidated Balance Sheet

As of December 31, 2025

(Unaudited)

	Series 168	Series 169	Series 170	Series 171	Series 172	Series 173
ASSETS
Current Assets:
Cash and Cash Equivalents	$130	140	130	130	140	140
Total Current Assets	130	140	130	130	140	140
Artwork	693,000	850,000	1,400,000	809,112	1,400,000	1,400,000
Total Assets	$693,130	850,140	1,400,130	809,242	1,400,140	1,400,140
MEMBERS’ EQUITY
Members’ Equity:
Total Members’ Equity	$693,130	850,140	1,400,130	809,242	1,400,140	1,400,140

Noncontrolling interests in consolidated subsidiary	23,760	29,040	47,760	27,600	47,760	51,248
Members’ Equity	669,370	821,100	1,352,370	781,642	1,352,380	1,348,892

Total Members’ Equity	$693,130	850,140	1,400,130	809,242	1,400,140	1,400,140

F-71

Masterworks Vault 17, LLC

Pro Forma Consolidated Balance Sheet

As of December 31, 2025

(Unaudited)

	Series 174	Series 175	Series 176	Series 177	Series 178	Series 179
ASSETS
Current Assets:
Cash and Cash Equivalents	$130	130	140	130	130	140
Total Current Assets	130	130	140	130	130	140
Artwork	436,136	735,000	1,410,000	1,400,000	2,100,000	1,700,000
Total Assets	$436,266	735,130	1,410,140	1,400,130	2,100,130	1,700,140
MEMBERS’ EQUITY
Members’ Equity:
Total Members’ Equity	$436,266	735,130	1,410,140	1,400,130	2,100,130	1,700,140

Noncontrolling interests in consolidated subsidiary	14,880	24,960	47,809	47,520	71,000	58,080
Members’ Equity	421,386	710,170	1,362,331	1,352,610	2,029,130	1,642,060

Total Members’ Equity	$436,266	735,130	1,410,140	1,400,130	2,100,130	1,700,140

F-72

Masterworks Vault 17, LLC

Pro Forma Consolidated Balance Sheet

As of December 31, 2025

(Unaudited)

	Series 180	Series 182	Series 183	Series 185	Series 187	Series 188
ASSETS
Current Assets:
Cash and Cash Equivalents	$140	130	130	140	130	130
Total Current Assets	140	130	130	140	130	130
Artwork	800,000	550,000	550,000	1,102,000	700,000	1,100,000
Total Assets	$800,140	550,130	550,130	1,102,140	700,130	1,100,130
MEMBERS’ EQUITY
Members’ Equity:
Total Members’ Equity	$800,140	550,130	550,130	1,102,140	700,130	1,100,130

Noncontrolling interests in consolidated subsidiary	27,120	18,720	18,720	38,986	23,760	37,352
Members’ Equity	773,020	531,410	531,410	1,063,154	676,370	1,062,778

Total Members’ Equity	$800,140	550,130	550,130	1,102,140	700,130	1,100,130

F-73

Masterworks Vault 17, LLC

Pro Forma Consolidated Balance Sheet

As of December 31, 2025

(Unaudited)

	Series 189	Series 194	Series 286	Consolidated
ASSETS
Current Assets:
Cash and Cash Equivalents	$130	130	120	6,090
Total Current Assets	130	130	120	6,090
Artwork	1,250,000	504,000	4,285,000	73,893,811
Total Assets	$1,250,130	504,130	4,285,120	73,899,900
MEMBERS’ EQUITY
Members’ Equity:
Total Members’ Equity	$1,250,130	504,130	4,285,120	73,899,900

Noncontrolling interests in consolidated subsidiary	42,000	17,040	70,460	2,457,874
Members’ Equity	1,208,130	487,090	4,214,660	71,442,026

Total Members’ Equity	$1,250,130	504,130	4,285,120	73,899,900

F-74

Masterworks Vault 17, LLC

Pro Forma Consolidated Balance Sheet

As of December 31, 2024

(Unaudited)

	Series 136	Series 142	Series 144	Series 145	Series 146	Series 147
ASSETS
Current Assets:
Cash and Cash Equivalents	$130	130	130	130	120	130
Total Current Assets	130	130	130	130	120	130
Artwork	2,000,800	1,668,480	560,000	560,000	1,450,000	1,700,000
Total Assets	$2,000,930	1,668,610	560,130	560,130	1,450,120	1,700,130
MEMBERS’ EQUITY
Members’ Equity:
Total Members’ Equity	$2,000,930	1,668,610	560,130	560,130	1,450,120	1,700,130

Noncontrolling interests in consolidated subsidiary	33,840	28,320	9,600	9,600	24,480	28,560
Members’ Equity	1,967,090	1,640,290	550,530	550,530	1,425,640	1,671,570

Total Members’ Equity	$2,000,930	1,668,610	560,130	560,130	1,450,120	1,700,130

F-75

Masterworks Vault 17, LLC

Pro Forma Consolidated Balance Sheet

As of December 31, 2024

(Unaudited)

	Series 149	Series 150	Series 152	Series 153	Series 154	Series 155
ASSETS
Current Assets:
Cash and Cash Equivalents	$120	130	130	130	130	130
Total Current Assets	120	130	130	130	130	130
Artwork	7,500,000	1,060,500	650,000	1,200,000	1,525,000	1,100,000
Total Assets	$7,500,120	1,060,630	650,130	1,200,130	1,525,130	1,100,130
MEMBERS’ EQUITY
Members’ Equity:
Total Members’ Equity	$7,500,120	1,060,630	650,130	1,200,130	1,525,130	1,100,130

Noncontrolling interests in consolidated subsidiary	129,199	18,000	11,040	20,823	25,680	18,720
Members’ Equity	7,370,921	1,042,630	639,090	1,179,307	1,499,450	1,081,410

Total Members’ Equity	$7,500,120	1,060,630	650,130	1,200,130	1,525,130	1,100,130

F-76

Masterworks Vault 17, LLC

Pro Forma Consolidated Balance Sheet

As of December 31, 2024

(Unaudited)

	Series 156	Series 157	Series 158	Series 159	Series 160	Series 161
ASSETS
Current Assets:
Cash and Cash Equivalents	$130	120	130	130	130	130
Total Current Assets	130	120	130	130	130	130
Artwork	3,300,000	1,000,000	630,000	1,621,450	1,150,000	10,501,000
Total Assets	$3,300,130	1,000,120	630,130	1,621,580	1,150,130	10,501,130
MEMBERS’ EQUITY
Members’ Equity:
Total Members’ Equity	$3,300,130	1,000,120	630,130	1,621,580	1,150,130	10,501,130

Noncontrolling interests in consolidated subsidiary	56,084	16,800	11,546	27,822	19,440	177,471
Members’ Equity	3,244,046	983,320	618,584	1,593,758	1,130,690	10,323,659

Total Members’ Equity	$3,300,130	1,000,120	630,130	1,621,580	1,150,130	10,501,130

F-77

Masterworks Vault 17, LLC

Pro Forma Consolidated Balance Sheet

As of December 31, 2024

(Unaudited)

	Series 162	Series 163	Series 164	Series 165	Series 166	Series 167
ASSETS
Current Assets:
Cash and Cash Equivalents	$120	130	120	130	130	120
Total Current Assets	120	130	120	130	130	120
Artwork	1,000,000	550,000	2,500,000	900,000	1,900,000	2,692,332
Total Assets	$1,000,120	550,130	2,500,120	900,130	1,900,130	2,692,452
MEMBERS’ EQUITY
Members’ Equity:
Total Members’ Equity	$1,000,120	550,130	2,500,120	900,130	1,900,130	2,692,452

Noncontrolling interests in consolidated subsidiary	16,800	9,360	42,240	15,360	32,160	45,120
Members’ Equity	983,320	540,770	2,457,880	884,770	1,867,970	2,647,332

Total Members’ Equity	$1,000,120	550,130	2,500,120	900,130	1,900,130	2,692,452

F-78

Masterworks Vault 17, LLC

Pro Forma Consolidated Balance Sheet

As of December 31, 2024

(Unaudited)

	Series 168	Series 169	Series 170	Series 171	Series 172	Series 173
ASSETS
Current Assets:
Cash and Cash Equivalents	$120	130	120	120	130	130
Total Current Assets	120	130	120	120	130	130
Artwork	693,000	850,000	1,400,000	809,112	1,400,000	1,400,000
Total Assets	$693,120	850,130	1,400,120	809,232	1,400,130	1,400,130
MEMBERS’ EQUITY
Members’ Equity:
Total Members’ Equity	$693,120	850,130	1,400,120	809,232	1,400,130	1,400,130

Noncontrolling interests in consolidated subsidiary	11,760	14,400	23,760	13,680	23,760	25,064
Members’ Equity	681,360	835,730	1,376,360	795,552	1,376,370	1,375,066

Total Members’ Equity	$693,120	850,130	1,400,120	809,232	1,400,130	1,400,130

F-79

Masterworks Vault 17, LLC

Pro Forma Consolidated Balance Sheet

As of December 31, 2024

(Unaudited)

	Series 174	Series 175	Series 176	Series 177	Series 178	Series 179
ASSETS
Current Assets:
Cash and Cash Equivalents	$120	120	130	120	120	130
Total Current Assets	120	120	130	120	120	130
Artwork	436,136	735,000	1,410,000	1,400,000	2,100,000	1,700,000
Total Assets	$436,256	735,120	1,410,130	1,400,120	2,100,120	1,700,130
MEMBERS’ EQUITY
Members’ Equity:
Total Members’ Equity	$436,256	735,120	1,410,130	1,400,120	2,100,120	1,700,130

Noncontrolling interests in consolidated subsidiary	7,440	12,480	23,849	23,520	35,280	28,800
Members’ Equity	428,816	722,640	1,386,281	1,376,600	2,064,840	1,671,330

Total Members’ Equity	$436,256	735,120	1,410,130	1,400,120	2,100,120	1,700,130

F-80

Masterworks Vault 17, LLC

Pro Forma Consolidated Balance Sheet

As of December 31, 2024

(Unaudited)

	Series 180	Series 182	Series 183	Series 185	Series 187	Series 188
ASSETS
Current Assets:
Cash and Cash Equivalents	$130	120	120	130	120	120
Total Current Assets	130	120	120	130	120	120
Artwork	800,000	550,000	550,000	1,102,000	700,000	1,100,000
Total Assets	$800,130	550,120	550,120	1,102,130	700,120	1,100,120
MEMBERS’ EQUITY
Members’ Equity:
Total Members’ Equity	$800,130	550,120	550,120	1,102,130	700,120	1,100,120

Noncontrolling interests in consolidated subsidiary	13,440	9,360	9,360	19,071	11,760	18,632
Members’ Equity	786,690	540,760	540,760	1,083,059	688,360	1,081,488

Total Members’ Equity	$800,130	550,120	550,120	1,102,130	700,120	1,100,120

F-81

Masterworks Vault 17, LLC

Pro Forma Consolidated Balance Sheet

As of December 31, 2024

(Unaudited)

	Series 189	Series 194	Series 286	Consolidated
ASSETS
Current Assets:
Cash and Cash Equivalents	$120	120	120	5,650
Total Current Assets	120	120	120	5,650
Artwork	1,250,000	504,000	4,285,000	73,893,811
Total Assets	$1,250,120	504,120	4,285,120	73,899,461
MEMBERS’ EQUITY
Members’ Equity:
Total Members’ Equity	$1,250,120	504,120	4,285,120	73,899,461

Noncontrolling interests in consolidated subsidiary	20,880	8,400	10,500	1,193,261
Members’ Equity	1,229,240	495,720	4,274,620	72,706,200

Total Members’ Equity	$1,250,120	504,120	4,285,120	73,899,461

F-82

Masterworks Vault 17, LLC

Pro Forma Consolidated Statement of Operations

For the period from January 1, 2025 through December 31, 2025

(Unaudited)

	Series 136	Series 142	Series 144	Series 145	Series 146	Series 147
Income:
Royalties	$10	10	10	10	10	10
Total Income	10	10	10	10	10	10
Expenses:
Share-based compensation - administrative services fees	$34,320	28,800	9,600	9,600	24,960	29,040
Total Expenses	34,320	28,800	9,600	9,600	24,960	29,040
Net Income/(Loss)	$(34,310)	(28,790)	(9,590)	(9,590)	(24,950)	(29,030)

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$(0.31)	(0.31)	(0.31)	(0.31)	(0.31)	(0.31)
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	111,193	92,720	31,140	31,140	80,604	94,471

F-83

Masterworks Vault 17, LLC

Pro Forma Consolidated Statement of Operations

For the period from January 1, 2025 through December 31, 2025

(Unaudited)

	Series 149	Series 150	Series 152	Series 153	Series 154	Series 155
Income:
Royalties	$10	10	10	10	10	10
Total Income	10	10	10	10	10	10
Expenses:
Share-based compensation - administrative services fees	$132,734	18,240	11,280	23,184	26,160	18,960
Total Expenses	132,734	18,240	11,280	23,184	26,160	18,960
Net Income/(Loss)	$(132,724)	(18,230)	(11,270)	(23,174)	(26,150)	(18,950)

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$(0.32)	(0.31)	(0.31)	(0.35)	(0.31)	(0.31)
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	416,785	58,926	36,147	66,686	84,759	61,129

F-84

Masterworks Vault 17, LLC

Pro Forma Consolidated Statement of Operations

For the period from January 1, 2025 through December 31, 2025

(Unaudited)

	Series 156	Series 157	Series 158	Series 159	Series 160	Series 161
Income:
Royalties	$10	10	10	10	10	10
Total Income	10	10	10	10	10	10
Expenses:
Share-based compensation - administrative services fees	$56,640	17,040	11,457	29,239	19,680	180,240
Total Expenses	56,640	17,040	11,457	29,239	19,680	180,240
Net Income/(Loss)	$(56,630)	(17,030)	(11,447)	(29,229)	(19,670)	(180,230)

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$(0.31)	(0.31)	(0.33)	(0.33)	(0.31)	(0.31)
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	183,386	55,571	34,995	89,515	63,932	583,551

F-85

Masterworks Vault 17, LLC

Pro Forma Consolidated Statement of Operations

For the period from January 1, 2025 through December 31, 2025

(Unaudited)

	Series 162	Series 163	Series 164	Series 165	Series 166	Series 167
Income:
Royalties	$10	10	10	10	10	10
Total Income	10	10	10	10	10	10
Expenses:
Share-based compensation - administrative services fees	$17,040	9,360	42,960	15,360	32,640	45,840
Total Expenses	17,040	9,360	42,960	15,360	32,640	45,840
Net Income/(Loss)	$(17,030)	(9,350)	(42,950)	(15,350)	(32,630)	(45,830)

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$(0.31)	(0.31)	(0.31)	(0.31)	(0.31)	(0.31)
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	55,571	30,589	138,929	50,014	105,586	149,591

F-86

Masterworks Vault 17, LLC

Pro Forma Consolidated Statement of Operations

For the period from January 1, 2025 through December 31, 2025

(Unaudited)

	Series 168	Series 169	Series 170	Series 171	Series 172	Series 173
Income:
Royalties	$10	10	10	10	10	10
Total Income	10	10	10	10	10	10
Expenses:
Share-based compensation - administrative services fees	$12,000	14,640	24,000	13,920	24,000	26,184
Total Expenses	12,000	14,640	24,000	13,920	24,000	26,184
Net Income/(Loss)	$(11,990)	(14,630)	(23,990)	(13,910)	(23,990)	(26,174)

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$(0.31)	(0.31)	(0.31)	(0.31)	(0.31)	(0.34)
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	38,500	47,261	77,800	44,958	77,800	77,800

F-87

Masterworks Vault 17, LLC

Pro Forma Consolidated Statement of Operations

For the period from January 1, 2025 through December 31, 2025

(Unaudited)

	Series 174	Series 175	Series 176	Series 177	Series 178	Series 179
Income:
Royalties	$10	10	10	10	10	10
Total Income	10	10	10	10	10	10
Expenses:
Share-based compensation - administrative services fees	$7,440	12,480	24,000	24,000	35,760	29,280
Total Expenses	7,440	12,480	24,000	24,000	35,760	29,280
Net Income/(Loss)	$(7,430)	(12,470)	(23,990)	(23,990)	(35,750)	(29,270)

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$(0.31)	(0.31)	(0.31)	(0.31)	(0.31)	(0.31)
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	24,231	40,852	78,350	77,800	116,699	94,472

F-88

Masterworks Vault 17, LLC

Pro Forma Consolidated Statement of Operations

For the period from January 1, 2025 through December 31, 2025

(Unaudited)

	Series 180	Series 182	Series 183	Series 185	Series 187	Series 188
Income:
Royalties	$10	10	10	10	10	10
Total Income	10	10	10	10	10	10
Expenses:
Share-based compensation - administrative services fees	$13,680	9,360	9,360	19,915	12,000	18,720
Total Expenses	13,680	9,360	9,360	19,915	12,000	18,720
Net Income/(Loss)	$(13,670)	(9,350)	(9,350)	(19,905)	(11,990)	(18,710)

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$(0.31)	(0.31)	(0.31)	(0.33)	(0.31)	(0.31)
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	44,457	30,589	30,589	61,229	38,900	61,128

F-89

Masterworks Vault 17, LLC

Pro Forma Consolidated Statement of Operations

For the period from January 1, 2025 through December 31, 2025

(Unaudited)

	Series 189	Series 194	Series 286	Consolidated
Income:
Royalties	$10	10	-	440
Total Income	10	10	-	440
Expenses:
Share-based compensation - administrative services fees	$21,120	8,640	71,520	1,276,393
Total Expenses	21,120	8,640	71,520	1,276,393
Net Income/(Loss)	$(21,110)	(8,630)	(71,520)	(1,275,953)

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$(0.30)	(0.31)	(0.30)	-
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	69,488	27,986	238,098	4,105,917

F-90

Masterworks Vault 17, LLC

Pro Forma Consolidated Statement of Operations

For the period from January 1, 2024 through December 31, 2024

(Unaudited)

	Series 136	Series 142	Series 144	Series 145	Series 146	Series 147
Income:
Royalties	$10	10	10	10	10	10
Gain on sale of artwork	-	-	-	-	-	-
Total Income	10	10	10	10	10	10
Expenses:
Share-based compensation - administrative services fees	$33,840	28,320	9,600	9,600	24,480	28,560
Total Expenses	33,840	28,320	9,600	9,600	24,480	28,560
Net Income/(Loss)	$(33,830)	(28,310)	(9,590)	(9,590)	(24,470)	(28,550)

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$(0.31)	(0.31)	(0.31)	(0.31)	(0.31)	(0.31)
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	109,358	91,184	30,620	30,620	79,276	92,922

F-91

Masterworks Vault 17, LLC

Pro Forma Consolidated Statement of Operations

For the period from January 1, 2024 through December 31, 2024

(Unaudited)

	Series 149	Series 150	Series 152	Series 153	Series 154	Series 155
Income:
Royalties	$10	10	10	10	10	10
Gain on sale of artwork	-	-	-	-	-	-
Total Income	10	10	10	10	10	10
Expenses:
Share-based compensation - administrative services fees	$129,199	18,000	11,040	20,823	25,680	18,720
Total Expenses	129,199	18,000	11,040	20,823	25,680	18,720
Net Income/(Loss)	$(129,189)	(17,990)	(11,030)	(20,813)	(25,670)	(18,710)

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$(0.32)	(0.31)	(0.31)	(0.32)	(0.31)	(0.31)
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	409,926	57,950	35,548	65,580	83,366	60,114

F-92

Masterworks Vault 17, LLC

Pro Forma Consolidated Statement of Operations

For the period from January 1, 2024 through December 31, 2024

(Unaudited)

	Series 156	Series 157	Series 158	Series 159	Series 160	Series 161
Income:
Royalties	$10	10	10	10	10	10
Gain on sale of artwork	-	-	-	-	-	-
Total Income	10	10	10	10	10	10
Expenses:
Share-based compensation - administrative services fees	$56,084	16,800	11,546	27,822	19,440	177,471
Total Expenses	56,084	16,800	11,546	27,822	19,440	177,471
Net Income/(Loss)	$(56,074)	(16,790)	(11,536)	(27,812)	(19,430)	(177,461)

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$(0.31)	(0.31)	(0.34)	(0.32)	(0.31)	(0.31)
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	180,366	54,660	34,422	88,032	62,878	573,932

F-93

Masterworks Vault 17, LLC

Pro Forma Consolidated Statement of Operations

For the period from January 1, 2024 through December 31, 2024

(Unaudited)

	Series 162	Series 163	Series 164	Series 165	Series 166	Series 167
Income:
Royalties	$10	10	10	10	10	10
Gain on sale of artwork	-	-	-	-	-	-
Total Income	10	10	10	10	10	10
Expenses:
Share-based compensation - administrative services fees	$16,800	9,360	42,240	15,360	32,160	45,120
Total Expenses	16,800	9,360	42,240	15,360	32,160	45,120
Net Income/(Loss)	$(16,790)	(9,350)	(42,230)	(15,350)	(32,150)	(45,110)

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$(0.31)	(0.31)	(0.31)	(0.31)	(0.31)	(0.31)
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	54,660	30,082	136,638	49,182	103,842	147,144

F-94

Masterworks Vault 17, LLC

Pro Forma Consolidated Statement of Operations

For the period from January 1, 2024 through December 31, 2024

(Unaudited)

	Series 168	Series 169	Series 170	Series 171	Series 172	Series 173
Income:
Royalties	$10	10	10	10	10	10
Gain on sale of artwork	-	-	-	-	-	-
Total Income	10	10	10	10	10	10
Expenses:
Share-based compensation - administrative services fees	$11,760	14,400	23,760	13,680	23,760	25,064
Total Expenses	11,760	14,400	23,760	13,680	23,760	25,064
Net Income/(Loss)	$(11,750)	(14,390)	(23,750)	(13,670)	(23,750)	(25,054)

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$(0.31)	(0.31)	(0.31)	(0.31)	(0.31)	(0.33)
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	37,862	46,480	76,512	44,216	76,512	76,512

F-95

Masterworks Vault 17, LLC

Pro Forma Consolidated Statement of Operations

For the period from January 1, 2024 through December 31, 2024

(Unaudited)

	Series 174	Series 175	Series 176	Series 177	Series 178	Series 179
Income:
Royalties	$10	10	10	10	10	10
Gain on sale of artwork	-	-	-	-	-	-
Total Income	10	10	10	10	10	10
Expenses:
Share-based compensation - administrative services fees	$7,440	12,480	23,849	23,520	35,280	28,800
Total Expenses	7,440	12,480	23,849	23,520	35,280	28,800
Net Income/(Loss)	$(7,430)	(12,470)	(23,839)	(23,510)	(35,270)	(28,790)

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$(0.31)	(0.31)	(0.31)	(0.31)	(0.31)	(0.31)
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	23,828	40,176	77,062	76,524	114,786	92,910

F-96

Masterworks Vault 17, LLC

Pro Forma Consolidated Statement of Operations

For the period from January 1, 2024 through December 31, 2024

(Unaudited)

	Series 180	Series 182	Series 183	Series 185	Series 187	Series 188
Income:
Royalties	$10	10	10	10	10	10
Gain on sale of artwork	-	-	-	-	-	-
Total Income	10	10	10	10	10	10
Expenses:
Share-based compensation - administrative services fees	$13,440	9,360	9,360	19,071	11,760	18,632
Total Expenses	13,440	9,360	9,360	19,071	11,760	18,632
Net Income/(Loss)	$(13,430)	(9,350)	(9,350)	(19,061)	(11,750)	(18,622)

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$(0.31)	(0.31)	(0.31)	(0.32)	(0.31)	(0.31)
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	43,728	30,082	30,082	60,226	38,262	60,126

F-97

Masterworks Vault 17, LLC

Pro Forma Consolidated Statement of Operations

For the period from January 1, 2024 through December 31, 2024

(Unaudited)

	Series 189	Series 194	Series 286	Consolidated
Income:
Royalties	$10	10	10	450
Gain on sale of artwork	-	-	-	-
Total Income	10	10	10	450
Expenses:
Share-based compensation - administrative services fees	$20,880	8,400	10,500	1,193,262
Total Expenses	20,880	8,400	10,500	1,193,262
Net Income/(Loss)	$(20,870)	(8,390)	(10,490)	(1,192,812)

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$(0.31)	(0.30)	(0.08)	-
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	68,356	27,530	136,460	3,940,534

F-98

PART III – EXHIBITS

Index to Exhibits

Exhibit
No.	Exhibit Description

2.1	Certificate of Formation of Masterworks Vault 17, LLC filed with Delaware Secretary of State on November 18, 2024.*

2.2	Form of Certificate of Conversion of Masterworks Vault 17, LLC filed with Delaware Secretary of State*

2.3	Form of Certificate of Conversion of Masterworks Vault 17, LLC filed with Texas Secretary of State*

2.4	Form of Plan of Conversion (included in Exhibit 2.3).*

2.5	Form of Certificate of Formation of Masterworks Vault 17, LLC filed with Texas Secretary of State*

2.6	Form of Certificate of Conversion of Masterworks Vault 17, LLC filed with Texas Secretary of State*

2.7	Form of Certificate of Conversion of Masterworks Vault 17, LLC filed with Delaware Secretary of State*

2.8	Form of Certificate of Formation of Masterworks Vault 17, LLC filed with Delaware Secretary of State*

2.9	Form of Amended and Restated Operating Agreement of Masterworks Vault 17, LLC.*

3.1	Form of Series Designation (included in Exhibit 2.9).*

4.1	Form of Subscription Agreement*

6.1	Amended and Restated Memorandum and Articles of Association of Masterworks Cayman, SPC.*

6.2	Form of Designation of SPC Ordinary Shares and SPC Preferred Shares.*

6.3	Form of Assignment and Assumption Agreement*

6.4	Form of Agreement and Plan of Merger*

10.1	Power of Attorney (included on signature page).*

11.1	Consent of AGD Legal, S. C.**

11.2	Consent of Joshua B. Goldstein, Esq., General Counsel of Masterworks, LLC (included in Exhibit 12.1).*

12.1	Opinion of Joshua B. Goldstein, Esq., General Counsel of Masterworks, LLC.*

*	Filed herewith

**	To be filed by amendment, as applicable

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SIGNATURES

Pursuant to the requirements of Regulation A, the registrant has duly caused this Form 1-A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 23, 2026.

MASTERWORKS VAULT 17, LLC

By:	/s/ Joshua B. Goldstein
Joshua B. Goldstein
General Counsel and Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua B. Goldstein as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including all pre-qualification and post-qualification amendments) to this Form 1-A offering statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact and agent or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of Regulation A, this Form 1-A has been signed by the following persons in the capacities indicated on April 23, 2026.

Name	Title

/s/ Nigel S. Glenday	Chief Executive Officer of Masterworks Vault 17, LLC
Nigel S. Glenday	(Principal Executive Officer)

/s/ Nigel S. Glenday	Chief Financial Officer and Member of the Board of Managers of Masterworks Vault 17, LLC
Nigel S. Glenday	(Principal Financial Officer and Principal Accounting Officer)

/s/ Joshua B. Goldstein	General Counsel,
Joshua B. Goldstein	Secretary and Member of the Board of Managers of Masterworks Vault 17, LLC

/s/ Eli D. Broverman	Member of Board of Managers;
Eli D. Broverman	Independent Manager of Masterworks Vault 17, LLC

*By:	/s/ Joshua B. Goldstein
Joshua B. Goldstein
Attorney-in-fact

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